EXECUTION VERSION [[5828813]] SECURITIES PURCHASE AGREEMENT by and among RISER MERGER SUB, INC., as Purchaser, WHITE MOUNTAINS CATSKILL HOLDINGS, INC., as Holdings, WHITE MOUNTAINS HOLDINGS (LUXEMBOURG) S.À R.L., as the Holdings Seller and the Sellers’ Representative, the individuals set forth on the signature pages hereto, as the Management Sellers, and NSM INSURANCE HOLDCO, LLC, as the Company Dated as of May 9, 2022 [Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private and confidential.]

i [[5828813]] TABLE OF CONTENTS Page ARTICLE I Purchase and Sale; Closing SECTION 1.01. Purchase and Sale ........................................................................................... 1 SECTION 1.02. Closing ........................................................................................................... 2 SECTION 1.03. Transactions to Be Effected at the Closing ..................................................... 2 SECTION 1.04. Rollover ......................................................................................................... 4 SECTION 1.05. Withholding Taxes ......................................................................................... 4 SECTION 1.06. Purchase Price Adjustment ............................................................................. 4 SECTION 1.07. Escrow Agreement ....................................................................................... 12 ARTICLE II Representations and Warranties of Sellers SECTION 2.01. Organization, Standing and Power ................................................................ 12 SECTION 2.02. Authority; Execution and Delivery; Enforceability ....................................... 12 SECTION 2.03. No Conflicts; Consents ................................................................................. 13 SECTION 2.04. The Securities and the Company Units ......................................................... 14 SECTION 2.05. Brokers ........................................................................................................ 14 SECTION 2.06. Litigation ..................................................................................................... 14 ARTICLE III Representations and Warranties of Holdings SECTION 3.01. Organization, Standing and Power ................................................................ 14 SECTION 3.02. Authority; Execution and Delivery; Enforceability ....................................... 15 SECTION 3.03. No Conflicts; Consents ................................................................................. 15 SECTION 3.04. Assets and Liabilities.................................................................................... 16 SECTION 3.05. Taxes ........................................................................................................... 16 SECTION 3.06. Brokers ........................................................................................................ 18 SECTION 3.07. Litigation ..................................................................................................... 18 ARTICLE IV Representations and Warranties of the Company SECTION 4.01. Organization, Standing and Power ................................................................ 18 SECTION 4.02. Company Subsidiaries; Equity Interests ........................................................ 18 SECTION 4.03. Capital Structure .......................................................................................... 19 SECTION 4.04. Authority; Execution and Delivery; Enforceability ....................................... 20 SECTION 4.05. No Conflicts; Consents ................................................................................. 20

ii [[5828813]] SECTION 4.06. Financial Statements .................................................................................... 21 SECTION 4.07. Absence of Changes ..................................................................................... 22 SECTION 4.08. Real Property ............................................................................................... 22 SECTION 4.09. Taxes ........................................................................................................... 23 SECTION 4.10. Employee Benefits ....................................................................................... 25 SECTION 4.11. Litigation ..................................................................................................... 26 SECTION 4.12. Compliance with Applicable Laws ............................................................... 27 SECTION 4.13. Environmental Matters ................................................................................. 27 SECTION 4.14. Governmental Authorizations ....................................................................... 27 SECTION 4.15. Material Contracts ........................................................................................ 28 SECTION 4.16. Intellectual Property Rights .......................................................................... 31 SECTION 4.17. Anti-Corruption, Anti-Money Laundering, and Trade Compliance ............... 32 SECTION 4.18. Insurance ...................................................................................................... 33 SECTION 4.19. Brokers ........................................................................................................ 33 ARTICLE V Representations and Warranties of Purchaser SECTION 5.01. Organization, Standing and Power ................................................................ 33 SECTION 5.02. Authority; Execution and Delivery; Enforceability ....................................... 33 SECTION 5.03. No Conflicts; Consents ................................................................................. 34 SECTION 5.04. Brokers ........................................................................................................ 34 SECTION 5.05. Litigation ..................................................................................................... 34 SECTION 5.06. Solvency ...................................................................................................... 35 SECTION 5.07. Financing ..................................................................................................... 35 SECTION 5.08. Guarantee ..................................................................................................... 37 SECTION 5.09. CFIUS Foreign Person Status ....................................................................... 37 ARTICLE VI Covenants Relating to Conduct of Business SECTION 6.01. Operation of the Business of the Company and its Subsidiaries .................... 37 SECTION 6.02. Operation of the Business of Purchaser and its Subsidiaries .......................... 41 ARTICLE VII Additional Pre-Closing Agreements SECTION 7.01. Access to Information .................................................................................. 41 SECTION 7.02. Reasonable Best Efforts ............................................................................... 42 SECTION 7.03. Public Announcements; Third Party Contact ................................................ 46 SECTION 7.04. Affiliated Transactions ................................................................................. 46 SECTION 7.05. Resignations ................................................................................................. 47 SECTION 7.06. Third-Party Consents .................................................................................... 47 SECTION 7.07. Financing ..................................................................................................... 47

iii [[5828813]] ARTICLE VIII Additional Post-Closing Agreements SECTION 8.01. Access to Books and Records ....................................................................... 51 SECTION 8.02. Insurance ...................................................................................................... 52 SECTION 8.03. Benefits ........................................................................................................ 52 SECTION 8.04. Tax Matters .................................................................................................. 53 SECTION 8.05. Indemnification ............................................................................................ 55 SECTION 8.06. Logos and Information ................................................................................. 55 SECTION 8.07. Further Assurances ....................................................................................... 55 ARTICLE IX Conditions to Closing SECTION 9.01. Conditions to Each Party’s Obligations to Effect the Closing ................... 56 SECTION 9.02. Conditions to Obligations of Purchaser ......................................................... 56 SECTION 9.03. Conditions to Obligations of Sellers ............................................................. 58 SECTION 9.04. Frustration of Closing Conditions ................................................................. 58 ARTICLE X Termination, Amendment and Waiver SECTION 10.01. Termination .................................................................................................. 59 SECTION 10.02. Effect of Termination ................................................................................... 60 SECTION 10.03. Termination Fee ........................................................................................... 60 SECTION 10.04. Amendment .................................................................................................. 62 SECTION 10.05. Extension; Waiver ........................................................................................ 62 ARTICLE XI Survival of Representations, Warranties and Agreements SECTION 11.01. Non-Survival of Representations, Warranties and Agreements ..................... 62 SECTION 11.02. R&W Insurance; Exclusive Remedy............................................................. 62 ARTICLE XII General Provisions SECTION 12.01. Notices ......................................................................................................... 63 SECTION 12.02. Definitions ................................................................................................... 64 SECTION 12.03. Interpretation and Construction .................................................................... 80 SECTION 12.04. Severability .................................................................................................. 80 SECTION 12.05. Counterparts; Delivery ................................................................................. 81 SECTION 12.06. Entire Agreement; No Third-Party Beneficiaries .......................................... 81

iv [[5828813]] SECTION 12.07. Assignment .................................................................................................. 81 SECTION 12.08. Governing Law ............................................................................................ 81 SECTION 12.09. Specific Performance and Enforcement; Jurisdiction; Consent to Service of Process ........................................................................................ 81 SECTION 12.10. Fees, Costs and Expenses ............................................................................. 83 SECTION 12.11. Purchaser Acknowledgement ....................................................................... 83 SECTION 12.12. Affiliate Liability ......................................................................................... 84 SECTION 12.13. Legal Counsel Conflicts Waiver ................................................................... 85 SECTION 12.14. Annexes, Exhibits and Schedules ................................................................. 85 SECTION 12.15. The Sellers’ Representative .......................................................................... 85 SECTION 12.16. Concerning Debt Financing Sources ............................................................. 87 Annexes, Exhibits and Schedules [Omitted] EXHIBIT A – Form of Escrow Agreement EXHIBIT B – Form of Rollover Agreement EXHIBIT C – Form of Assignment Agreement EXHIBIT D – Form of Restrictive Covenants Agreement EXHIBIT E – Governance Term Sheet

1 [[5828813]] SECURITIES PURCHASE AGREEMENT This SECURITIES PURCHASE AGREEMENT, dated as of May 9, 2022 (this “Agreement”), is entered into by and among RISER MERGER SUB, INC., a Delaware corporation (“Purchaser”), WHITE MOUNTAINS CATSKILL HOLDINGS, INC., a Delaware corporation (“Holdings”), WHITE MOUNTAINS HOLDINGS (LUXEMBOURG) S.À R.L., a Luxembourg société à responsabilité limitée (the “Holdings Seller”; and also in its capacity as the Sellers’ Representative), the individuals set forth on the signature pages hereto (collectively, the “Management Sellers”; together with the Holdings Seller, the “Sellers” and each being a “Seller”), and NSM INSURANCE HOLDCO, LLC, a Delaware limited liability company (the “Company”). Defined terms used herein have the meanings set forth in Section 12.02. WHEREAS, the Holdings Seller is the sole and beneficial owner of all shares of capital stock of Holdings (the “Holdings Interests”), which represent 100% of the outstanding capital stock of Holdings, and Holdings owns 96.45% of the Series A Preferred Units of the Company (the “Holdings Preferred Units”); WHEREAS, the Management Sellers collectively own 3.55% of the Series A Preferred Units of the Company (collectively, the “Management Preferred Units”) and all of the Common Units of the Company (collectively, the “Management Common Units”; together with the Management Preferred Units, collectively, the “Management Units”; and the Holdings Interests, together with the Management Units (but excluding the Rollover Units), being the “Securities”); WHEREAS, Purchaser desires to purchase from each Seller, and each Seller desires to sell to Purchaser, all of the Securities, which represent, directly and indirectly through Holdings, all the issued and outstanding Series A Preferred Units of the Company and all the issued and outstanding Vested Common Units of the Company (collectively, the “Company Units”), each in accordance with and subject to the terms and conditions set forth herein; and WHEREAS, Purchaser and certain Management Sellers desire to engage in the rollover transactions contemplated by Section 1.04 with respect to the Rollover Units. NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt of and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, each party hereto hereby agrees as follows: ARTICLE I Purchase and Sale; Closing SECTION 1.01. Purchase and Sale. (a) On the terms and subject to the conditions of this Agreement, at the Closing, Sellers shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Sellers, the Securities for an aggregate purchase price of $1,775,000,000 (the “Purchase Price”), as follows (collectively, the “Purchase”):

2 [[5828813]] (i) the Holdings Seller shall sell, assign, transfer, convey and deliver to Purchaser, free and clear of all Liens (other than Specified Liens), and Purchaser shall purchase, acquire and accept from the Holdings Seller, all of the Holdings Seller’s rights, title and interest in the Holdings Interests; and (ii) each Management Seller shall sell, assign, transfer, convey and deliver to Purchaser, free and clear of all Liens (other than Specified Liens), and Purchaser shall purchase, acquire and accept from each such Management Seller, all of such Management Seller’s rights, title and interest in the Management Units (other than the Rollover Units). (b) The Purchase Price is payable as set forth below in Section 1.02, Section 1.03 and Section 1.04 and subject to adjustment as provided in Section 1.06. The Purchase and the other transactions contemplated hereby and by the Ancillary Documents, including the transactions relating to the Rollover Units specified in Section 1.04, are referred to in this Agreement as the “Transactions”. In no event shall Purchaser be required to pay more than the Closing Date Amount, as adjusted in accordance with Section 1.06, in respect of the Purchase Price. SECTION 1.02. Closing. The closing of the Purchase and the other transactions to be effected pursuant to Section 1.03 (the “Closing”) shall take place via electronic (including pdf, DocuSign or otherwise) exchange of documents at 10:00 a.m., Eastern time, on the third Business Day following the date of satisfaction (or, to the extent permitted by Law, waiver in writing by the party benefitting therefrom) of each of the conditions set forth in Article IX (other than those conditions that by their terms or nature are to be satisfied at the Closing but subject to the satisfaction or, to the extent permitted by Law, waiver in writing by the party or parties entitled to the benefits of those conditions, as of the Closing), or at such other place, time and date as shall be agreed in writing between Purchaser and the Sellers’ Representative. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”. SECTION 1.03. Transactions to Be Effected at the Closing. At the Closing: (a) The relevant Sellers shall deliver or cause to be delivered to Purchaser: (i) (A) an instrument of transfer for the Securities to be transferred by such Seller in the form attached hereto as Exhibit C and (B) solely in respect of the Holdings Interests that are certificated, if any, a certificate representing such Holdings Interests duly endorsed in blank or accompanied by an irrevocable stock power or other applicable instrument of transfer in the form reasonably acceptable to the Sellers’ Representative and Purchaser duly executed by the Holdings Seller, in blank form or in favor of the Purchaser; (ii) (A) Holdings shall deliver or cause to be delivered to Purchaser a duly executed certificate, dated as of the Closing Date, prepared in accordance with applicable Treasury Regulations promulgated under Sections 897 and 1445 of the Code, certifying that Holdings is not, and has not been for the relevant period described in Section 897(c)(1)(A)(ii) of the Code ending on the Closing Date, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code together with a notice to the IRS prepared in accordance with Treasury Regulations Section 1.897-2(h),

3 [[5828813]] (B) the Company will deliver or cause to be delivered to Purchaser a duly executed certificate that satisfies the requirements of U.S. Treasury Regulation Section 1.1445- 11T(d)(2) and (C) each Management Seller shall deliver or cause to be delivered to Purchaser a duly completed and executed IRS Form W-9 or applicable IRS Form W-8, as applicable; (iii) the Closing Certificates contemplated by Sections 9.02(a), Section 9.02(b), Section 9.02(c), Section 9.02(d), Section 9.02(e) and Section 9.02(f); (iv) a counterpart to the Escrow Agreement, duly executed by the Sellers’ Representative; and (v) any Affiliated Transactions Terminations. (b) Purchaser shall deliver or cause to be delivered to the Sellers’ Representative, on behalf of Sellers: (i) the Closing Certificates contemplated by Section 9.03(a) and Section 9.03(b); and (ii) a counterpart to the Escrow Agreement, duly executed by Purchaser. (c) Purchaser shall deliver or cause to be delivered to the Sellers’ Representative, on behalf of Sellers, payment, by wire transfer to one or more bank accounts designated in writing by the Sellers’ Representative (such designation to be made at least two Business Days prior to the Closing Date), in immediately available funds in an aggregate amount equal to the Closing Date Amount. The Closing Date Amount shall be allocated among Sellers in accordance with their respective Closing Date Seller Amounts. (d) Purchaser shall pay or cause to be paid all Indebtedness and related obligations of Holdings and its subsidiaries as set forth in the payoff documentation in respect of the Existing Credit Agreement (substantially final drafts of which shall be provided to Purchaser at least two Business Days prior to Closing, unless Purchaser otherwise agrees to a later time) providing that, upon the making of the payments specified in such payoff documentation, (i) all Liens in favor of the lenders of such Indebtedness shall be automatically terminated and released and (ii) Holdings and its subsidiaries shall be automatically released from their obligations with respect to such Indebtedness. (e) Purchaser shall pay or cause to be paid on behalf of Holdings and its subsidiaries the aggregate amount of the Closing Transaction Expenses, if any, pursuant to the written direction of the Sellers’ Representative pursuant to Section 1.06(a)(ii). (f) Purchaser shall deposit or cause to be deposited with the Escrow Agent, by wire transfer to the bank account of the Escrow Agent (the “Escrow Account”) an amount equal to the Escrow Amount, which amount shall be held by the Escrow Agent in an escrow fund (the “Escrow Fund”), subject to the terms of the Escrow Agreement and this Agreement.

4 [[5828813]] All payments hereunder shall be made by wire transfer of immediately available funds in United States dollars to such account as may be designated to the payor by or on behalf of the payee in writing at least three Business Days prior to the applicable payment date. SECTION 1.04. Rollover. In lieu of receiving all or any portion of the Purchase Price that would otherwise be payable in cash as provided in Section 1.03, each Management Seller may elect to retain all or any portion of the equity interests in the Company represented by such Management Seller’s Management Units prior to the Closing by delivering a written notice of such election to the Sellers’ Representative and Purchaser at least 10 Business Days prior to the Closing stating the amount (expressed as a dollar value) of such interests that such Management Seller is electing to retain (any such electing Management Seller, a “Rollover Seller” and such amount, such Rollover Seller’s “Rollover Amount”); provided that each Management Seller identified in Section 1.04 of the Disclosure Letter shall be deemed to have made such election with respect to the Rollover Amount set forth opposite such Management Seller’s name in such Section 1.04 of the Disclosure Letter. In the event that any Rollover Seller makes such an election, each such Rollover Seller shall execute and deliver to Purchaser (x) a Rollover Agreement substantially in the form attached hereto as Exhibit B (the “Rollover Agreement”) not later than four Business Days prior to the Closing Date, as well as (y) contemporaneously with the transactions contemplated by Section 1.03(b), a counterparty to an amended and restated limited partnership agreement of Riser Holdings, L.P., a Delaware limited partnership and ultimate parent company of Purchaser (“Parent”), which agreement shall include, inter alia, the terms set forth on Exhibit E hereto and be attached to such Rollover Agreement, evidencing the conversion of a number of Management Units (the “Rollover Units”), having an aggregate value based on the Per Unit Closing Date Amount in respect of such Rollover Units, equal to such Rollover Amount into equity interests of the Parent from and after the Closing having an equal aggregate value (the aggregate sum of the Rollover Amounts of all such Rollover Sellers, the “Aggregate Rollover Amount”). SECTION 1.05. Withholding Taxes. Purchaser and its Affiliates shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law; provided that, if any such person determines that it is required to deduct and withhold any amount in respect of the Purchase Price (including the Closing Date Amount and the Net Adjustment Amount) other than any payment to an employee or other service provider that is properly treated as compensation to the applicable payee under applicable Tax Law, it shall notify the Sellers’ Representative at least 10 Business Days prior to the Closing or, if later, as soon as reasonably practicable. Purchaser and the Sellers’ Representative shall use commercially reasonable efforts to eliminate or reduce any deduction or withholding. To the extent that any amounts are deducted and withheld and timely paid to the applicable Governmental Entity, such amounts will be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made. SECTION 1.06. Purchase Price Adjustment. (a) Not less than three Business Days prior to the anticipated Closing Date, the Sellers’ Representative shall deliver or cause to be delivered to Purchaser: (i) a statement (the “Preliminary Statement”) which shall set forth, together with reasonable supporting calculations for such estimates, (A) the Sellers’

5 [[5828813]] Representative’s good faith estimates of (1) Closing Cash (“Estimated Cash”), (2) Closing Indebtedness (“Estimated Indebtedness”), (3) Closing Working Capital (“Estimated Working Capital”), (4) Closing Transaction Expenses, to the extent not expected to be paid prior to the Closing (“Estimated Transaction Expenses”), and (5) the Closing Acquisition Amount (the “Estimated Acquisition Amount”), and (B) based on such amount, Sellers’ Representative’s calculation of (1) the Aggregate Rollover Amount and (2) the Closing Date Amount, in each case calculated in a manner consistent and in accordance with the Accounting Principles; (ii) written instructions relating to the payment of the Closing Transaction Expenses; and (iii) a list of all the holders of Company Units, in each case as of immediately prior to the Closing, and, with respect to each Seller, (A) the number of each class of Company Units held by such Seller (or, in the case of Holdings Seller, held indirectly through Holdings) immediately prior to the Closing, (B) the Per Unit Closing Date Amount with respect the Preferred Units and each tranche of Common Units held by such Seller (or, in the case of Holdings Seller, held indirectly through Holdings), (C) such Seller’s Closing Date Seller Amount and (D) such Seller’s Adjustment Allocation Percentage, in each case with reasonable supporting detail of such calculations. The Sellers’ Representative shall consider in good faith any comments Purchaser may have on the Preliminary Statement or any of the components thereof or calculations therein; provided that, if there is any dispute over the Preliminary Statement, the Preliminary Statement delivered by the Sellers’ Representative shall control for purposes of the Closing. (b) Within 60 days after the Closing Date, Purchaser shall prepare and deliver to the Sellers’ Representative a statement (the “Statement”), setting forth Purchaser’s good faith calculation of (i) Cash as of the Measurement Time (“Closing Cash”), (ii) the outstanding principal of and accrued interest on all Indebtedness as of the Measurement Time (but without giving effect to the repayment of any Indebtedness pursuant to the payoff documentation contemplated by Section 1.03(e)) (“Closing Indebtedness”), (iii) Working Capital as of the Measurement Time (“Closing Working Capital”), (iv) Transaction Expenses, to the extent not paid prior to the Closing (“Closing Transaction Expenses”), (v) the Acquisition Amount as of the Measurement Time (“Closing Acquisition Amount”), (vi) the Aggregate Rollover Amount and (vii) based on such amounts, the Net Adjustment Amount. (c) During the 45-day period following the Sellers’ Representative’s receipt of the Statement (as such period may be extended if and as required under Section 1.06(e), the “Review Period”), the Sellers’ Representative and its accountants and advisors shall be permitted to review the working papers relating to the Statement. The Statement shall become final, conclusive and binding upon the parties on the completion of the Review Period, unless the Sellers’ Representative gives written notice of its disagreement with the Statement (a “Notice of Disagreement”) to Purchaser on or prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted and the Sellers’ Representative’s calculation (in accordance with the Accounting Principles) of such disputed items or amounts. If a Notice of Disagreement is given by the Sellers’ Representative in a timely manner, then the

6 [[5828813]] Statement (as revised in accordance with this Section 1.06) shall become final, conclusive and binding upon Sellers and Purchaser on the earlier of (i) the date the Sellers’ Representative and Purchaser resolve in writing all differences they have with respect to the Statement or (ii) the date all disputed matters are finally resolved in writing by the Accounting Firm. During the 45-day period following the delivery of a Notice of Disagreement, the Sellers’ Representative and Purchaser shall seek in good faith to resolve in writing any differences that they may have with respect to the Statement and agree on a final and binding determination of Closing Cash, Closing Indebtedness, Closing Working Capital, Closing Transaction Expenses, Closing Acquisition Amount and the Net Adjustment Amount, as applicable. At the end of such 45-day period, if no agreement on Closing Cash, Closing Indebtedness, Closing Working Capital, Closing Transaction Expenses, Closing Acquisition Amount or the Net Adjustment Amount, as applicable, has been reached, the Sellers’ Representative and Purchaser shall submit in writing their positions with respect to any and all matters that remain in dispute to an internationally recognized independent accounting firm (the “Accounting Firm”) to review such disputed items or amounts for resolution of any and all relevant matters. The Accounting Firm shall be Duff & Phelps (or one of its affiliates) or, if such firm is unable or unwilling to act, such other internationally recognized independent public accounting firm as shall be agreed upon by the parties hereto in writing. The Sellers’ Representative and Purchaser shall jointly retain and jointly instruct the Accounting Firm that it (1) subject to the limitations of this Section 1.06(c), shall act as an arbitrator, (2) shall review only the matters that remain in dispute, (3) shall make its determination in accordance with the requirements of this Section 1.06 and based solely on the written submissions of the Sellers’ Representative and Purchaser and their respective accountants and advisors, and not by independent review, (4) shall, with respect to the disputed items and amounts set forth in such submissions, assign a value to each such disputed item that is equal to either (A) the value of such item or amount as set forth in Purchaser’s written submission to the Accounting Firm or (B) the value of such item or amount as set forth in the Sellers’ Representative’s written submission to the Accounting Firm and (5) shall render its written decision as promptly as practicable, but in no event later than 30 days after submission to the Accounting Firm of all matters in dispute. As soon as practicable following the engagement of the Accounting Firm, each of Sellers’ Representative and Purchaser shall prepare and submit a written submission detailing its complete statement of proposed resolution of each issue still in dispute to the Accounting Firm (and such presentation, and all other communications with the Accounting Firm, shall be promptly made or delivered to the other party). The scope of the disputes to be resolved by the Accounting Firm shall not involve any legal judgment and shall be limited to whether there were mathematical errors in the Statement and whether the calculation of the Closing Cash, Closing Indebtedness, Closing Working Capital, Closing Transaction Expenses, Closing Acquisition Amount or the Net Adjustment Amount, as applicable, was done in accordance with the definitions thereof, the Accounting Principles and this Section 1.06, and the Accounting Firm is not authorized or permitted to make any other determination in calculating Closing Cash, Closing Indebtedness, Closing Working Capital, Closing Transaction Expenses, Closing Acquisition Amount or the Net Adjustment Amount or any determination as to whether the Target Working Capital is correct. Any disputes regarding the scope of disputes to be resolved by the Accounting Firm pursuant to this Section 1.06 shall not be resolved by the Accounting Firm but rather shall be resolved in accordance with Section 12.08. Any determinations by the Accounting Firm, and any work or analyses performed by the Accounting Firm in connection with its resolution of any dispute under this Section 1.06, shall not be admissible in evidence in any proceeding between Sellers and Purchaser, other than to the extent

7 [[5828813]] necessary to enforce payment obligations under Section 1.06(d). Without limiting the generality of the foregoing, the Accounting Firm is not authorized or permitted to make any determination as to the accuracy of Section 4.06 or any other representation or warranty in this Agreement or as to compliance by Sellers with any of their covenants in this Agreement (other than in this Section 1.06). The written determination of the Accounting Firm shall be final, conclusive and binding on Sellers and Purchaser in the absence of fraud or willful misconduct by the Accounting Firm or manifest mathematical error. Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The Accounting Firm’s determination shall be accompanied by a certificate of the Accounting Firm that it reached its decision in accordance with the provisions of this Section 1.06(c). The fees and expenses of the Accounting Firm pursuant to this Section 1.06 shall be borne by Purchaser, on the one hand, and Sellers, on the other hand, in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time its determination on the merits of the matters submitted is rendered. The fees and disbursements of the Sellers’ Representative incurred in connection with its review of the Statement, its preparation of any Notice of Disagreement and its preparation of any written submissions to the Accounting Firm shall be borne by Sellers in proportion to their respective Adjustment Allocation Percentages, and the fees and disbursements of Purchaser incurred in connection with its preparation of the Statement, its review of any Notice of Disagreement and its preparation of any written submissions to the Accounting Firm shall be borne by Purchaser. (d) Net Adjustment Amount. (i) If the Net Adjustment Amount is positive, (A) Purchaser shall, within 10 Business Days after the Statement becomes final, conclusive and binding on the parties, pay, by wire transfer in immediately available funds, to the Sellers’ Representative, for further distribution in cash to the Sellers, an amount equal to the lesser of (x) the Net Adjustment Amount and (y) the Escrow Amount, and (B) Sellers and Purchaser shall jointly instruct the Escrow Agent for the immediate disbursement to Sellers’ Representative, for further distribution in cash to the Sellers, of the entire amount of the Escrow Funds in the Escrow Account. (ii) If the Net Adjustment Amount is negative, the Sellers’ Representative, on behalf of Sellers, and Purchaser shall, within 10 Business Days after the Statement becomes final, conclusive and binding on the parties, jointly instruct the Escrow Agent to pay to Purchaser from the funds, if any, then constituting the Escrow Fund an amount equal to the lesser of (A) the absolute value of the Net Adjustment Amount and (B) the Escrow Amount. If any portion of the Escrow Fund remains after delivery of any Net Adjustment Amount pursuant to this Section 1.06(d)(ii), Sellers’ Representative, on behalf of Sellers, and Purchaser shall jointly instruct the Escrow Agent for the immediate disbursement to the Sellers’ Representative, for further distribution in cash to the Sellers, of the Escrow Funds remaining in the Escrow Account. (iii) If the Net Adjustment Amount is zero, Sellers’ Representative, on behalf of Sellers, and Purchaser shall jointly instruct the Escrow Agent for the immediate

8 [[5828813]] disbursement to the Sellers’ Representative, for further distribution in cash to the Sellers, of the entire amount of the Escrow Funds in the Escrow Account. (iv) Any amounts distributed under this Section 1.06(d) to the Sellers’ Representative on behalf of Sellers shall be allocated among Sellers in accordance with their respective Adjustment Allocation Percentages. (e) Following the Closing until the resolution of any adjustment to the Purchase Price contemplated by this Section 1.06, Purchaser shall not take any action with respect to the accounting books and records of Holdings or its subsidiaries on which the Statement is to be based that is not consistent with Holdings’ or its subsidiaries’ past practices. Without limiting the generality of the foregoing, during such period no changes shall be made in any reserve or other account existing as of the Reference Date, except for changes that are consistent with the Company’s past practices. During the period of time from and after the Closing Date through the resolution of any adjustment to the Purchase Price contemplated by this Section 1.06, Purchaser shall afford, and shall cause Holdings and its subsidiaries to afford, to the Sellers’ Representative and any Representative retained by the Sellers’ Representative in connection with any adjustment to the Purchase Price contemplated by this Section 1.06, reasonable access upon Holdings’ or Sellers’ Representative’s reasonable request during normal business hours to the properties, books, contracts, personnel and records of Holdings and its subsidiaries relevant to the adjustment contemplated by this Section 1.06. The Review Period shall be extended by the aggregate number of days, if any, during which Purchaser shall have failed to afford, or shall have failed to cause the Sellers’ Representative and its Representatives to afford, to the Sellers’ Representative and its Representatives the reasonable access described in the immediately preceding sentence, subsequent to the Sellers’ Representative giving Purchaser two Business Days’ prior written notice of the Sellers’ Representative’s good faith view that it has not been afforded reasonable access, including specific reference to the properties, books, contracts, personnel or records of Holdings and its subsidiaries to which it has not received access. (f) For the purposes of this Agreement: (i) The term “Acquisition Amount” means an aggregate amount equal to the aggregate consideration actually paid (including any Indebtedness assumed or unpaid but excluding any portion of such consideration paid in respect of cash, cash equivalents or marketable securities owed or held by any person acquired pursuant to any Specified Acquisition) by Holdings or any of its subsidiaries in connection with the consummation of (A) any Specified Acquisitions and (B) any other acquisition approved by the Purchaser pursuant to Section 6.01(b)(v), in each case, on or prior to Closing. (ii) The term “Cash” means the aggregate amount of cash and cash equivalents of Holdings and its subsidiaries, as determined in accordance with the Accounting Principles as of the Measurement Time; provided that Cash (A) will be increased by all deposits in transit or amounts held for deposit that have not yet cleared, other wire transfers and drafts deposited or received and available for deposit, in each case for the benefit of Holdings and its subsidiaries, (B) will be reduced by all outstanding and uncleared checks and drafts of Holdings and its subsidiaries, (C) will exclude all Restricted Cash and (D) will be reduced by an amount equal to the Tax that would be owed upon a distribution of

9 [[5828813]] all Cash held by the Company subsidiaries to the Company (which is expected to be zero). Cash shall also be reduced by the amount of any cash or cash equivalents of Holdings and its subsidiaries used from the Measurement Time until immediately prior to the Closing which may include but is not limited to (i) paying any Taxes, (ii) making any dividends or distributions, or any other payment of any kind in respect of any equity securities of Holdings and its subsidiaries (other than equity securities held by Holdings or any of its subsidiaries), (iii) paying any Transaction Expenses or (iv) repaying Indebtedness of Holdings and its subsidiaries. (iii) The term “Current Assets” means the current assets of Holdings and its subsidiaries (excluding any income Tax assets and all deferred Tax assets) as of the Measurement Time, as determined in accordance with the Accounting Principles; provided, however, that Current Assets shall exclude all assets to the extent included in the calculation of Cash. (iv) The term “Current Liabilities” means the current liabilities of Holdings and its subsidiaries, as determined in accordance with the Accounting Principles as of the Measurement Time; provided, however, that Current Liabilities shall exclude (A) any income Tax liabilities and all deferred Tax liabilities and (B) all liabilities to the extent included in the calculation of Transaction Expenses. (v) The term “Indebtedness” means, with respect to Holdings or any of its subsidiaries, without duplication, the outstanding principal amount of, and accrued and unpaid interest, prepayment charges and premiums on, any obligations of such person with respect to (A) any indebtedness for borrowed money, whether secured or unsecured, or for the extension of credit (excluding the benefit of any deferred financing fees), (B) any obligations evidenced by notes, bonds, debentures or other debt security instruments, (C) any obligations created or arising under any conditional sale or other title retention agreements (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (D) any obligations with respect to any interest rate, commodity, currency or futures Contracts, derivatives, hedges, swaps or other similar derivative arrangements (including any termination costs related thereto) (it being understood that the positive value of any interest rate cap or similar arrangement shall be taken into account to reduce the aggregate calculation of any Indebtedness described in this clause (D)), (E) any obligations, whether or not contingent, for deferred purchase price of property or services, including all “earn-out”, contingent purchase price or similar performance-based payment obligations under any Contract that relates to the acquisition of any business, asset or service (calculated based on the maximum amount of such obligations that could become payable or earned following the Closing), (F) any obligations for accrued and unpaid dividends and other distributions (other than to Holdings or any of its subsidiaries), (G) any deferred rent on operating leases or obligations as lessee that are required to be capitalized in accordance with GAAP, (H) any obligations in respect of letters of credit, surety bonds, performance bonds, bankers’ acceptances and similar instruments issued for the account of such person (but, in each case, solely to the extent drawn and not paid), (I) all Indebtedness of a type referred to in clauses (A) through (H) above of other persons (x) guaranteed by Holdings or any of its subsidiaries or (y) secured by (or for which the holder of such Indebtedness has an existing

10 [[5828813]] right, contingent or otherwise, to be secured by) any Lien on property owned by Holdings or any of its subsidiaries (with Indebtedness under this clause (I) being limited, in the case of any such obligation of another person, to the lower of such obligation and the fair market value of the properties and assets securing the same), (J) the Pre-Closing Tax Amount, in each case as determined in accordance the Accounting Principles and as measured as of immediately prior to the Closing for Holdings and its subsidiaries, (K) any amounts reserved to the extent related to the “TyArya Limited” matter described in Section 4.11 of the Disclosure Letter and (L) any amounts reserved to the extent related to the incentive compensation granted to certain employees of the Company and its subsidiaries in connection with resolving the matter described in Item 6 of Section 4.11 of the Disclosure Letter. For the avoidance of doubt, any amounts considered Indebtedness shall not be included in the calculation of Current Liabilities or Transaction Expenses. (vi) The term “Measurement Time” means 12:01 a.m., New York time, on the Closing Date. (vii) The term “Net Adjustment Amount” means the amount (which may be positive or negative) equal to the aggregate sum of (A) Closing Cash, minus Estimated Cash, minus (B) Closing Indebtedness, minus Estimated Indebtedness, plus (C) Closing Working Capital, minus Estimated Working Capital, minus (D) Closing Transaction Expenses, minus Estimated Transaction Expenses, minus (E) Closing Acquisition Amount, minus Estimated Acquisition Amount. (viii) The term “Pre-Closing Tax Amount” means, without duplication, (A) all unpaid income Taxes of Holdings, the Company and their respective subsidiaries for all Pre-Closing Tax Periods, in each case, notwithstanding anything to the contrary in this Agreement, determined in accordance with GAAP, the Accounting Principles and applicable Tax Laws; provided, that such income Taxes shall be calculated by (I) excluding (x) any liabilities in respect of deferred Taxes established to reflect timing differences between book and Tax income and (y) any income Taxes arising from actions taken outside of the ordinary course of business on the Closing Date after the Closing and (II) treating any Transaction Tax Deductions as deductible in the Pre-Closing Tax Period to the extent such position is at least “more likely than not” to be sustained on the merits, (B) any Transfer Taxes imposed on Purchaser, Holdings, the Company or any of their respective subsidiaries for which any Seller is responsible pursuant to Section 8.04(c), (C) any Tax obligations for any Pre-Closing Tax Period that have been deferred pursuant to the Coronavirus Aid, Relief, and Economic Security Act or similar statutory relief and (D) any unpaid Taxes of the Company and its subsidiaries that will become due and payable in any taxable period beginning after the Closing Date in respect of any amount received or accrued by any of them prior to the Closing. (ix) The term “Restricted Cash” means the sum of any cash of Holdings and its subsidiaries that is subject to restrictions or limitations on use or distribution or otherwise restricted for a particular use, purpose or event, and not available for general corporate use (including unremitted insurance premiums that are collected by Holdings or any of its subsidiaries from insureds and held by such person in a fiduciary capacity pending remittance to the respective insurance underwriters), as determined in accordance with the

11 [[5828813]] Accounting Principles. For the avoidance of doubt, any amounts held in deposit or trust accounts by Holdings and its subsidiaries in excess of the amount thereof required to be held in deposit or trust shall not constitute Restricted Cash. (x) The term “Specified Acquisitions” means the transactions identified under the heading “Specified Acquisitions” on Section 1.06(f)(x) of the Disclosure Letter. (xi) The term “Target Working Capital” means $2,401,000. (xii) The term “Transaction Expenses” means an amount equal to, without duplication, (A) all expenses, fees, costs and similar payments (whether accrued or not at Closing and whether billed or invoiced on or prior to Closing) incurred by Holdings, its subsidiaries, the Company or its subsidiaries, the Sellers or the Sellers’ Representative or their respective Affiliates and payable by Holdings or its subsidiaries in connection with the preparation, documentation, negotiation or execution of the Agreement and the Ancillary Documents or the consummation or performance of the Transactions, including all fees, expenses, disbursements and other similar amounts of any broker, investment banker, attorney, accountant or financial advisor, and any legal, accounting or consulting fees and expenses and (B) amounts payable by Holdings, the Company or any of their subsidiaries under or in respect of any severance arrangements, management bonus, profit sharing bonus, sales incentive bonus, other stay or incentive bonuses, deferred compensation, transaction bonuses or termination bonuses, in each case, pursuant to arrangements that were entered into prior to Closing and that are payable to any Sellers or current or former officers, directors, employees or individual independent contractors upon, or in connection with, the consummation of the Transactions (whether alone or in connection with any other event, unless such payment arises in part due to Purchaser, Holdings or any of their subsidiaries taking any action, including terminations of employment, on or after the Closing), with the aggregate amount of all payments with respect thereto determined in accordance with the Accounting Principles including, in the case of clause (B) the employer-side portion of any employment and payroll Taxes that are payable by the Company or any of its subsidiaries in connection with the payment or satisfaction of such obligations; provided, however, that Transaction Expenses shall not include any obligations or expenses to the extent paid prior to the Measurement Time. Notwithstanding the foregoing, Transaction Expenses shall not include any amount to the extent included in the calculation of Current Liabilities. (xiii) The term “Transaction Tax Deductions” means any Tax deductions in respect of the Transaction Expenses and the repayment of Indebtedness pursuant to Section 1.03(d). (xiv) The term “Working Capital” means Current Assets, minus Current Liabilities; provided, that in no event shall “Working Capital” include any amounts outstanding pursuant to intercompany accounts, arrangements, understandings or Contracts to be settled or eliminated at or prior to Closing pursuant to Section 7.04. (g) Each of Cash, Current Assets, Current Liabilities, Indebtedness, Net Adjustment Amount, Restricted Cash, Transaction Expenses, Transaction Tax Deductions and

12 [[5828813]] Working Capital shall be calculated in the same manner and using the same accounting policies and methods, as applicable, set forth on Section 1.06(g) of the Disclosure Letter. The foregoing principles are referred to in this Agreement as the “Accounting Principles”. SECTION 1.07. Escrow Agreement. On the Closing Date, Purchaser and Sellers’ Representative (on behalf of the Sellers) shall enter into the escrow agreement substantially in the form attached hereto as Exhibit A (the “Escrow Agreement”) with Citibank, N.A. (or one of its affiliates) to act as escrow agent (the “Escrow Agent”). Purchaser and Sellers’ Representative (on behalf of Sellers) shall split equally the fees and expenses of the Escrow Agent incurred in connection with the Escrow Agreement (and the portion of such fees allocated to Sellers’ Representative shall be treated as Transaction Expenses). ARTICLE II Representations and Warranties of Sellers Each Seller, severally and not jointly, represents and warrants to Purchaser that, except as set forth in the Disclosure Letter: SECTION 2.01. Organization, Standing and Power. Such Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (to the extent such concept exists in such jurisdiction) or a natural person, as applicable, and has all powers required and authority necessary for such Seller to own, lease or otherwise hold its properties and assets and to conduct its, his or her businesses as presently conducted, other than where such lack of power or authority, individually or in the aggregate, would not or would not reasonably be expected to (a) materially and adversely affect the ability of such Seller to perform its, his or her obligations under this Agreement and the Ancillary Documents to which such Seller is, or is expected to be, a party or (b) have a material and adverse effect on the ability of such Seller to consummate the Transactions (any such effect described in the foregoing clauses (a) or (b), a “Seller Material Adverse Effect”). SECTION 2.02. Authority; Execution and Delivery; Enforceability. Such Seller has all requisite power and authority and, in the case of any natural person, is competent, to enter into, execute, deliver and perform its, his or her obligations under this Agreement and the Ancillary Documents to which such Seller is, or is specified to be, a party and to consummate the Transactions. The execution and delivery by such Seller of, and the performance of such Seller’s obligations under, this Agreement and such Ancillary Documents to which such Seller is, or is specified to be, a party and the consummation by such Seller of the Transactions have been duly authorized by all necessary action on the part of such Seller. No other vote or approval of the equity holders of such Seller or any of its Affiliates is required in connection with the execution, delivery or performance of this Agreement and the Ancillary Documents to which such Seller is, or is specified to be, a party or to consummate the Transactions in accordance with the terms hereof and thereof. Such Seller has duly executed and delivered this Agreement, and will duly execute and deliver the Ancillary Documents to which such Seller is, or is specified to be, a party, and this Agreement constitutes, and the Ancillary Documents to which such Seller will be party will constitute, upon due execution and delivery by the other parties hereto or thereto, as applicable, its, his or her legal, valid and binding obligation, enforceable against such Seller in accordance

13 [[5828813]] with their terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”). If any Seller is a natural person and is married, and his or her Securities constitute community property or spousal or other approval is otherwise required for this Agreement and the Ancillary Documents to which such Seller will be party to be legal, valid and binding, the execution, delivery and performance of this Agreement and the Ancillary Documents to which such Seller will be party, and the consummation by such Seller of the Transactions, have been duly authorized by, and, assuming the due authorization, execution and delivery by other parties hereto or thereto, as applicable, constitute legal, valid and binding obligations of such Seller’s spouse, enforceable against such Seller and such Seller’s spouse in accordance with their respective terms. SECTION 2.03. No Conflicts; Consents. (a) The execution and delivery by such Seller of, and the performance by such Seller of its, his or her obligations under, this Agreement and the Ancillary Documents to which such Seller is, or is specified to be, a party do not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation of such Seller or to loss of a material benefit to such Seller under, or result in the creation of any pledge, lien, charge, mortgage, encumbrance, security interest, purchase agreement, option, restriction on transfer, restriction, title retention or similar agreement or other encumbrance of any kind (collectively, “Liens”) (other than a Permitted Lien) upon any of the properties or assets of such Seller under, any provision of (i) any organizational documents of such Seller, (ii) any contract, lease, license, indenture, note, bond, agreement, concession, franchise or other instrument or agreement (each, a “Contract”) to which such Seller is a party or by which any of such Seller’s properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 2.03(b) or Section 4.05, any judgment, order, decree, writ, injunction, stipulation, award or decree of any Governmental Entity (“Judgment”) or federal, state, local, foreign or supranational law (including common law), statute, ordinance, rule, Judgment, decree or regulation (“Law”) applicable to such Seller or its, his or her properties or assets, other than, in the case of clause (ii) above, any such items that, individually or in the aggregate, would not reasonably be expected to have a Seller Material Adverse Effect. (b) No consent, approval, waiver, license, permit, order or authorization of, or registration, declaration or filing with, or Governmental Authorization from, (“Consent”) any federal, state, local, foreign, territorial, supranational or local governmental entity, self-regulatory organization, court, tribunal, judicial body, commission, board, bureau, arbitral body, agency or instrumentality or any regulatory, administrative or other department or agency, any political or other subdivision, department or branch of any of the foregoing (a “Governmental Entity”) is required to be obtained or made by such Seller in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents to which such Seller is, or is specified to be, a party or the consummation of the Transactions, other than (i) compliance with and filings under applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) compliance with and filings under applicable requirements relating to the U.K. Approvals, (iii) the filing of applications under §4001.253 of the Texas Insurance Law

14 [[5828813]] with the Texas Department of Insurance and approvals or non-objections thereof and (iv) such filings as may be required in connection with the Transfer Taxes described in Section 8.04(c). SECTION 2.04. The Securities and the Company Units. (a) Such Seller has good and valid title to its, his or her Securities, free and clear of all Liens. Assuming Purchaser has the requisite power and authority to be the lawful owner of such Securities, in accordance with Article I, good and valid title to such Securities will pass to Purchaser, free and clear of any Liens, other than Specified Liens. Such Securities are not subject to any Contract restricting or otherwise relating to the voting, dividend rights or disposition of such Securities, other than (i) this Agreement and (ii) the Governing Documents of Holdings or the Company LLC Agreement, as applicable. (b) Solely in the case of the Holdings Seller, there are no equity interests in Holdings other than the Holdings Interests, all of which are owned by Holdings Seller, and Holdings has good and valid title to the Holdings Preferred Units, free and clear of all Liens. Other than this Agreement and the Company LLC Agreement, the Holdings Preferred Units are not subject to any Contract restricting or otherwise relating to the voting, dividend rights or disposition of the Holdings Preferred Units. (c) Section 2.04(c) of the Disclosure Letter sets forth, with respect to each Seller, as applicable, (i) its jurisdiction of organization (or, in the case of a natural person, residency), (ii) its form of organization (if not a natural person) and (iii) the amount of issued and outstanding Securities held by such Seller, including the record holder thereof (if different than such Seller). SECTION 2.05. Brokers. No broker, investment banker, financial advisor or other person, other than J.P. Morgan Securities LLC (or one of its affiliates), the fees and expenses of which will be paid by Sellers, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, in connection with the Transactions based upon arrangements made by or on behalf of Holdings or any of its subsidiaries or Sellers or any of their Affiliates. SECTION 2.06. Litigation. There are no Actions pending or threatened in writing against such Seller that are reasonably likely to, individually or in the aggregate, have a Seller Material Adverse Effect. ARTICLE III Representations and Warranties of Holdings Holdings represents and warrants to Purchaser that, except as set forth in the Disclosure Letter: SECTION 3.01. Organization, Standing and Power. (a) Holdings is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority necessary for it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than where such lack of power or authority, individually or in the aggregate, would not or would not reasonably be expected to (i) materially and adversely affect the ability of Holdings to perform its

15 [[5828813]] obligations under this Agreement and the Ancillary Documents to which Holdings is, or is expected to be, a party or (ii) have a material and adverse effect on the ability of Holdings to consummate the Transactions (any such effect described in the foregoing clauses (i) or (ii), a “Holdings Material Adverse Effect”). (b) Holdings has made available to Purchaser true and complete copies of the Governing Documents of Holdings as amended to the date of this Agreement, which Governing Documents are in full force and effect, and Holdings is not in default under, or in violation (other than any de minimis violation) of any provision of its Governing Documents. SECTION 3.02. Authority; Execution and Delivery; Enforceability. Holdings has all requisite power and authority to enter into, execute, deliver and perform its obligations under this Agreement and the Ancillary Documents to which Holdings is, or is specified to be, a party and to consummate the Transactions. The execution and delivery by Holdings of, and the performance of Holdings’ obligations under, this Agreement and such Ancillary Documents to which Holdings is, or is specified to be, a party, and the consummation by Holdings of the Transactions have been duly authorized by all necessary action on the part of Holdings. No other vote or approval of the equity holders of Holdings or any of its Affiliates is required in connection with the execution, delivery or performance of this Agreement and the Ancillary Documents to which Holdings is a party or to consummate the Transactions in accordance with the terms hereof and thereof. Holdings has duly executed and delivered this Agreement, and the Ancillary Documents to which Holdings is party and this Agreement, upon due execution and delivery by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception. SECTION 3.03. No Conflicts; Consents. (a) The execution and delivery by Holdings of, and the performance by Holdings of any obligations under, this Agreement and the Ancillary Documents to which Holdings is, or is specified to be, a party do not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation of Holdings or to loss of a material benefit to Holdings under, or result in the creation of any Liens (other than a Permitted Lien) upon any of the properties or assets of Holdings under, any provision of (i) the Governing Documents of Holdings, (ii) any Contract to which Holdings is a party or by which Holdings’ properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.03(b) or Section 4.05, any Judgment or Law that is material and applicable to Holdings or its properties or assets, other than, in the case of clause (ii) above, any such items that, individually or in the aggregate, would not be reasonably expected to have a Holdings Material Adverse Effect. (b) No Consent of, or registration, declaration or filing with, or Governmental Authorization from, any Governmental Entity is required to be obtained or made by Holdings in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents to which Holdings is, or is specified to be, a party or the consummation of the Transactions, other than (i) compliance with and such filings under applicable requirements of the HSR Act and the U.K. Approvals, (ii) the filing of applications under §4001.253 of the Texas

16 [[5828813]] Insurance Law with the Texas Department of Insurance and approvals or non-objections thereof and (iii) such filings as may be required in connection with the Transfer Taxes. SECTION 3.04. Assets and Liabilities. Holdings does not have any assets or liabilities, other than (a) the Holdings Preferred Units and its rights and obligations under the Company LLC Agreement, (b) Holdings’ rights and obligations under the Governing Documents of Holdings, (c) Holdings’ rights and obligations under this Agreement and each Ancillary Document to which Holdings is, or is specified to be, a party, (d) for Taxes and (e) de minimis assets and liabilities relating to the ordinary course maintenance of its legal existence and matters strictly related thereto. Holdings does not have any employees or independent contractors, and Holdings has never carried on any business of any kind, other than the ownership of the Holdings Preferred Units and such de minimis assets. SECTION 3.05. Taxes. (a) Holdings has (i) filed, or has caused to be filed, all income and other material Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all material respects and (ii) paid, or has caused to be paid, all income and other material Taxes required to be paid by it. (b) No material deficiency with respect to any Taxes has been asserted in writing against Holdings, except for any deficiency that has been paid, settled or withdrawn. (c) Holdings has complied with all Laws related to the collection, deduction and withholding of Taxes in all material respects (including information reporting Laws) and has duly and properly collected, deducted and withheld from amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and paid over to appropriate Governmental Entities, all material amounts required to be so collected, deducted or withheld and paid over for all periods. (d) Since the date of the Most Recent Balance Sheet, Holdings has not (other than in the ordinary course of business) incurred a material liability for Taxes. The Financial Statements reflect adequate accruals and reserves, in accordance with GAAP, for all material unpaid Taxes of Holdings. (e) There are no Liens (other than Permitted Liens) for a material amount of Taxes on the assets of Holdings or the Holdings Interests. (f) Holdings is not bound by any material agreement relating to the sharing, allocation or indemnification of Taxes or amounts in lieu of Taxes or Tax benefits or any similar contract or arrangement, other than (i) the Company LLC Agreement and (ii) customary indemnification provisions contained in any agreement entered into in the ordinary course of business, the primary subject of which is not Tax (“Commercial Tax Agreements”). (g) There are no material audits, examinations, assessments, litigations or other proceedings of or with respect to any Tax Return or Taxes of Holdings pending or threatened in writing.

17 [[5828813]] (h) Holdings has not entered into any written agreement waiving the statute of limitations with respect to a material amount of Taxes or extending time with respect to a material Tax assessment or deficiency, which agreement is currently in effect. (i) Holdings has not entered into any “listed transaction” within the meaning of U.S. Treasury Regulation Section 1.6011-4(b). (j) Holdings is classified for U.S. federal income Tax purposes as a corporation. (k) Holdings has never been a member of any consolidated, combined, unitary, affiliated or similar group for purposes of filing Tax Returns or otherwise with respect to Taxes and is not liable for Taxes of any other person pursuant to U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), or as a transferee or successor, by contract (other than any Commercial Tax Agreement) or otherwise. (l) Within the past three years, Holdings has not been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code. (m) There are no outstanding powers of attorney granted by Holdings with respect to material Taxes for any taxable period beginning after the Closing Date, other than powers of attorney granted to the Company or any of its subsidiaries. (n) In the last three years, no claim has been made in writing by any Taxing Authority in any jurisdiction in which Holdings does not file Tax Returns of a particular type to the effect that Holdings is or may be subject to taxation of such type by such jurisdiction. Holdings is and has always been resident for Tax purposes only in the jurisdiction in which it is incorporated or organized, and Holdings is not and has never been subject to Tax in any jurisdiction other than its jurisdiction of incorporation or organization by virtue of having a permanent establishment or other place of business or taxable presence in that jurisdiction (other than in the United Kingdom as a result of any Company subsidiary’s election to be treated as a disregarded entity for U.S. federal income Tax purposes). (o) Holdings has not requested and is not bound by any ruling issued to it by any Taxing Authority. (p) Holdings will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period beginning after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date made prior to the Closing, (ii) “closing agreement” executed prior to the Closing, (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code entered into or existing on or prior to the Closing, (iv) prepaid amount or deferred revenue received or accrued on or prior to the Closing, (v) deferral of any Tax pursuant to the CARES Act, (vi) election under Section 965(h) of the Code or (vii) installment sale or open transaction disposition occurring or accrued on or before the Closing Date.

18 [[5828813]] (q) Holdings is not and has never been a “United States real property holding corporation” as defined in the Code and any applicable regulations thereunder. SECTION 3.06. Brokers. No broker, investment banker, financial advisor or other person, other than J.P. Morgan Securities LLC (or one of its affiliates), is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from Holdings or any of its subsidiaries in connection with the Transactions based upon arrangements made by or on behalf of Holdings or any of its subsidiaries or Sellers or any of their Affiliates. SECTION 3.07. Litigation. There are no Actions pending or threatened in writing, against Holdings, nor is Holdings subject to any Order, in each case of the foregoing, that are reasonably likely to, individually or in the aggregate, have a Holdings Material Adverse Effect. ARTICLE IV Representations and Warranties of the Company The Company represents and warrants to Purchaser that, except as set forth in the Disclosure Letter: SECTION 4.01. Organization, Standing and Power. (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full limited liability company power and authority to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted. (b) The Company possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, except for such failures that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. (c) The Company has made available to Purchaser true and complete copies of the Company’s Governing Documents, as amended to the date of this Agreement, which Governing Documents are in full force and effect, and the Company is not in default under, or in violation of, in any material respect, any provision of its Governing Documents. SECTION 4.02. Company Subsidiaries; Equity Interests. (a) Section 4.02(a) of the Disclosure Letter lists each of the Company’s subsidiaries, its jurisdiction of organization and the ownership of each of the Company’s subsidiaries equity interests. (b) Each of the Company’s subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (to the extent such concept exists in such jurisdiction). Each of the Company’s subsidiaries has full power and authority and possesses all governmental franchises, licenses, permits, authorizations and

19 [[5828813]] approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company’s subsidiaries is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, except for such failures that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Purchaser true and complete copies of the Governing Documents of each of the Company’s subsidiaries, in each case as amended to the date of this Agreement, which Governing Documents are in full force and effect, and none of the Company’s subsidiaries are in default under or in violation of, in any material respect, any provision of their respective Governing Documents. (c) All the outstanding equity interests of each of the Company’s subsidiaries directly or indirectly held by the Company have been validly issued and are fully paid, are nonassessable and owned by the Company, by another subsidiary of the Company or by the Company and another subsidiary of the Company free and clear of Liens, other than Permitted Liens. (d) Except for its interests in its subsidiaries, the Company does not as of the date of this Agreement own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person. SECTION 4.03. Capital Structure. (a) The number of Company Units owned by each Seller (or, in the case of Holdings Seller, owned by Holdings Seller indirectly through Holdings) is set forth on Section 4.03(a) of the Disclosure Letter. There are no equity interests in the Company other than the Company Units owned by the Sellers and Holdings. All the Company Units have been duly authorized, validly issued, fully paid, are nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal or offer, subscription right, preemptive or other outstanding rights, redemption right, convertible, exercisable or exchangeable securities or other right, including under any provision of the General Corporation Law of the State of Delaware, the Company’s Governing Documents or any Contract to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the Company Units may vote (“Voting Company Debt”). There are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, profits interests, stock- based performance units, other compensatory equity or equity-linked rights, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound (i) obligating the Company or any of its subsidiaries to issue, deliver, transfer or sell, or cause to be issued, delivered, transferred or sold, additional Company Units or any other equity interest in the Company, or other equity interests in, or any security convertible or exercisable for or exchangeable into any Company Units or other equity interest in, the Company or any of its subsidiaries or any Voting Company Debt or (ii) obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking. Except for the Company LLC Agreement, there are no agreements to which the Company or any of its

20 [[5828813]] subsidiaries is a party, or to which any holders of the Company Units are party, with respect to the voting of the Company Units or which would restrict the voting or transfer of the Company Units. There are no contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Units or other equity interests of the Company or any of its subsidiaries or any equity interests in any third party. (b) Each Management Unit is intended to be treated as a profits interest for U.S. federal income tax purposes and satisfies the requirements for such treatment. Each holder of a Management Unit has made a timely and, to the Knowledge of the Company, valid election under Section 83(b) of the Code with respect thereto. SECTION 4.04. Authority; Execution and Delivery; Enforceability. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Ancillary Documents to which it is, or is specified to be, a party and to consummate the Transactions. The execution and delivery by the Company of, and the performance of its obligations under, this Agreement and the Ancillary Documents to which it is, or is specified to be, a party and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company. No other vote or approval of the equity holders of the Company or any of its Affiliates is required in connection with the execution, delivery or performance of this Agreement and the Ancillary Documents the Company is, or is specified to be, a party or to consummate the Transactions in accordance with the terms hereof and thereof. The Company has duly executed and delivered this Agreement, and this Agreement, upon due execution and delivery by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception. SECTION 4.05. No Conflicts; Consents. (a) The execution and delivery by the Company of, and the performance of its obligations under, this Agreement and the Ancillary Documents to which it is, or is specified to be, a party do not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of the Company or any of its subsidiaries under, any provision of (i) the Governing Documents of the Company or any of its subsidiaries, (ii) any Contract to which the Company or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.05(b), any Judgment or Law applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. (b) No material Consent of, or registration, declaration or filing with, or Governmental Authorization from, any Governmental Entity is required to be obtained or made by or with respect to the Company or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents or the consummation of the Transactions, other than (i) compliance with and such filings under applicable requirements of the HSR Act, (ii) compliance with and such Consents or filings as may be required under the

21 [[5828813]] U.K. Approvals, (iii) the filing of applications under §4001.253 of the Texas Insurance Law with the Texas Department of Insurance and approvals or non-objections thereof, (iv) such filings as may be required in connection with the Transfer Taxes described in Section 8.04(c) and (v) such other items (A) required solely by reason of the participation of Purchaser (as opposed to any third party) in the Transactions or (B) that, individually or in the aggregate, would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole, or materially impair or delay the ability of the Company to carry out its obligations under this Agreement or to consummate the Transactions. SECTION 4.06. Financial Statements. (a) The Company does not have any assets or liabilities, other than (i) its ownership interests in NSIG and the Company’s governing rights set forth in the Governing Documents of NSIG, (ii) the Company’s rights and obligations under the Governing Documents of the Company, (iii) the Company’s rights and obligations under this Agreement and each Ancillary Document to which the Company is, or is specified to be, a party, (iv) for Taxes, (v) to the extent related to the Contracts specified on Section 4.06(a)(v) of the Disclosure Letter and (vi) de minimis assets and non-Tax liabilities relating to the ordinary course maintenance of its legal existence and matters strictly related thereto. (b) Section 4.06(b) of the Disclosure Letter sets forth true, correct and complete copies of the audited consolidated balance sheets of NSIG and its subsidiaries as of December 31, 2021 (the “Most Recent Balance Sheet”) and December 31, 2020 (together with the Most Recent Balance Sheet, the “Balance Sheets”) and the related audited consolidated statements of income and comprehensive income, changes in members’ equity and cash flows of NSIG and its subsidiaries for the twelve-month periods ended December 31, 2021 and December 31, 2020 (in each case, together with the notes and supplemental information appended thereto) (collectively with the Balance Sheets, the “Financial Statements”). The Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the periods involved, and (ii) present fairly, in all material respects, the consolidated financial position and the consolidated results of operations of NSIG and its subsidiaries, as of the dates of, and for the periods referred to in, the Financial Statements. (c) Except for those liabilities and obligations: (i) expressly reserved against or provided for in the Balance Sheets or disclosed in the notes thereto, (ii) incurred in the ordinary course of business since the date of the Balance Sheets, (iii) expressly incurred under this Agreement or in connection with the Transactions, (iv) disclosed in Section 4.06(c) of the Disclosure Letter, or (v) that would not reasonably be expected to be material to the business of the Company and its subsidiaries, taken as a whole, none of NSIG or any of its subsidiaries are, as of the date hereof (including, for the avoidance of doubt, the Company, Holdings and their respective subsidiaries), subject to any Liabilities or obligations of any nature, whether accrued, absolute, determined, determinable, fixed or contingent, that would be required to be recorded or reflected on a balance sheet in accordance with GAAP. (d) There are no material off-balance sheet transactions, arrangements or obligations attributable to NSIG or its subsidiaries (including, for the avoidance of doubt, the Company, Holdings and their respective subsidiaries).

22 [[5828813]] SECTION 4.07. Absence of Changes. Since the date of the Most Recent Balance Sheet to the date of this Agreement, (a) the Company and its subsidiaries have operated in all material respects in the ordinary course (except for actions related to this Agreement and the Transactions), (b) the Company and its subsidiaries have not taken any action or failed to take any action that would be required to be disclosed on Section 6.01(b) of the Disclosure Letter if such action had been taken or failed to be taken without Purchaser’s consent between the date hereof and the earlier of the Closing and the termination of this Agreement in accordance with its terms (other than in respect of Section 6.01(b)(vii)) and (c) there has not been any Change that is or would reasonably be expected to be a Company Material Adverse Effect. SECTION 4.08. Real Property. (a) Section 4.08(a) of the Disclosure Letter sets forth a list that is complete in accurate in all material respects of the real property owned by the Company or any of its subsidiaries (collectively, the “Company Owned Real Property”). The Company and its subsidiaries have good and marketable title (or its local equivalent) to all of the Company Owned Real Property free and clear of all Liens, except for Permitted Liens. There are no outstanding options or rights of first refusal which have been granted by the Company or any of its subsidiaries to third parties to purchase Company Owned Real Property. (b) Section 4.08(b) of the Disclosure Letter sets forth a list that is complete and accurate in all material respects of the real property leased, subleased, licensed, occupied or otherwise similarly held by the Company or any of its subsidiaries (each such lease, sublease, license or occupancy agreement, a “Company Real Property Lease” and each such real property, a “Company Leased Real Property”). Each Company Real Property Lease is in full force and effect and is a valid and binding obligation of the Company or the subsidiary of the Company party thereto, and, to the Knowledge of the Company, of the other party thereto, enforceable against the Company, and to the Knowledge of the Company, against the other party thereto, subject to the Bankruptcy and Equity Exception. The Company or the subsidiary of the Company party thereto has a valid leasehold, subleasehold or license interest in the Company Leased Real Property free and clear of all Liens, except for Permitted Liens. No written notices of default under any Company Real Property Lease have been received by the Company or any of its subsidiaries that have not been resolved, and neither the Company nor any of its subsidiaries is in default under any Company Real Property Lease. (c) With respect to the Company Leased Real Property and the Company Owned Real Property (together, the “Company Real Property”), neither the Company nor any of its subsidiaries have received any written notice of, nor to the Knowledge of the Company does there exist: (i) any pending or threatened condemnation or similar proceedings with respect thereto; or (ii) any non-compliance with any applicable building and zoning codes, land use laws, ordinances and rules, that, in each case, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. (d) The Company Real Property constitutes all of the real property used or held for use in connection with the operation of the business of the Company and its subsidiaries as currently conducted. To the Knowledge of the Company, the Company Real Property is adequately served by electrical, gas, storm sewer, sanitary sewer, water, internet, telecommunications and other utilities as necessary or appropriate to operate in a manner

23 [[5828813]] consistent with past practice. To the extent the Company or its subsidiaries are directly responsible to the provider for payment, all such utilities are paid in the ordinary course of business. SECTION 4.09. Taxes. (a) Each of the Company and its subsidiaries has (i) filed, or has caused to be filed, all income and other material Tax Returns required to be filed by any of them, and all such Tax Returns are true, complete and accurate in all material respects and (ii) paid, or has caused to be paid, all income and other material Taxes due and payable by any of them. (b) No material deficiency with respect to Taxes has been asserted in writing against the Company or any of its subsidiaries, except for any deficiency that has been paid, settled or withdrawn. (c) The Company and each of its subsidiaries have complied with all Laws related to the collection, deduction and withholding of Taxes in all material respects (including information reporting Laws) and have duly and properly collected, deducted and withheld from amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and paid over to appropriate Governmental Entities, all material amounts required to be so collected, deducted or withheld and paid over for all periods. (d) Since the date of the Most Recent Balance Sheet, the Company and its subsidiaries have not (other than in the ordinary course of business) incurred a material liability for Taxes. The Financial Statements reflect adequate accruals and reserves, in accordance with GAAP, for all material unpaid Taxes of the Company and its subsidiaries. (e) There are no Liens (other than Permitted Liens) for a material amount of Taxes on the assets or any equity interests of the Company or any of its subsidiaries. (f) Neither the Company nor any of its subsidiaries is bound by any material agreement relating to the sharing, allocation or indemnification of Taxes or amounts in lieu of Taxes or Tax benefits or any similar contract or arrangement, other than (i) the Company LLC Agreement and (ii) any Commercial Tax Agreement. (g) There are no material audits, examinations, assessments, litigations or other proceedings of or with respect to any Tax Return or Taxes of the Company or any of its subsidiaries pending or threatened in writing. (h) Neither the Company nor any of its subsidiaries has entered into any written agreement waiving the statute of limitations with respect to a material amount of Taxes or extending time with respect to a material Tax assessment or deficiency, in each case that is currently in effect. (i) Neither the Company nor any of its subsidiaries has entered into any “listed transaction” within the meaning of U.S. Treasury Regulation Section 1.6011-4(b). (j) The Company is classified for U.S. federal income Tax purposes as a partnership.

24 [[5828813]] (k) None of the Company or any of its subsidiaries is, or within the past three years has been, a member of any consolidated, combined, unitary, affiliated or similar group (other than a group consisting solely of Holdings, the Company and/or its subsidiaries) for purposes of filing Tax Returns or otherwise with respect to Taxes. None of the Company or any of its subsidiaries is liable for Taxes of any other person pursuant to U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), or as a transferee or successor, by contract (other than any Commercial Tax Agreement) or otherwise. (l) Within the past three years, none of the Company or any of its subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code. (m) There are no outstanding powers of attorney granted by the Company or any of its subsidiaries with respect to material Taxes for any taxable period beginning after the Closing Date, other than powers of attorney granted to Holdings, the Company or any of its subsidiaries. (n) In the last three years, no claim has been made in writing by any Taxing Authority in any jurisdiction in which any of the Company and its subsidiaries does not file Tax Returns of a particular type to the effect that such entity is or may be subject to taxation of such type by such jurisdiction. Each of the Company and its subsidiaries is and has always been resident for Tax purposes only in the jurisdiction in which it is incorporated or organized, and none of the Company and its subsidiaries is or has ever been subject to Tax in any jurisdiction other than its jurisdiction of incorporation or organization by virtue of having a permanent establishment or other place of business or taxable presence in that jurisdiction (other than in the United Kingdom as a result of any Company subsidiary’s election to be treated as a disregarded entity for U.S. federal income Tax purposes). (o) None of the Company and its subsidiaries has requested or is bound by any ruling issued to it by any Taxing Authority. (p) None of the Company and its subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period beginning after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date made prior to the Closing, (ii) “closing agreement” executed prior to the Closing, (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code entered into or existing on or prior to the Closing, (iv) prepaid amount or deferred revenue received or accrued on or prior to the Closing, (v) deferral of any Tax pursuant to the CARES Act, (vi) election under Section 965(h) of the Code or (vii) installment sale or open transaction disposition occurring or accrued on or before the Closing Date. (q) None of the Company and its subsidiaries is and has never been a “United States real property holding corporation” as defined in the Code and any applicable regulations thereunder.

25 [[5828813]] (r) None of the Sellers, the Company and its subsidiaries is subject, and Purchaser will not be subject after the Closing, to any limitation under Section 197(f)(9) of the Code on its ability to amortize any asset acquired or treated as acquired hereunder and described in Section 197 of the Code, and no such asset constitutes a “Section 197(f)(9) intangible” within the meaning of Treasury Regulations Section 1.197-2(h)(1)(i). (s) Section 4.09(s) of the Disclosure Letter sets for the classification for U.S. federal income Tax purposes of each subsidiary of the Company. SECTION 4.10. Employee Benefits. (a) Section 4.10(a) of the Disclosure Letter sets forth, as of the date hereof, a complete and accurate list of each material Benefit Plan. (b) Section 4.10(b) of the Disclosure Letter sets forth, as of the date hereof, a complete and accurate list of each material Benefit Agreement. (c) With respect to each material Benefit Plan and each material Benefit Agreement, the Company has provided or made available to Purchaser complete and accurate copies of (as applicable) (i) all plan documents, summary plan descriptions, summaries of material modifications and all amendments related to such plan or agreement, (ii) each trust, insurance, annuity or other funding Contract related thereto, (iii) the most recent Form 5500 annual report required to be filed, (iv) the most recent audited financial statement and/or actuarial valuation and (v) all material filings and correspondence with any Governmental Entity since the Lookback Date with respect thereto. (d) Each Benefit Plan and each Benefit Agreement (and any related trust or other funding vehicle) has been administered in accordance with its terms and is, and with respect to each Benefit Plan and Benefit Agreement, the Company and its subsidiaries are in compliance with ERISA, the Internal Revenue Code (the “Code”) and all other applicable Laws, other than instances of non-compliance that, individually or in the aggregate, would not reasonably be expected to be material to the Company or its subsidiaries, taken as a whole. Each Benefit Plan intended to qualify under Section 401(a) of the Code is qualified and has received a determination letter, or is the subject of a favorable opinion letter, from the Internal Revenue Service upon which it may rely regarding its qualified status and nothing has occurred that caused or could cause the loss of such qualification or the imposition of any penalty or Tax liability. Each Benefit Plan or Benefit Agreement that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) or 457A of the Code) has been, in all material respects, in documentary and operational compliance with Sections 409A and 457A of the Code, as applicable, and all applicable Internal Revenue Service guidance promulgated thereunder. (e) None of the Company, any of its subsidiaries or any Company ERISA Affiliate maintains or contributes or has within the past six years maintained or contributed to any plan that is (i) a “defined benefit plan” (as defined in Section 414(j) of the Code or similar provision of foreign Law), (ii) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or (iii) a multiple employer plan (within the meaning of Section 4063 of ERISA or Section 413(c) of the Code). There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that could become a liability of the Company, any of its subsidiaries or any Company ERISA Affiliate following the Closing.

26 [[5828813]] (f) None of the execution and delivery of this Agreement or the consummation of the Transactions (alone or in conjunction with any other event, including any termination of employment on or following the Closing Date) will (i)(A) entitle any Company Personnel to any compensation or benefit under any Benefit Plan or Benefit Agreement or (B) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits or trigger any other obligation due to, or in respect of, any Company Personnel, (ii) result in any breach or violation of or default under or limit the Company’s right to amend, modify or terminate any Benefit Plan or Benefit Agreement or (iii) result in any payment to any Company Personnel that would constitute an “excess parachute payment” under Section 280G of the Code. (g) Neither the Company nor any of its subsidiaries is (i) a party to or otherwise bound by any labor, collective bargaining or works council agreement or (ii) engaged in any negotiation with any labor union, labor organization, employee organization or works council. Neither the Company nor any of its subsidiaries is the subject of any proceeding asserting that the Company or any of its subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union, labor organization, employee organization or works council. (h) With respect to the Company or any of its subsidiaries, as of the date hereof, there is no pending or, to the Knowledge of the Company, threatened strike, material walk-out, material slowdown, material work stoppage or lockout. (i) Except as would not reasonably be expected to be material to the Company or its subsidiaries, taken as a whole, the Company is in compliance with all applicable Laws relating to employment and employment practices, including Laws relating to wages, hours, collective bargaining, employment discrimination, classification of service providers as employees or independent contractors, safety and health, workers’ compensation and immigration. To the Knowledge of the Company, since the Lookback Date, no allegations of discrimination or sexual harassment have been made against any Company Personnel with annual base compensation of $150,000 (or its non-US equivalent) or above. Since the Lookback Date, the Company and its subsidiaries have not been in involved in any proceedings, or entered into any settlement agreements, related to allegations of discrimination, sexual harassment or misconduct by Company Personnel. with annual base compensation of $150,000 (or its non-US equivalent) or above. (j) For the purposes of this Agreement, “Company Personnel” means any current or former director, officer, employee, consultant, independent contractor or other service provider of the Company or any of its subsidiaries. SECTION 4.11. Litigation. Since the Lookback Date, (a) there has been no, and there are no, Actions pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to be material to the Company and its subsidiaries, taken as a whole, (b) there has been no, and there are no, Judgments against the Company or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to be material to the Company and its subsidiaries, taken as a whole and (c) there has been no, and there is no, Judgment binding upon the Company or any of its subsidiaries that has or would reasonably be expected to have the effect of prohibiting, restricting, or impairing any business practice, any acquisition or disposition of

27 [[5828813]] property, the Transactions or the conduct of the business currently conducted which would reasonably be expected to be material to the Company and its subsidiaries, taken as a whole. SECTION 4.12. Compliance with Applicable Laws. Since the Lookback Date, the Company and its subsidiaries (a) are and have been in compliance with all applicable Laws and Judgments and (b) neither the Company nor any of its subsidiaries have received any written notice regarding any such actual or alleged violation, except for instances of non-compliance that, individually or in the aggregate, would not reasonably be expected to be material to the Company or its subsidiaries, taken as a whole. SECTION 4.13. Environmental Matters. Since the Lookback Date, except as would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole, (a) the Company and its subsidiaries are and have been in compliance with all applicable Environmental Laws, (b) the Company and its subsidiaries have maintained or have timely applied for, and are in compliance with, all Environmental Permits necessary to lawfully conduct their respective operations, (c) there are and have been no suits, actions or proceedings pending or, to the Knowledge of the Company, threatened in writing, against the Company or any of its subsidiaries alleging a violation of, or liability under, any Environmental Law nor is the Company or any of its subsidiaries subject, as of the date hereof, to any Judgments pursuant to any Environmental Law and (d) neither the Company nor its subsidiaries have conducted any investigation or remediation of contamination from Hazardous Substances in the Environment at any Company Real Property or any third party location where Hazardous Substances were sent for disposal by or on behalf of the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries received written notice alleging any responsibility of the Company or any of its subsidiaries for contamination from Hazardous Substances in the Environment at any Company Real Property or any third-party location. SECTION 4.14. Governmental Authorizations. (a) Since the Lookback Date, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, taken as a whole, (i) the Company and its subsidiaries have maintained each authorization, license, permit, franchise, certificate, registration, waiver or other approval issued or granted by or under the authority of any Governmental Entity or pursuant to any Law necessary to lawfully conduct and operate their respective businesses in the manner they are currently conducted (the “Governmental Authorizations”), (ii) each such Governmental Authorization has been valid and in full force and effect, (iii) the Company and its subsidiaries are in compliance with all such Governmental Authorizations, (iv) neither the Company nor any of its subsidiaries have received a written notice or other written communication from any Governmental Entity regarding (A) any actual or alleged violation of or failure to comply with any term or requirement of such Governmental Authorization or (B) any actual, proposed, or potential revocation, suspension, cancellation or termination of, or modification to any such Governmental Authorization. (b) Without limiting the generality of anything contained in Section 4.11, Section 4.12 and Section 4.14(a): (i) each of the U.K. Regulated Subsidiaries is in compliance, and since the Lookback Date has complied, with its obligations in relation to the maintenance of capital

28 [[5828813]] resources and the holding of client money under applicable Laws and in connection with the relevant Governmental Authorizations, including as set out in the FCA Handbook; (ii) each individual who currently performs a senior management function (within the meaning of the FCA Handbook) for a U.K. Regulated Subsidiary has been and remains duly approved (or their appointment has not been objected to, as the case may be) by the FCA for the performance of that function; (iii) no U.K. Regulated Subsidiary is, or since the Lookback Date has been, subject to any unresolved formal investigations, disciplinary proceedings, exercise of powers of intervention, or restitution order by the FCA; and (iv) since the Lookback Date, each U.K. Regulated Subsidiary has filed all material reports, applications and notices required to be filed pursuant to applicable Laws with the FCA and no deficiencies material to the operations, financial condition, assets or properties of any U.K. Regulated Subsidiary have been asserted in writing by the FCA to any U.K. Regulated Subsidiary with respect to any such reports, applications and notices filed with the FCA. SECTION 4.15. Material Contracts. (a) Section 4.15(a) of the Disclosure Letter lists each of the following Contracts (or any related series of Contracts) to which the Company or any of its subsidiaries is party or by which any of their respective properties or assets are bound as of the date of this Agreement, excluding the Benefit Plans and Benefit Agreements (such contracts and agreements, the “Material Contracts”): (i) Contracts with any officer, individual employee or individual independent contractor on a full-time, part-time, consulting or other basis providing annual compensation in excess of $500,000 (other than any “at-will” Contract that may be terminated by the Company or any of its subsidiaries upon 30 days or less advance notice and without penalty or payment of severance or other termination payments exceeding the amount required under applicable Law); (ii) Contracts (other than Company Real Property Leases) that (A) limit the ability of the Company or any of its subsidiaries to engage or compete in any line of business or to do business with any person or in any location or geographic area, in favor of any person other than the Company, (B) materially limit the ability of the Company or any of its subsidiaries to solicit employees, in favor of any person other than the Company and its subsidiaries, (C) granting exclusivity, exclusive dealing, “most favored nations” status or any similar right, in each case in favor of any person other than the Company, (D) contain any rights of first offer or refusal or similar rights or (E) obligate the Company or any of its subsidiaries to make a minimum amount of purchases (other than, in the case of (x) each of clauses (B)-(E) (but not any Contracts pursuant to clause (C) which provide for exclusive dealing), any such Contracts for which the Company or any of its subsidiaries use a standard form agreement provided to Purchaser but that do not deviate in respect of the terms set forth in clauses (B)-(E) (but not any Contracts pursuant to clause (C) which provide for exclusive dealing) (except with respect to the amounts payable thereunder or other immaterial deviations) from such form agreement and (y) clause (B), any non-

29 [[5828813]] disclosure or similar agreements related to evaluating potential acquisitions or dispositions entered into in the ordinary course of business); (iii) Contracts with the 15 largest customers in the calendar year ended December 31, 2021, a list of such is also included in Section 4.15(a)(iii) of the Disclosure Letter, including any insurance companies under any program agreement of the Company or any of its subsidiaries (measured by revenue); (iv) Contracts that are the 15 largest Contracts (measured by gross premiums in the calendar year ended December 31, 2021), a list of such is also included in Section 4.15(a)(iv) of the Disclosure Letter, concerning program administration agency, managing general agency, managing general underwriter, other administration or management agreement, claims administration, claims handling, third party administration or similar agreements under which the Company or its subsidiaries represents or provides services to an insurance company in offering, marketing, managing, handling or administering claims in connection with underwriting or issuing insurance coverage covering specific types or classes of insureds; (v) Company Real Property Leases; (vi) Contracts under which the Company or any of its subsidiaries permits any third party to hold or operate any tangible property (other than real property), owned, leased, licensed or controlled by the Company, except for any such Contract under which the aggregate annual payments do not exceed $500,000; (vii) Contracts that involve payments to or from the Company and any of its subsidiaries, taken as a whole, in excess of an aggregate amount therefor of $2,000,000 over any calendar year or over $4,000,000 over the life of the Contract which is not terminable upon not more than 60 days’ notice to the counterparty; (viii) Contracts that are a collective bargaining agreement, labor Contract or other written agreement or arrangement with any labor union or any employee organization; (ix) Contracts that relate to (A) Contracts relating to any of the Specified Acquisitions, (B) any merger, acquisition or disposition of a business, equity interests or assets of any person (whether by merger, sale of equity interests, sale of assets or otherwise) by the Company or any of its subsidiaries, or (C) any merger, acquisition or disposition of a business, equity interests or assets or other business combination with respect to the Company or any of its subsidiaries in each case to the extent any actual or contingent material obligations of the Company or any of its subsidiaries thereunder remain in effect; (x) Contracts that relate to the development, ownership, or licensing of any Intellectual Property, whether by or from the Company and its subsidiaries (other than standard employee, consultant, confidentiality and customer contracts entered into in the ordinary course of business and contracts relating to the licensing of “shrink wrap” and similar generally commercially available end-user licenses to software for a license fee of no more than $250,000 per annum);

30 [[5828813]] (xi) Contracts that involve any joint venture, partnership, shareholders’ or similar arrangement, strategic alliance, co-owner, profit sharing, limited liability company or co-development Contract, other than the Company LLC Agreement; (xii) Contracts with any Governmental Entity; (xiii) Contracts that contain any indemnification (other than customary indemnification provisions entered into in the ordinary course of business), earnout or similar obligations that are ongoing and have not been satisfied; (xiv) Contracts related to Affiliated Transactions not subject to an Affiliated Transactions Termination; (xv) Contracts involving the resolution, compromise or settlement of any actual or threatened claim or the resolution of any Judgment in an amount greater than $200,000 relating to the Company or any of its subsidiaries, in each case, entered since the Lookback Date that have not been fully performed or that otherwise impose any continuing nonmonetary obligations on the Company or any of its subsidiaries; (xvi) Contracts obligating the Company or any of its subsidiaries to make any capital expenditures in excess of $1,000,000; (xvii) Contracts containing a release, immunity from suit, covenant not to sue, or covenant not to assert any Intellectual Property (A) from the Company or any of its subsidiaries to any other person or (B) to the Company or any of its subsidiaries from any other person; and (xviii) Contracts that relate to Indebtedness of the type referred to in clauses (A), (B), (C), (D), (E), (G) and (I) (solely with respect to Indebtedness of the type referred to in the other foregoing clauses) of the definition thereof, except any such Contract (A) with an aggregate outstanding principal amount outstanding thereunder not exceeding $2,000,000 or (B) between or among Holdings and any of its subsidiaries. (b) (i) A Seller or the Company has heretofore made available to Purchaser true and complete copies of each Material Contract. (ii) Except as would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole, each Material Contract (A) constitutes a valid and binding obligation of the Company or the subsidiary of the Company party thereto, as the case may be, and, to the Knowledge of the Company, the other parties thereto, and is in full force and effect, subject to the Bankruptcy and Equity Exception, (B) none of the Company or any of its subsidiaries nor, to the Knowledge of the Company, any other party thereto, are in breach of, or in default under, any such Material Contract and (C) no event has occurred that would constitute such a breach or default beyond any applicable notice or cure period thereunder by the Company or the subsidiary of the Company party thereto or, to the Knowledge of the Company, any other party thereto. No party to any Material Contract has exercised any termination rights with respect thereto and neither the Company nor any of its subsidiaries has received written notice, indication or communication from

31 [[5828813]] any party to a Material Contract to the effect that such party will, or has threatened in writing to, terminate, not renew or materially change the terms, conditions or provisions (including with respect to payment or pricing) with respect to a Material Contract. SECTION 4.16. Intellectual Property Rights. (a) Section 4.16(a) of the Disclosure Letter sets forth, as of the date hereof, a complete and accurate list of all Patents, registered Trademarks, registered Copyrights and Internet Properties included in the Company Owned Intellectual Property. All Intellectual Property listed on Section 4.16(a) of the Disclosure Letter is valid, subsisting and enforceable, except for where the failure to be so valid, subsisting and enforceable individually or in the aggregate, would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries are the sole and exclusive owners of all right, title and interest in and to the Company Owned Intellectual Property free and clear of all Liens (other than Permitted Liens). (b) Since the Lookback Date, to the Knowledge of the Company, the Company Owned Intellectual Property has not been infringed, misappropriated or otherwise violated by any third party, except for such infringements, misappropriations or violations that, individually or in the aggregate, would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole. (c) Since the Lookback Date, (i) the conduct of the business of the Company and its subsidiaries has not infringed, misappropriated, misused or otherwise violated any third party’s right, title or interest in any Intellectual Property and (ii) there are no claims pending or threatened in writing, and the Company and its subsidiaries have not received any other written notice, demand or claim, alleging that the Company or any of its subsidiaries have infringed, misappropriated, misused or otherwise violated any third party’s right, title or interest in any Company Owned Intellectual Property, except for, in the case of clauses (i)-(ii), that, individually or in the aggregate, would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole. (d) Each current and former employee or consultant of the Company or any of its subsidiaries who has participated in the authorship, conception, creation, reduction to practice or development of any Intellectual Property developed for the Company or any of its subsidiaries has executed a written agreement transferring the right, title and interest therein to the Company or one of its subsidiaries, as relevant, except as would not be material to the Company and its subsidiaries, taken as a whole. (e) The Company and its subsidiaries (i) maintain reasonable privacy and data security policies and practices governing the use, collection, storage and dissemination of personally identifiable information and (ii) since the Lookback Date, have complied in all respects with such privacy and data security policies and practices and with all applicable Privacy Laws, except for such instances of non-compliance that, individually or in the aggregate, would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole. To the Knowledge of the Company, since the Lookback Date, neither the Company nor any of its subsidiaries have suffered a data security breach with respect to any Personal Data they maintain or that a third party maintains on their behalf, except for any breaches that, individually or in the

32 [[5828813]] aggregate, would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole. (f) Since the Lookback Date, (i) the Company and its subsidiaries have taken commercially reasonable steps to maintain and protect the security, integrity and operation of their information technology systems, computers, hardware, software, networks, platforms, middleware, servers, workstations, routers, hubs, switches, data, communications lines and all other information technology equipment (collectively, the “IT Systems”), (ii) except as would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole, the IT Systems have been free from viruses, bugs, malicious code or other defects or similar contaminants, and have not suffered a malfunction or failure, (iii) there has been no actual or alleged security breach or unauthorized access to the IT Systems by any other person and (iv) neither the Company nor any of its subsidiaries has been notified by any third party (including pursuant to any audit) of any material information security deficiency that would reasonably be expected to cause a material disruption to the operation of the IT Systems, except as would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole. SECTION 4.17. Anti-Corruption, Anti-Money Laundering, and Trade Compliance. (a) Neither the Company, its subsidiaries, employees, officers, directors, nor to the Knowledge of the Company, any agents or other third parties acting on behalf of the Company have in the prior five years (i) violated any applicable Anti-Corruption Laws, Anti-Money Laundering Laws, or Global Trade Laws or Regulations; or (ii) offered, paid, promised to pay, authorized the payment of, received, or solicited anything of value under circumstances such that all or a portion of such thing of value would be offered, given, or promised, directly or indirectly, to any person to obtain any improper advantage. (b) At no time during the prior five years has the Company, its employees, officers, directors, or to the Knowledge of the Company, any agents or other third parties acting on behalf of the Company (i) conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Entity or similar agency with respect to any alleged act or omission arising under or relating to any potential noncompliance with any Anti- Corruption Law, Anti-Money Laundering Law, or Global Trade Laws and Regulations; or (ii) been the subject of current, pending, or threatened investigation, formal or informal inquiry or enforcement proceedings for violations of Anti-Corruption Laws, Anti-Money Laundering Law, or Global Trade Laws and Regulations or received any notice, request, or citation for any actual or potential noncompliance with any Anti-Corruption Law, Anti-Money Laundering Law, or Global Trade Laws and Regulations. (c) Neither the Company, its subsidiaries, ultimate beneficial owners, employees, officers, directors, nor to the Knowledge of the Company, any agents or other third parties acting on behalf of the Company, is currently a Restricted Party. (d) At no time during the prior five years has the Company, its subsidiaries, employees, officers, directors, or to the Knowledge of the Company, any agents or other third parties acting on behalf of the Company, engaged in any direct or indirect dealings or transactions

33 [[5828813]] in or with a Restricted Party or Restricted Country, nor are they currently engaged in any such activities. SECTION 4.18. Insurance. The Company has delivered or made available to Purchaser true and accurate copies of all material insurance policies or binders owned by the Company or any of its subsidiaries (or summaries thereof) as in effect on the date hereof (collectively, the “Company Insurance Policies”). Section 4.18 of the Disclosure Letter sets forth a list of all Company Insurance Policies and a description of all (a) pending claims and (b) settled claims since the Reference Date under each of the Company Insurance Policies. The Company Insurance Policies are in full force and effect, all premiums due thereunder have been paid, none of the Company and any of its subsidiaries have received any written notice of any pending or threatened termination or nonrenewal of any Company Insurance Policies. To the Knowledge of the Company, neither the Company nor any of its subsidiaries are in breach of, or default under, any Company Insurance Policies. SECTION 4.19. Brokers. No broker, investment banker, financial advisor or other person, other than J.P. Morgan Securities LLC (or one of its affiliates), the fees and expenses of which will be paid by Sellers, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its subsidiaries or Affiliates. ARTICLE V Representations and Warranties of Purchaser Purchaser represents and warrants to Sellers, Holdings and the Company as follows: SECTION 5.01. Organization, Standing and Power. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than where such lack of power or authority, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or a material adverse effect on the ability of Purchaser to consummate the Transactions (any such material adverse effect, a “Purchaser Material Adverse Effect”). SECTION 5.02. Authority; Execution and Delivery; Enforceability. Purchaser has all requisite corporate or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under this Agreement, the Escrow Agreement and the Ancillary Documents and to consummate the Transactions. The execution and delivery by Purchaser of, and the performance of its obligations under, this Agreement, the Escrow Agreement and the Ancillary Documents and the consummation by Purchaser of the Transactions have been duly authorized by all necessary corporate or similar action on the part of Purchaser. Purchaser has duly executed and delivered this Agreement, and will duly execute and deliver the Escrow Agreement, and this Agreement constitutes and, upon due execution and delivery by the other parties hereto, the Escrow Agreement will constitute, its legal, valid and binding obligation,

34 [[5828813]] enforceable against it in accordance with their terms, subject to the Bankruptcy and Equity Exceptions. No vote of holders of any class or series of capital stock of Purchaser is required in connection with the execution, delivery and performance of this Agreement, the Escrow Agreement and the Ancillary Documents or the consummation of the Transactions. SECTION 5.03. No Conflicts; Consents. (a) The execution and delivery by Purchaser of, and the performance of its obligations under, this Agreement, the Escrow Agreement and the Ancillary Documents, to which Purchaser is, or is specified to be, a party do not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Purchaser or any of its subsidiaries under, any provision of (i) Governing Documents of Purchaser or any of its subsidiaries, (ii) any Contract to which Purchaser or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 5.03(b), any material Judgment or Law applicable to Purchaser or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect. (b) No Consent of, or registration, notice, declaration, registration or filing with or Governmental Authorization from, (i) any Governmental Entity, (ii) any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to any federal, state, local or foreign government, any agency division, bureau, department or other political subdivision of any government entity or organization, (iii) any company, business, enterprise or other entity owned, in whole or in part, or controlled by any government, entity, organization described in the foregoing clauses (i) and (ii), (iv) any political party or (v) any other person in the United States is required to be obtained or made by or with respect to Purchaser or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement, the Escrow Agreement and the Ancillary Documents to which Purchaser is, or is specified to be, a party or the consummation of the Transactions other than (v) compliance with and filings under the HSR Act, (w) compliance with and such Consents or filings as may be required under the U.K. Approvals, (x) the filing of applications under §4001.253 of the Texas Insurance Law with the Texas Department of Insurance and approvals or non-objections thereof, (y) such filings as may be required in connection with the Transfer Taxes and (z) such other items that, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect. SECTION 5.04. Brokers. No broker, investment banker, financial advisor or other person, other than Morgan Stanley (acting through one of its Affiliates), the fees and expenses of which will be paid by Purchaser, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Purchaser. SECTION 5.05. Litigation. There is no suit, action or proceeding pending against Purchaser or any of its subsidiaries that, individually or in the aggregate, would reasonably be

35 [[5828813]] expected to have a Purchaser Material Adverse Effect, nor are there any Judgments outstanding against Purchaser or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Purchaser Material Adverse Effect. To the Knowledge of Purchaser, there is no suit, action or proceeding threatened against Purchaser or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Purchaser Material Adverse Effect. SECTION 5.06. Solvency. Assuming the satisfaction or waiver of all of the conditions set forth in Sections 8.01 and 8.02, and after giving effect to the Transactions and the satisfaction of all of Purchaser’s obligations under this Agreement, including the obligations under Article I, and the payment of all other amounts required to be paid in connection with the consummation of the Transactions and the payment of all related fees and expenses, Purchaser will be Solvent as of the Closing and immediately after the consummation of the Transactions. For the purposes of this Agreement, the term “Solvent”, when used with respect to any person, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such person will, as of such date, exceed the sum of (i) the value of all “liabilities of such person, including contingent and other liabilities”, as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such person, as of such date, on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) such person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date and (c) such person will be able to pay its liabilities (including contingent and other liabilities) as they mature. For purposes of the foregoing definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities (including contingent and other liabilities) as they mature” means that such person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due. SECTION 5.07. Financing. Purchaser has delivered to Holdings true and complete copies of (a) a fully executed commitment letter dated the date hereof (together with all exhibits, annexes, schedules and term sheets attached thereto and as amended, restated, supplemented or otherwise modified from time to time after the date of this Agreement in compliance with Section 7.07 and the terms of such commitment letter, the “Equity Commitment Letter”) from the Guarantor providing for an equity investment in Purchaser, subject to the terms and conditions set forth therein, in cash in the aggregate amount set forth therein (the “Equity Financing”) and (b) (i) a fully executed commitment letter dated the date hereof from the financial institutions identified therein (together with the fee letters referred to in clause (ii) below, and all exhibits, annexes, schedules and term sheets attached to such commitment letter or any such fee letter and, in each case, as amended, restated, supplemented, otherwise modified or replaced from time to time after the date of this Agreement in compliance with Section 7.07, collectively, the “Debt Commitment Letter” and, together with the Equity Commitment Letter, the “Financing Letters”), providing, subject to the terms and conditions set forth therein, for debt financing in the amounts set forth therein (the “Debt Financing” and, together with the Equity Financing, the “Financing”) and (ii) each fee letter referred to in the Debt Commitment Letter or otherwise entered into by Purchaser or its affiliates in connection with the Debt Financing, except that the copies of such fee letters delivered to Holdings may be redacted solely as to fee amounts, pricing

36 [[5828813]] caps and other economic provisions that are customarily redacted in connection with merger agreements of this type; provided that, in each case, such redactions do not relate to any terms that could adversely affect the conditionality, enforceability, availability, termination or aggregate principal amount of the Debt Financing (such redactions, “Permitted Fee Letter Redactions”). As of the date of this Agreement, neither of the Financing Letters has been amended or otherwise modified, no such amendment or other modification is contemplated, and none of the obligations and commitments contained in the Financing Letters have been withdrawn, terminated or rescinded in any respect and no such withdrawal, termination or rescission is contemplated. Purchaser has fully paid any and all commitment fees or other fees in connection with the Financing that are payable on or prior to the date of this Agreement. Assuming the Financing is funded in accordance with the Financing Letters, the net proceeds contemplated by the Financing Letters (after netting therefrom all applicable fees, expenses, original issue discount and similar charges and amounts and after giving effect to the maximum amount of flex (including original issue discount) provided under the Debt Commitment Letter), will in the aggregate be sufficient for Purchaser (i) to pay the Closing Date Amount, (ii) to repay or refinance all Indebtedness under the Existing Credit Agreement and all other Indebtedness contemplated by this Agreement or any Financing Letter to be repaid or refinanced in connection with the Transactions and (iii) to pay all other amounts required to be paid by Purchaser in connection with the consummation of the Transactions, including all fees and expenses payable by Purchaser in connection with the Transactions (the amounts referred to in clauses (i) through (iii) above, collectively, the “Purchaser Payment Amounts”). As of the date of this Agreement, the Financing Letters are (x) legal, valid and binding obligations of Purchaser and, in the case of the Equity Commitment Letter, the Guarantor and, to the Knowledge of Purchaser, each of the other parties thereto, (y) enforceable in accordance with their respective terms against Purchaser and, in the case of the Equity Commitment Letter, the Guarantor and, to the Knowledge of Purchaser, each of the other parties thereto, subject to the Bankruptcy and Equity Exception, and (z) in full force and effect. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would or could reasonably be expected to constitute a default or breach on the part of Purchaser or, to the Knowledge of Purchaser, any other parties thereto under any Financing Letter or otherwise result in any portion of the Financing contemplated hereby to be unavailable or delayed. As of the date of this Agreement, Purchaser does not have any reason to believe that it or any of the other parties to the Financing Letters will be unable to satisfy on a timely basis any term or condition of the Financing Letters required to be satisfied by it, that the conditions set forth therein will not otherwise be satisfied or that the full amount of the Financing will not be available on the Closing Date. Except as expressly set forth in the Equity Commitment Letter or the Debt Commitment Letter, as the case may be, there are no conditions to the obligations of the Guarantor or the Debt Financing Sources to fund the full amount of the Equity Financing or the Debt Financing, as the case may be, or any contingencies that would permit the Guarantor or the Debt Financing Sources to reduce the amount of the Equity Financing or the Debt Financing, including any condition or other contingency relating to the amount or availability of the Debt Financing pursuant to any “flex” provision. As of the date of this Agreement, there are no side letters or other Contracts, arrangements or understandings (whether oral or written and whether or not legally binding) or commitments to enter into side letters or other Contracts, arrangements or understandings (whether oral or written and whether or not legally binding) to which Purchaser or any of its affiliates is a party related to any condition to the obligations of the Guarantor or the Debt Financing Sources to fund the full amount of the Equity Financing or the Debt Financing, as

37 [[5828813]] the case may be, or related to any contingency that would permit the Guarantor or the Debt Financing Sources to reduce the amount of the Equity Financing or the Debt Financing, as the case may be, in each case, other than as expressly contained in the Financing Letters and delivered to Holdings prior to the date of this Agreement. SECTION 5.08. Guarantee. Concurrently with the execution of this Agreement, Purchaser has delivered to Holdings the duly executed guarantee of the Guarantor, dated as of the date of this Agreement, in favor of the Sellers’ Representative in respect of Purchaser’s obligation to pay the Termination Payments and certain of Purchaser’s other obligations arising under, or in connection with, this Agreement and the Transactions (the “Guarantee”). The Guarantee is (a) a legal, valid and binding obligation of the Guarantor, (b) enforceable against the Guarantor in accordance with its terms, subject to the Bankruptcy and Equity Exception and (c) in full force and effect. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of the Guarantor under the Guarantee. SECTION 5.09. CFIUS Foreign Person Status. Purchaser is not a “foreign person”, as defined in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”). Purchaser is not an entity over which “control” is exercised or exercisable by, or is acting on behalf of, a “foreign person”, as such terms are defined in the DPA. Purchaser is not permitting any “foreign person” (as defined in the DPA) affiliated with Purchaser to obtain through Purchaser any of the following with respect to Holdings or its subsidiaries: (a) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of Holdings or its subsidiaries, (b) membership or observer rights on, or the right to nominate an individual to a position on, the board of director or equivalent governing body of Holdings or its subsidiaries, (c) any involvement, other than through voting of shares, in substantive decision-making of Holdings or its subsidiaries regarding (i) the use, development, acquisition, safekeeping or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by Holdings or its subsidiaries, (ii) the use, development, acquisition or release of any “critical technology” (as defined in the DPA) or (iii) the management, operation, manufacture or supply of “covered investment critical infrastructure” (as defined in the DPA) or (d) “control” (as defined in the DPA) of Holdings or its subsidiaries. ARTICLE VI Covenants Relating to Conduct of Business SECTION 6.01. Operation of the Business of the Company and its Subsidiaries. (a) Except (w) as expressly contemplated by this Agreement, (x) as set forth in Section 6.01(a) of the Disclosure Letter, (y) for any commercially reasonable action or inaction of the Company or any of its subsidiaries in connection with any COVID-19 Measures, which action or inaction the Company has determined in good faith to be in the best interests of the Company (provided, that to the extent practicable the Company shall consult in good faith with Purchaser on any actions taken, or expected to be taken in reliance on this clause (y) that materially deviate from the Company’s and its subsidiaries’ actions taken in response to COVID-19 prior to the date hereof, and in any event shall notify Purchaser of any such action in writing as promptly as possible) or (z) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld,

38 [[5828813]] delayed or conditioned), between the date of this Agreement and the earlier of the Closing Date and the date on which this Agreement is terminated pursuant to Section 10.01, the Company shall, and shall cause its subsidiaries to, use commercially reasonable efforts to conduct their respective businesses in the ordinary course of business and in substantially the same manner previously conducted and, to preserve intact their respective current business organizations, keep available the services of their respective current officers and employees, and maintain their respective relations with suppliers, customers, licensors and others having business relationships with them. (b) In addition, and without limiting the generality of the foregoing, except for any commercially reasonable action or inaction of the Company or any of its subsidiaries in connection with any COVID-19 Measures, which action or inaction the Company has determined in good faith to be in the best interests of the Company (provided, that to the extent practicable the Company shall consult in good faith with Purchaser on any actions taken or not, or expected to be taken or not in reliance on the foregoing that materially deviate from the Company’s and its subsidiaries actions (or inactions) taken (or not taken) in response to COVID-19 prior to the date hereof) and for matters set forth in Section 6.01(b) of the Disclosure Letter, required by applicable Law or otherwise contemplated by this Agreement, between the date of this Agreement and the Closing Date, the Company shall not, and shall not permit its subsidiaries to, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), take any of the following actions: (i) (A) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company Units (in the case of the Company) or other securities thereof (in the case of any of the Company’s subsidiaries) or (B) purchase, redeem or otherwise acquire any additional Company Units (in the case of the Company) or any other securities thereof (in the case of any of the Company’s subsidiaries) or any rights, warrants or options to acquire any such Company Units or other securities; (ii) issue, transfer, sell or otherwise dispose of (A) any shares of its capital stock or equity interests, other than issuances, transfers, sales or dispositions of Equity Interests of the Company’s subsidiaries to the Company or another subsidiary of the Company, (B) any Voting Company Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or (D) any “phantom” stock, “phantom” stock rights, stock appreciation rights, stock-based performance units or other equity-based compensation; (iii) adopt a plan or arrangement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization; (iv) amend its Governing Documents other than immaterial amendments or such amendments required in connection with the consummation of the Transactions; (v) acquire or agree to (A) acquire by merging or consolidating with, or by purchasing an equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other

39 [[5828813]] business organization or division thereof, (B) acquire any equity interests or assets that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole (for the avoidance, any transaction in excess of the thresholds set forth in section (z) of this clause shall be considered material) or (C) license, transfer, convey or otherwise dispose of any equity interests or assets, except for (x) the Specified Acquisitions, (y) entering into non-binding letters of intent or similar non-binding Contracts, or (z) transactions involving aggregate consideration not exceeding $1,500,000 for any such purchase individually or $3,500,000 for any such purchases in the aggregate; (vi) sell, lease (as lessor), license, assign, transfer or otherwise dispose of or subject to any Lien (other than Permitted Liens) (A) any properties or assets (other than Intellectual Property) of the Company and its subsidiaries, or (B) any Intellectual Property, except sales of inventory, personal property and excess, obsolete, worn-out or other assets in the ordinary course of business, in each case, except for sales, leases or other dispositions with aggregate consideration not exceeding $2,000,000 individually; (vii) except (A) as required pursuant to the terms of any Benefit Plan or Benefit Agreement or (B) as required to comply with applicable Law, (1) grant to any Company Personnel any increase in compensation or pay any amounts to any Company Personnel not otherwise due, other than increases in the ordinary course of business consistent with past practice in connection with promotions permitted by this Section 6.01(b)(vii), (2) grant to any Company Personnel any increase in severance or termination pay, (3) enter into any severance or termination agreement with any Company Personnel, (4) establish, adopt, enter into, amend or terminate (x) in any respect, any labor, collective bargaining or works council agreement or (y) in any material respect, any Benefit Plan or Benefit Agreement, (5) take any action to accelerate any material rights or benefits, or make any material determinations, under any Benefit Plan or Benefit Agreement or (6) hire, promote or terminate any Company Personnel (or individual who would be Company Personnel), other than (x) in the ordinary course of business consistent with past practice with respect to Company Personnel (or individual who would be Company Personnel) who earns (or would earn in the case of a new hire) base compensation not in excess of $300,000, (y) terminations for “cause” (as determined in the Company’s reasonable discretion); or (z) promoting or hiring individuals to replace departed Company Personnel in the ordinary course of business consistent with past practice; (viii) make any material change in financial accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company or any of its subsidiaries, including cash management policies in a manner not in the ordinary course of business, except as required by a change in GAAP or an authoritative interpretation thereof; (ix) incur, guarantee, assume or otherwise become liable for any Indebtedness of the type referred to in clauses (A), (B), (C), (D), (E), (G) and (I) (solely with respect to Indebtedness of the type referred to in the other foregoing clauses) of the definition thereof (other than Contracts, facilities or other instruments existing as of the date hereof and that will be paid off in their entirety at or prior to Closing) or make any loans, advances or capital contributions to, or investments in, any other person, other than (A) to or in the

40 [[5828813]] Company or any of its subsidiaries or (B) extensions of trade credit in the ordinary course of business not in excess of $3,000,000 in the aggregate; (x) make, change or revoke any material Tax election or method of Tax accounting, change any annual Tax accounting period, file any material amended Tax Return, enter into any “closing agreement” or similar agreement with respect to Taxes, agree to an extension or waiver of the statute of limitations with respect to the assessment, determination or collection of material Taxes, apply for or obtain any Tax ruling, surrender any right to claim a refund of a material amount of Taxes or settle or compromise any Tax liability for a material amount of Taxes, other than in the ordinary course of business; (xi) loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, any Seller or any of its affiliates (other than the Company and its subsidiaries), except for (A) dividends, distributions and redemptions (provided, that such dividend, distribution or redemption does not leave the Company and its subsidiaries with an unreasonable level of operating capital), (B) intercompany transactions exclusively between Holdings and its subsidiaries entered into in the ordinary course of business, (C) Benefit Plans or Benefit Agreements the entry into of which is not prohibited by Section 6.01(a)(ix) and (D) such loans or advances the entry into of which is not prohibited by Section 6.01(a)(vii); (xii) commit a breach of, terminate, let lapse or modify any material permit or Governmental Authorization, other than immaterial modifications in the ordinary course of business; (xiii) enter into any joint venture, partnership, strategic alliance or similar arrangement with any person; (xiv) terminate, cancel or make any material detrimental changes to any Company Insurance Policies, including allowing such Company Insurance Policies to expire without renewing or obtaining comparable replacement coverage, or fail to pay premium or report known material claims to an insurance carrier in each case in a timely manner; (xv) make any capital expenditures or commitments for capital expenditures in excess of $1,000,000 in the aggregate; (xvi) enter into any new line of business or terminate any existing line of business; provided that, for the avoidance of doubt, the Company or any of its subsidiaries commencing or ceasing to offer, market, underwrite or issue any new type or class of insurance coverage or any insurance coverage to any new type or class of insureds in the ordinary course of business shall not constitute the entry into a new line of business or the termination of any existing line of business, respectively; (xvii) settle any pending or threatened Action, other than settlements of any pending or threatened Action in the ordinary course of business where the amount to be paid by the Company or any of its subsidiaries in any such settlements does not exceed $250,000 individually or $500,000 in the aggregate and is paid prior to the Measurement

41 [[5828813]] Time; provided that no settlement of any pending or threatened Action may involve any injunctive or equitable relief, or impose restrictions, on the business activities of the Company or its subsidiaries, or adopt a plan or arrangement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization; (xviii) apply for the cancellation or variation of any permission or authorizations granted by the FCA to the U.K. Regulated Subsidiaries or undertake any activities or new business that requires the granting of any new permission or authorization from the FCA; or (xix) authorize any of, or commit or agree to take any of, the foregoing actions. Notwithstanding anything to the contrary contained in this Section 6.01, the parties hereto expressly acknowledge and agree that the Company and its subsidiaries may repay any Indebtedness, pay any Transaction Expenses or declare, set aside or make any dividends, distributions or redemptions in accordance with Section 6.01(b)(xi)(A) prior to the Measurement Time; provided, however, that (i) the extent of such actions shall be taken into account in the calculation of the items required to be set forth on the Preliminary Statement or the Statement and (ii) for the avoidance of doubt, no such actions may be taken following the Measurement Time. (c) Holdings shall not, and shall not permit its subsidiaries to, take any action that would, or that would reasonably be expected to result in any condition set forth in Article IX not being satisfied. SECTION 6.02. Operation of the Business of Purchaser and its Subsidiaries. Purchaser shall not, and shall not permit any of its subsidiaries to, take any action that would, or that would reasonably be expected to result in any condition set forth in Article IX not being satisfied. ARTICLE VII Additional Pre-Closing Agreements SECTION 7.01. Access to Information. Subject to applicable Law, and except as required to comply with any COVID-19 Measures or any limitations the Company imposes in good faith in response to COVID-19, the Company shall, and the Company shall cause its subsidiaries to, afford to Purchaser’s officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours, during the period prior to the Closing Date, to all their respective books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause its subsidiaries to, furnish promptly to Purchaser all available information concerning the business, properties and personnel of the Company and its subsidiaries as Purchaser may reasonably request; provided, however, (a) that that nothing herein shall require the Company or any of its subsidiaries to (i) provide any document subject to an applicable attorney/client privilege or any attorney work product privilege, (ii) take any action which in the reasonable judgment of the Company and its representatives, would result in the violation of any applicable Law or violate the Company’s or any of its subsidiaries’ legally

42 [[5828813]] enforceable confidentiality obligations to third parties or (iii) take any action in a manner that would unreasonably interfere with the business and operations of the Company and its subsidiaries or not comply with the Company’s and its subsidiaries’ reasonable security measures or insurance requirements or otherwise jeopardize the health and safety of any employee of the Company and its subsidiaries (the terms of clause (a) of this proviso, collectively, the “Access Limitations”) and (b) this Section 7.01 shall not entitle Purchaser or its Representatives to (i) contact (x) any employee (other than the executive management team solely for purposes of discussing post- Closing employment or opportunities with respect to the Transaction) of the Company or any of its subsidiaries or (y) any third party doing business with the Company or any of its subsidiaries (other than with respect to matters unrelated to the Transaction and without reference to the Company and its subsidiaries), in each case without the Sellers’ Representative’s prior written consent or (ii) conduct any Phase I or Phase II environmental site assessments or other intrusive or invasive sampling or testing of environmental media (including any air, soil, sediment, groundwater or surface water) or building material at any Company Real Property. For the avoidance of doubt, after the Closing, Purchaser shall, and shall cause the Company and its subsidiaries to, afford (at the sole cost of Holdings Seller) such access to such persons and information to the extent required in connection with Holdings Sellers’ ultimate parent company ongoing SEC reporting obligations in respect of the business of the Company and its subsidiaries, subject to the Access Limitations (including as if the references to the Company and its subsidiaries were references to Purchaser in the definition thereof). If any material is withheld by the Company and its subsidiaries pursuant to the proviso to the preceding sentence, the withholding party shall, to the extent permitted by Law, inform the requesting party as to the general nature of what is being withheld. All information provided pursuant to this Section 7.01 (and any information provided by Holdings, its subsidiaries or its or their respective Representatives pursuant to Section 7.07(c)) shall be subject to the confidentiality agreement dated March 8, 2022, between Carlyle Investment Management L.L.C. and NSM Insurance HoldCo, LLC (the “Confidentiality Agreement”). SECTION 7.02. Reasonable Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each party hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including: (i) causing the waiting period under the HSR Act to terminate or expire at the earliest possible date (the “HSR Approval”), including by filing or causing to be filed as promptly as practicable, but in no event later than five Business Days after the date hereof, with the Federal Trade Commission and the United States Department of Justice, Antitrust Division any notifications required to be filed under the HSR Act and the rules and regulations promulgated thereunder with respect to the Transactions; (ii) causing the U.K. Approvals to be received, including by Purchaser filing or causing to be filed as promptly as practicable, but in no event later than ten Business Days after the date hereof, with the FCA any notifications or other filings required to be filed in connection with the U.K. Approvals;

43 [[5828813]] (iii) causing approvals or non-objections under the Texas Insurance Law, including by Purchaser filing or causing to be filed as promptly as practicable, but in no event later than ten Business Days after the date hereof, an application under §4001.253 of the Texas Insurance Law with the Texas Department of Insurance; (iv) obtaining in the most expeditious manner practicable all other necessary actions or nonactions, Consents, Governmental Authorizations and Orders (including with respect to the HSR Approval and the U.K. Approvals) from Governmental Entities in connection with the authorization, execution, delivery, performance and consummation of this Agreement, the Ancillary Documents and the Transactions; (v) vigorously defending any lawsuits or other legal proceedings, whether regulatory, judicial, administrative or other, to which it is a party challenging or affecting this Agreement, the Ancillary Documents or the Transactions (including all regulatory proceedings necessary or advisable in connection with obtaining the HSR Approval and the U.K. Approvals) or seeking to prohibit or delay the consummation of the Transactions or rescind, vacate, or otherwise challenge any Orders granted; (vi) seeking to have lifted or rescinded any injunction or restraining order that may adversely affect the ability of the parties to consummate the Transactions; (vii) as promptly as practicable, and in any event within 30 days after the date hereof, making or causing to be made all necessary notifications, applications and filings with respect to any other required Consents, Governmental Authorizations and Orders, and thereafter make any other required submissions, and pay any fees due in connection therewith, with respect to this Agreement, the Ancillary Documents and the Transactions required under or with respect to the HSR Approval, the U.K. Approvals and any other such Consents, Governmental Authorizations and Orders; provided, however, that each party hereto shall cooperate with each other in connection with determining whether any action by or in respect of, or filing with, any Governmental Entity is required in connection with the Transactions (including with respect to the HSR Approval and the U.K. Approvals) and seeking any such actions, consents, approvals or waivers or making any such filings; and (viii) executing and delivering any additional instruments necessary to consummate the Transactions and fully carry out the purposes of this Agreement. (b) General Procedures. The Sellers’ Representative and Purchaser shall jointly, and on an equal basis, coordinate the overall development of the positions to be taken and the regulatory actions to be requested in such applications and filings for approval of the matters contemplated by this Agreement that require regulatory approval and of all other regulatory matters incidental thereto that are to be addressed in such applications and filings (except with respect to the U.K. Approvals, for which Purchaser shall be primarily responsible, subject to the other terms of this Section 7.02). Each party hereto shall promptly furnish to each other all information required for any application or other filing under the rules and regulations of any applicable Law in connection with the Transactions. Purchaser shall consult, in good faith, with the Sellers’ Representative in respect of any substantive communications, meetings or other

44 [[5828813]] contacts, formal or informal, oral or written, with any Governmental Entity in connection with the Transactions (including with respect to the HSR Approval and the U.K. Approvals) or any related declaration, filing, registration, notice, authorization, consent or approval, and, to the extent permitted by Law, shall provide the Sellers’ Representative advance notice and an opportunity to attend all meetings (other than non-material meetings) and substantive oral communications with any Governmental Entity relating to any of the foregoing. Purchaser will provide the Sellers’ Representative with reasonable advance opportunity to review and comment upon and will consider in good faith the views of the Sellers’ Representative in connection with all substantive written communications with a Governmental Entity regarding the Transactions (including with respect to the HSR Approval and the U.K. Approvals) and, to the extent permitted by Law, will promptly provide the Sellers’ Representative with copies of all substantive written communications to or from any Governmental Entity relating to the Transactions (including with respect to the HSR Approval and the U.K. Approvals) (it being acknowledged that certain such substantive written communications may be shared on a confidential outside counsel to counsel basis only). No party to this Agreement shall consent to any voluntary delay of the Closing at the behest of any Governmental Entity without the consent of the other, which consent shall not be unreasonably withheld, delayed or conditioned. No party to this Agreement, directly or indirectly through one or more of its affiliates, shall take any action, including acquiring or making any investment in any corporation, partnership, limited liability company or other business organization or any division or assets thereof, that would reasonably be expected to cause a material delay in the satisfaction of the conditions contained in Article IX. Nothing in this Section 7.02 will apply to or restrict communications or other actions by Holdings or any of its subsidiaries with or with respect to Governmental Entities in connection with their businesses in the ordinary course of business or the Specified Acquisitions. Notwithstanding anything in this Agreement to the contrary, Purchaser shall, on behalf of the parties, control and lead all communications and strategy relating to HSR Approval, the U.K. Approvals and any other such Consents, Governmental Authorizations and Orders, subject to good faith advanced consultation with Sellers’ Representative and the other rights of the Sellers’ Representative set forth herein; provided that Purchaser shall not stay, toll or extend any applicable waiting period under the HSR Act, any other antitrust Laws or enter into a timing agreement with any Governmental Entity, without (x) consulting with the Sellers’ Representative on such action and considering their comments in good faith, or (y) the prior written consent of the Sellers’ Representative to the extent that such action would delay the Closing beyond the Outside Date; provided further that Purchaser shall keep the Sellers’ Representative promptly informed, and in advance when reasonably practicable, in writing as to the communications and strategy and status of the matters referred to in this Section 7.02, including furnishing Sellers’ Representative with any written notices or other substantive communications related to the foregoing. (c) Notwithstanding the foregoing, Purchaser agrees to take, or cause to be taken, any and all steps and to make, or cause to be made, any and all undertakings necessary to avoid or eliminate each and every impediment asserted by any Governmental Entity applicable to Purchaser, Holdings or any of its subsidiaries, so as to enable the Closing to occur as promptly as practicable, including (i) agreeing to conditions imposed by any Governmental Entity and proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, any of the following actions: the sale, divestiture, licensing or disposition of assets or businesses of Purchaser or Holdings or any of their respective subsidiaries or (ii) accepting any operational restrictions, including restrictions on the ability to change rates or charges or standards

45 [[5828813]] of service, or otherwise taking or committing to take actions that limit any of Purchaser’s or its subsidiaries’ (including Holdings and its subsidiaries following the Closing Date) freedom of action with respect to, or its ability to retain or freely operate, any of the assets, properties, licenses, rights, product lines, operations or businesses of Purchaser, Holdings or any of their respective subsidiaries, in each case as may be required in order to enable the Closing to occur as promptly as possible or to avoid the entry of, or to effect the lifting or dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the Closing. Notwithstanding the foregoing or anything in this Agreement to the contrary, Sellers shall not be required to, and Purchaser shall not, in connection with obtaining any consents or approvals hereunder, or in connection with otherwise complying with any provisions of this Agreement, consent to (x) the taking of any action or the imposition of any terms, conditions, limitations or standards of service the effectiveness or consummation of which is not conditional upon the occurrence of the Closing or (y) the imposition of any terms, conditions or limitations on or with respect to any Seller, any of its affiliates (other than Holdings and its subsidiaries), any of their respective businesses or any of the benefits to any Seller and its affiliates of the Transactions. (d) Without limiting the generality of anything contained in this Section 7.02, each party hereto shall: (i) give the other parties prompt notice of the making or commencement of any inquiry, investigation, action or legal proceeding by or before any Governmental Entity with respect to the Transactions, (ii) keep the other parties reasonably informed as to the status of any such inquiry, investigation, action or legal proceeding, and (iii) promptly inform the other parties of any substantive communication to or from any Governmental Entity regarding the Transactions. Each party hereto will consult and cooperate with the other parties (including to promptly provide Purchaser all information, materials, documents and assistance as may be reasonably required by Purchaser in connection with the U.K. Approvals, including for the purposes of completing the filings to the FCA and responding to communications from the FCA connected with the U.K. Approvals) and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to any Governmental Entity in connection with the Transactions. In addition, except as may be prohibited by any Governmental Entity or by any applicable Law, in connection with any such inquiry, investigation, action or legal proceeding, each party hereto will permit authorized Representatives of the other parties to be present at each meeting or conference relating to such inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with such inquiry, investigation, action or legal proceeding (it being acknowledged that certain such documents, opinions or proposals may be shared on a confidential outside external counsel to counsel basis only). (e) Notwithstanding any other provision in this Section 7.02, Purchaser shall be under no obligation to: (i) consult with the Sellers' Representative in respect of, or provide the Sellers' Representatives with details of, any information to the extent relating to the Purchaser or any of its affiliates, shareholders, partners, managers, funds, portfolio investments or investors or potential investors in any connected fund (and their employees and officers) (as applicable) which is of a confidential, legally privileged or commercially sensitive nature or which Purchaser is not permitted to provide in accordance with any applicable Laws or regulatory requirements or (ii) provide the Sellers' Representative with advance notice or an opportunity to attend any

46 [[5828813]] meetings or oral communications with any Governmental Entity to the extent that such meetings or oral communications solely relate to Purchaser or any of its affiliates, shareholders, partners, managers, funds, portfolio investments or investors or potential investors in any connected fund (and their employees and officers) and not to the Company or its subsidiaries or the Transactions. (f) Nothing contained in this Agreement shall give Purchaser, directly or indirectly, the right to control or direct the operations of Holdings or any of its subsidiaries prior to the Closing. Prior to the Closing, Holdings and its subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over their business operations. SECTION 7.03. Public Announcements; Third Party Contact. Each party shall consult with the other parties before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required (based on the advice of the disclosing party’s counsel) by applicable Law, Order, court process or the rules and regulations of any national securities exchange or national securities quotation system. The parties hereto agree that the initial press release to be issued with respect to the Transactions following execution of this Agreement shall be in the form heretofore agreed to by the parties hereto (the “Announcement”). Notwithstanding the foregoing, this Section 7.03 shall not apply to any press release, filing or other public statement (a) which is consistent with the Announcement and the terms of this Agreement and does not contain any information relating to the parties or any of their subsidiaries that has not been previously announced or made public in accordance with the terms of this Agreement, (b) in the case of Holdings Seller or any of its Affiliates, which provides financial results, investment metrics or such other information regarding this Agreement, the Transactions or Holdings and its subsidiaries which is similar to the type of results, metrics or information historically provided by the Holdings Seller or any of its affiliates in respect of acquisitions or divestitures or otherwise in connection with investor relations or (c) is made in the ordinary course of business and does not relate specifically to the signing of this Agreement or the Transactions; provided further that Purchaser and its Affiliates may disclose the subject matter of this Agreement and the Transactions and the financial return and other financial performance or statistical information in connection with fundraising, marketing, informational or reporting activities to their respective Affiliates, current and potential equityholders or investors and current and potential debt financing sources in each case in the ordinary course of business in a manner consistent with customary industry practices (including with respect to confidentiality). Except to the extent expressly set forth herein (including in respect of employees and certain third parties as set forth in Section 7.01), Purchaser agrees on behalf of itself and its Representatives that, from the date of this Agreement until the Closing, it and its Representatives are not authorized to, and shall not, contact any employees, customers, suppliers and distributors of the Company or any of its subsidiaries with respect to this Agreement or the Transactions without the prior written consent of the Sellers’ Representative. SECTION 7.04. Affiliated Transactions. Except for the Affiliated Transactions set forth in Section 7.04 of the Disclosure Letter or as approved by Purchaser in writing, Holdings shall cause to be settled and terminated, effective prior to or as of the Closing, all Affiliated Transactions, in each case, (i) whether or not such Contract is entered into after the date hereof and (ii) without any continuing or further liability or obligation of Purchaser or any of its affiliates

47 [[5828813]] (including, from the Closing, Holdings or any of its subsidiaries), as applicable, thereunder or in respect thereof. The Sellers’ Representative shall provide Purchaser with evidence, in a form reasonably satisfactory to Purchaser, of such termination of such Contracts prior to or as of the Closing (the “Affiliated Transactions Termination”). SECTION 7.05. Resignations. The Sellers’ Representative shall deliver or cause to be delivered to Purchaser on or prior to the Closing Date resignation letters or other evidence of removal reasonably acceptable to Purchaser of such members of the board of directors (or comparable governing body) and officers of Holdings and its subsidiaries which have been requested in writing by Purchaser at least 10 Business Days prior to the anticipated Closing Date, such resignations and removals to be effective concurrently with the Closing. SECTION 7.06. Third-Party Consents. Sellers, the Company and Purchaser shall, and shall cause their respective Affiliates to, reasonably cooperate and use commercially reasonable efforts (which shall not include the payment of a consent fee or other economic consideration) to seek any consents required from third parties under Material Contracts identified on Section 7.06 of the Disclosure Letter in connection with the consummation of the transactions contemplated by this agreement. SECTION 7.07. Financing. (a) Purchaser shall use, and shall cause its affiliates to use, reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to obtain funds sufficient to pay the Purchaser Payment Amounts as and when due. In furtherance and not in limitation of the foregoing, Purchaser shall use, and shall cause its affiliates to use, reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain, no later than the Closing Date, the Financing on the terms and subject only to the conditions (including the market flex provisions) set forth in the Financing Letters, including using reasonable best efforts to (i) maintain in effect the Financing Letters (in the case of the Debt Commitment Letter, until the effectiveness of the definitive agreements relating to the Debt Financing), (ii) promptly negotiate and enter into (and, thereafter, maintain in effect) definitive agreements relating to the Debt Financing on the terms and subject only to the conditions (including the market flex provisions) set forth in the Debt Commitment Letter (or on terms not materially less favorable, and on conditions not less favorable, to Purchaser than the terms and conditions (including market flex provisions) set forth in the Debt Commitment Letter), (iii) satisfy (and cause its affiliates to satisfy) on a timely basis all conditions applicable to Purchaser and its affiliates in the Financing Letters and the definitive agreements relating to the Financing, (iv) cause the Guarantor and the Debt Financing Sources to fund the full amount of the Financing at the Closing if the conditions thereto set forth in the Equity Commitment Letter or the Debt Commitment Letter, as applicable, have been satisfied (other than those which are dependent upon, or are to occur simultaneously with, the funding of the Financing), and (v) enforce its rights under the Financing Letters and the definitive agreements relating to the Financing. Purchaser shall not, without the prior written consent of the Sellers’ Representative, (i) agree to or permit the termination of any Financing Letter (other than, in the case of the Debt Commitment Letter, upon the effectiveness of the definitive agreements relating to the Debt Financing) or (ii) agree to or permit any amendment or modification to, or grant any waiver of any provision under, the Financing Letters or the definitive

48 [[5828813]] agreements relating to the Financing if such amendment, modification or waiver (A) would reduce (or could have the effect of reducing), including by increasing the amount of fees or original issue discount, (x) the aggregate amount of the Financing or (y) the aggregate amount of Debt Financing unless, in the case of this clause (y), the amount of the Equity Financing is increased by an equal or greater amount no later than the date of such amendment, modification or waiver and, after giving effect thereto, the representations and warranties set forth in Section 4.06 shall be true and correct, (B) would impose new or additional conditions to the availability of the Financing or otherwise expand or amend or modify any of the conditions to the Financing, or expand, amend or modify any other provision of the Financing Letters or the definitive documentation relating to the Financing in a manner that could reasonably be expected to delay or prevent or make less likely to occur the funding of the Financing (or the satisfaction of the conditions to the Financing) on the Closing Date or (C) would adversely impact the ability of Purchaser to enforce its rights against other parties to the Financing Letters or the definitive agreements relating to the Financing. Purchaser shall promptly deliver to the Sellers’ Representative copies of any amendment, modification or waiver to or under any Financing Letter or the definitive agreements relating to the Financing. Purchaser will fully pay, or cause to be paid, all commitment and other fees under or arising pursuant to the Debt Commitment Letter or the definitive agreements relating to the Debt Financing as and when they become due. (b) Purchaser shall keep the Sellers’ Representative informed on a current basis and in reasonable detail of the status of its efforts to arrange the Debt Financing and, upon request of the Sellers’ Representative, provide to the Sellers’ Representative copies (including drafts) of the material definitive agreements relating to the Debt Financing. Purchaser shall give the Sellers’ Representative prompt notice of, and keep the Sellers’ Representative informed on a current basis and in reasonable detail of, (i) any actual or potential breach, default, termination or repudiation by any party to any of the Financing Letters or definitive agreements relating to the Financing of which Purchaser becomes aware, (ii) the receipt of any written notice or other written communication from the Guarantor or any Debt Financing Source with respect to (A) any actual or potential breach, default, termination or repudiation by any party to any of the Financing Letters or any definitive agreement relating to the Financing of any provisions of any of the Financing Letters or any definitive agreement relating to the Financing or (B) any material dispute or disagreement between or among any parties to any of the Financing Letters or any definitive agreements relating to the Financing and (iii) the occurrence of an event or development that could reasonably be expected to adversely impact the ability of Purchaser to obtain all or any portion of the Financing contemplated by the Financing Letters on the terms and conditions, in the manner or from the sources contemplated by any of the Financing Letters or the definitive agreements relating to the Financing (or if at any time for any other reason Purchaser believes that it will not be able to obtain all or any portion of the Financing contemplated by the Financing Letters on the terms and conditions, in the manner or from the sources contemplated by any of the Financing Letters or the definitive agreements relating to the Financing). As soon as reasonably practicable, but in any event within two Business Days of the date the Sellers’ Representative delivers to Purchaser a written request, Purchaser shall provide any information reasonably requested by the Sellers’ Representative relating to any event, development or circumstance referred to in the immediately preceding sentence. If any portion of the Debt Financing becomes unavailable on the terms and conditions (including any applicable market flex provisions) contemplated by the Debt Commitment Letter or Purchaser becomes aware of any event, development or circumstance that could reasonably be expected to make any portion of the Debt Financing unavailable on the terms

49 [[5828813]] and conditions (including any applicable market flex provisions) contemplated by the Debt Commitment Letter, Purchaser shall use its reasonable best efforts to arrange and obtain in replacement thereof, and negotiate and enter into definitive agreements with respect to, alternative financing from alternative sources (such financing, the “Alternative Financing”) (i) in an amount sufficient, when taken together with the amount of the Equity Financing, for Purchaser to obtain funds sufficient to pay the Purchaser Payment Amounts as and when due, (ii) from financing sources acceptable to Purchaser and with terms and conditions not less favorable, to Purchaser or its affiliates than the terms and conditions (including the market flex provisions) set forth in the Debt Commitment Letter and (iii) which would not reasonably be expected to delay or prevent or make less likely to occur the funding of the full amount of the Financing (or the satisfaction of the conditions to the Financing) on the Closing Date, as promptly as practicable following the occurrence of such event, development or circumstance (but not later than the date Purchaser is required to consummate the Closing in accordance with this Agreement); provided that subject to Section 12.09, the failure to obtain alternative financing shall not relieve Purchaser of any obligation hereunder. Purchaser shall deliver to the Sellers’ Representative true and complete copies of all Contracts or other arrangements related to any Alternative Financing (in the case of any fee letter, subject only to Permitted Fee Letter Redactions). For purposes of this Agreement, references to (x) the “Financing” and “Debt Financing” shall include any such Alternative Financing and (y) the “Debt Commitment Letter” and “Financing Letters” shall include such documents with respect to any such Alternative Financing. (c) Prior to the Closing Date, the Company shall use its reasonable best efforts to provide, and to cause its subsidiaries and Representatives to provide, to Purchaser, in each case at Purchaser’s sole expense, such reasonable cooperation as is customary and reasonably requested by Purchaser in connection with the arrangement, marketing, syndication and consummation of the Debt Financing of the type contemplated by the Debt Commitment Letter as in effect on the date hereof, including using its reasonable best efforts to (i) furnish Purchaser and the Debt Financing Sources with the audited consolidated balance sheet and the related audited statements of income and cash flows of NSIG and its subsidiaries for each fiscal year of NSIG ending after the date of the Most Recent Balance Sheet and at least 120 days prior to the Closing Date, (ii) assist with the preparation of customary rating agency presentations, bank information memoranda, lender presentations and other customary marketing materials reasonably required in connection with the Debt Financing (including assistance with the preparation of “public” versions thereof), including delivery of customary authorization letters, (iii) participate in a reasonable number of meetings (which shall be “virtual” unless otherwise agreed by the Company), presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies, in each case as reasonably requested by Purchaser and reasonably required in connection with the Debt Financing and at reasonable times and with reasonable advance notice, (iv) cooperate reasonably with the Debt Financing Sources’ due diligence, to the extent customary and reasonable in connection with the Debt Financing, (v) facilitate the pledging of collateral, effective no earlier than the Closing, (vi) assist with the preparation of the definitive agreements relating to the Debt Financing, including credit agreements, intercreditor agreements and pledge and security documents, in each case as reasonably requested by Purchaser and reasonably required in connection with the Debt Financing, (vii) furnish Purchaser with all documentation and other information required with respect to the Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations to the extent requested by Purchaser in writing at least 10 Business Days prior to the Closing Date, (viii) permit the chief financial officer or an

50 [[5828813]] officer serving the equivalent function of the Company, if, concurrently with the Closing, such individual is appointed as the chief financial officer or an officer serving the equivalent function of Purchaser, to deliver a customary certificate of Purchaser with respect to solvency matters in the form set forth as an annex to the Debt Financing Letter and (ix) facilitate the taking of all corporate, limited liability company or similar actions reasonably requested by Purchaser to permit the consummation of the Debt Financing. Notwithstanding anything to the contrary contained herein, nothing in this Section 7.07(c) shall require any such cooperation or assistance to the extent that it could result in Holdings or any of its subsidiaries being required to (A) create a security interests in any assets prior to the Closing, (B) agree to pay, or pay, any commitment or other similar fee, bear any cost or expense, incur any other liability or give any indemnities or otherwise commit to take any similar action in connection with the Debt Financing prior to the Closing, (C) take any actions to the extent such actions would, in the Sellers’ Representative’s reasonable judgment, (1) unreasonably interfere with the ongoing business or operations of Holdings or any of its subsidiaries or otherwise interfere with the prompt and timely discharge by Holdings’ or any of its subsidiary’s employees of their normal duties, (2) subject any officer, employee, director, manager or equivalent of Holdings or any of its affiliates to any actual or potential personal liability, (3) conflict with, or result in any violation or breach of, or default (with or without notice, or lapse of time or both) under, the Governing Documents of Holdings or any of its subsidiaries, any applicable Law or Judgment or any Contract to which Holdings or any of its subsidiaries is a party or by which any of their respective properties or assets is bound, (4) require any such entity to change any fiscal period or (5) cause (x) any closing condition set forth in Article IX of this Agreement to fail to be satisfied, (y) any representation of any Seller, Holdings or the Company in this Agreement to be breached or (z) any other breach of this Agreement, (D) waive or amend any terms of this Agreement, (E) execute and deliver, or cause any officer, director, manager or equivalent to execute and deliver, any Contract, certificate, document or instrument (other than the customary authorization letters referred to above) that is effective prior to the Closing, it being understood that in no event shall any person who is an officer, director, manager or equivalent of Holdings or any of its subsidiaries and who is not remaining in such position following the Closing be obligated to execute or deliver any Contract, certificate, document or instrument, (F) cause any director, manager or equivalent of Holdings or any of its subsidiaries to pass resolutions or consents to approve or authorize the Debt Financing or any Contracts, documents or actions in connection therewith, in each case, that are not contingent on the Closing or would be effective prior to the Closing, it being understood that in no event shall any person who is a director, manager or equivalent of Holdings or any of its subsidiaries and who is not remaining in such position following the Closing be obligated to pass any such resolutions or consents, (G) deliver any legal opinion or any solvency certificate, (H) provide access to or disclose information that the Sellers’ Representative reasonably determines would jeopardize any attorney-client privilege of, or conflict with any confidentiality requirements applicable to, Holdings or its affiliates or (I) prepare or provide (1) any financial statements, other than the financial statements referred to in clause (i) above, (2) any pro forma financial statements, projections, pro forma information regarding any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments, (3) any description of all or any component of the Financing, (4) any risk factors relating to all or any component of the Financing, (5) “segment reporting”, subsidiary financial statements or any information of the type required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, (6) any information required by Regulation S-K Item 402 or by Items 10 through 14 of Form 10-K, (7) any other information customarily excluded from the bank

51 [[5828813]] information memorandum for debt financings of the type contemplated by the Debt Commitment Letter as in effect on the date hereof or (8) any information not relating directly to Holdings or any of its subsidiaries. Notwithstanding anything to the contrary set forth herein, the provisions of this Section 7.07(c) represent the sole obligation of the Sellers, Holdings, their respective subsidiaries and their respective Representatives with respect to cooperation in connection with any financing (including the Financing) to be obtained by Purchaser in connection with the Transactions, and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations. Purchaser shall promptly, upon request by the Sellers’ Representative, reimburse the Sellers’ Representative for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Sellers’ or any of Holdings’ subsidiaries and their respective Representatives in connection with the Financing, including the cooperation of Holdings and its subsidiaries and Representatives contemplated by this Section 7.07, and shall indemnify and hold harmless the Sellers, Holdings, their respective subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing, any action taken by them as contemplated by this Section 7.07 and any information used in connection therewith. (d) Except as set forth in Section 12.09, Purchaser acknowledges and agrees that the obligations of Purchaser to consummate the Transactions contemplated by this Agreement are not in any way contingent upon or otherwise subject to Purchaser’s consummation of any financing arrangement, Purchaser’s obtaining any financing (including the Financing or any Alternative Financing) or the availability, grant, provision or extension of any financing to Purchaser (including the Financing or any Alternative Financing). ARTICLE VIII Additional Post-Closing Agreements SECTION 8.01. Access to Books and Records. From and after the Closing, Purchaser shall, and shall cause Holdings and its subsidiaries to, and Holdings Seller shall, use commercially reasonable efforts to provide, at the sole cost of the Purchaser (in the case of Purchaser access) or Holdings Seller (in the case of Holdings Seller access), the other party and its authorized representatives with reasonable access, during normal business hours and upon reasonable request and notice, to the books and records of the other party and its subsidiaries with respect to periods prior to the Closing Date to the extent that such access may be requested for any applicable Tax reporting, financial reporting, regulatory requirements, litigation (other than disputes or litigation involving Purchaser or its affiliates) or other non-competitive purposes; provided that nothing herein shall require any party or its affiliates to violate the Access Limitations (including as if the references to the Company and its subsidiaries were references to Purchaser in the definition thereof). Unless otherwise consented to in writing by the Holdings Seller, Purchaser shall not permit Holdings or any of its subsidiaries, for a period of seven years following the Closing Date, to destroy, alter or otherwise dispose of any books and records of Holdings and its subsidiaries, or any portions thereof, relating to periods prior to the Closing Date without first giving at least 30 Business Days prior written notice to the Holdings Seller and offering to surrender to the Holdings Seller such books and records or such portions thereof (after

52 [[5828813]] which such notified time, such books and records may be freely destroyed, altered or disposed of by Purchaser and its affiliates). SECTION 8.02. Insurance. Purchaser acknowledges that Holdings and its subsidiaries shall not be entitled to coverage under any insurance policies maintained by Sellers or their affiliates (other than directly by Holdings and its subsidiaries) from and after the Closing. SECTION 8.03. Benefits. (a) For a period beginning on the Closing Date and ending one year following the Closing Date, Purchaser shall either provide, or cause its subsidiaries (including Holdings and its subsidiaries) to provide to each employee of Holdings and its subsidiaries immediately prior to the Closing Date (the “Continuing Employees”), for so long as the applicable individual remains employed by Holdings or its subsidiaries, (i) base compensation and short-term bonus opportunities that are no less favorable, in each case, than those in effect immediately prior to the Closing Date, (ii) severance benefits no less favorable than the greater of (A) the severance benefits that would have been provided to such Continuing Employee immediately prior to the Closing Date and disclosed in Section 8.03(a) of the Disclosure Letter and (B) the severance benefits maintained for similarly situated employees of the Company at the time of such Continuing Employee’s termination of employment, and (iii) other compensation opportunities and employee benefits (excluding base compensation, short-term bonus and severance benefits) that, in the aggregate, are substantially comparable to those provided to such Continuing Employee immediately prior to the Closing Date. (b) From and after the Closing Date, Purchaser shall, and shall cause its subsidiaries (including Holdings and its subsidiaries) to, honor all obligations under the Benefit Plans and Benefit Agreements in accordance with their terms as in effect immediately prior to the Closing Date, it being understood that the foregoing shall not limit any rights to amend, modify or terminate any such Benefit Plan or Benefit Agreement to the extent permitted by its terms. (c) Purchaser shall, and shall cause its subsidiaries (including Holdings and its subsidiaries) to, cause any “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) maintained by Purchaser or any of its subsidiaries (including Holdings and its subsidiaries) (including any vacation, paid time-off and severance plans) in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Closing Date to recognize each Continuing Employee’s service with Holdings and its affiliates (including Holdings (as well as service with any predecessor of Holdings or any of its subsidiaries, to the extent service with such predecessor is recognized by Holdings or such subsidiary)) for all purposes, including determining eligibility to participate, level of benefits, vesting, benefit accruals and early retirement subsidies, to the extent so recognized under a corresponding Benefit Plan prior to the Closing Date; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits, nor need it be recognized for purposes of any defined benefit pension plan, postretirement welfare plan or equity compensation plan. (d) Purchaser shall, and shall cause its subsidiaries (including Holdings and its subsidiaries) to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Purchaser or any of its subsidiaries in which Continuing Employees (and their eligible dependents)

53 [[5828813]] will be eligible to participate from and after the Closing Date, except to the extent that such pre- existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Benefit Plan immediately prior to the Closing Date. Purchaser shall, or shall cause its subsidiaries (including Holdings and its subsidiaries) to, recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Closing Date occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Continuing Employee (and his or her eligible dependents) will be eligible to participate from and after the Closing Date. (e) Holdings Seller shall, and shall cause the Company and its applicable subsidiaries to, use their respective reasonable best efforts to take any actions necessary to submit for approval in a manner that satisfies Sections 280G(b)(5)(A)(ii) and 280G(b)(5)(B) of the Code and the final Treasury Regulations issued thereunder, the right of each “disqualified individual” (as defined in Section 280G(c) of the Code) with respect to the Company or any of its subsidiaries (a “Disqualified Individual”) to receive or retain, as applicable, that portion of any payments and benefits that, together with any other payments and benefits the Disqualified Individual may become entitled to receive that may be considered “parachute payments” under Section 280G(b)(2) of the Code, exceeds 299% of such Disqualified Individual’s “base amount” (as defined in Section 280G(b)(3) of the Code). At least five Business Days prior to distribution of any final copies of waivers or disclosure statements relating to the foregoing approval, Holdings Seller will provide to Purchaser copies of such documents and shall reasonably consider all of Purchaser’s comments thereto. (f) Notwithstanding the foregoing, no provision of this Agreement shall create any right in any employee to continued employment by any Seller, Holdings, Purchaser or any respective subsidiary thereof, or preclude, or restrict in any manner, the ability of a Seller, Holdings, Purchaser or any respective subsidiary thereof to terminate the employment of any employee for any reason. This Section 8.03 shall be binding upon and shall inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 8.03, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Section 8.03 or is intended to be, shall constitute or be construed as an amendment to or modification of any employee benefit plan, program, arrangement or policy of a Seller, Holdings, Purchaser or any respective subsidiary thereof. No Company Personnel (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement pursuant to this Section 8.03 and this Section 8.03 shall not create such rights in any such person. SECTION 8.04. Tax Matters. (a) Purchase Price Allocation. Purchaser and the Sellers’ Representative shall cooperate in preparing a schedule allocating the Purchase Price (as determined for Tax purposes) in respect of the Company Units held by the Management Sellers (as determined based on the Management Sellers’ aggregate Adjustment Allocation Percentage) among the assets of the Company and its subsidiaries (the “Allocation Schedule”) for purposes of Sections 741, 743(b),

54 [[5828813]] 751, 755 and 1060 of the Code. The Allocation Schedule shall be prepared in accordance with the principles set forth in Section 8.04(a) of the Disclosure Letter. (b) Certain Elections. The parties agree that an election under Section 754 of the Code and, in the event of a notice of partnership adjustment for any taxable period that includes or ends before the Closing Date, an election under Section 6226 of the Code, shall be in effect with respect to the Company for the taxable year of the Company that includes the Closing Date. (c) Transfer Taxes. One half of all stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes incurred in connection with the Transactions (“Transfer Taxes”) shall be borne by Purchaser and one half by Sellers. The party required to do so under applicable Law shall prepare and timely file (or cause to be prepared and timely filed) all Tax Returns with respect to such Transfer Taxes and shall pay any Taxes due with respect thereto, subject to reimbursement from the other party. Sellers and Purchaser shall use commercially reasonable efforts to reduce or eliminate the amount of Transfer Taxes and shall cooperate in filing any Tax Returns required to be filed in respect of Transfer Taxes. (d) Certain Other Tax Matters. Purchaser shall not, and shall cause its affiliates not to, (i) take any action outside the ordinary course of business on the Closing Date after the Closing, (ii) make any election under Section 338(g) or Section 336 of the Code with respect to the Transactions or (iii) without the Sellers’ Representative’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), make, change or revoke any Tax election of Holdings or its subsidiaries that has retroactive effect to a Pre-Closing Tax Period or a Straddle Period, in each case of this Section 8.04(d), to the extent such action could reasonably be expected to give rise to Taxes that would be treated as Current Liabilities or included in the Pre- Closing Tax Amount. (e) Tax Treatment of Payments. The parties to this Agreement agree to treat any payment made pursuant to Section 1.06 as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by applicable Law. (f) Tax Sharing Agreements. All Tax sharing agreements and arrangements between or among (A) Holdings, the Company and any of their respective subsidiaries, on the one hand, and (B) any of the Sellers or any of their respective Affiliates (other than Holdings, the Company or any of their respective subsidiaries), on the other hand, other than any Commercial Tax Agreements, shall be terminated effective as of the close of business on the Closing Date, and none of Holdings, the Company, any of their respective subsidiaries, the Sellers or any Affiliate thereof shall have any further rights or liabilities thereunder. (g) Cooperation. Each of Purchaser, Sellers’ Representative and the Sellers shall cooperate, as reasonably requested by another of them, with respect to (i) preparing and filing any Tax Return, amended Tax Return, or claim for refund, (ii) determining a liability for Taxes or a right to refund of Taxes and (iii) any audit, examination, assessment, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon another such party’s request) the provision of records and information that are reasonably relevant to any such Tax Return, amended Tax Return, claim for refund, determination, audit, examination, assessment, litigation, or other proceeding, and making employees available on a mutually

55 [[5828813]] convenient basis to provide additional information and explanation of any material provided hereunder. SECTION 8.05. Indemnification. (a) Purchaser shall, to the fullest extent permitted by Law, cause Holdings and its subsidiaries to honor all Holdings’ and its subsidiaries’ obligations to indemnify (including all obligations to advance funds for expenses) the current or former directors, managers or officers of Holdings or any of its subsidiaries (the “Holdings Indemnitees”) for acts or omissions taken by such Holdings Indemnitees in their respective capacities as such prior to the Closing Date or taken or omitted to be taken at the request of Holdings or its subsidiaries, to the extent that such obligations of Holdings or any of its subsidiaries exist on the date of this Agreement, whether pursuant to the Governing Documents of Holdings or any of its subsidiaries or individual indemnity agreements in effect as of the date of this Agreement, and such obligations shall survive the Transactions and shall continue in full force and effect in accordance with the current terms of the Governing Documents of Holdings and its subsidiaries and such individual indemnity agreements. (b) Holdings Seller (or the Company acting at the direction of Holdings Seller) shall purchase or cause to be purchased a six-year extended reporting period endorsement under the existing directors’ and officers’ liability insurance policies of Holdings and its subsidiaries, providing that such endorsement shall extend the directors’ and officers’ liability coverage in force as of the date hereof for a period of six years from the Closing for any claims arising from events which occurred prior to the Closing (the “D&O Insurance”). All costs, expenses and fees related to the D&O Insurance shall be borne equally by Holdings Seller, on the one hand, and Purchaser, on the other hand, subject to an aggregate cap equal to 500% of the current annual premium paid in respect of Holdings’ existing directors’ and officers’ liability policy. If the cost of the D&O Insurance would otherwise exceed such amount, or if such policy is not available, Holdings Seller (or the Company acting at the direction of Holdings Seller) shall obtain or cause to be obtained a policy with the greatest coverage available for a cost not exceeding such amount. SECTION 8.06. Logos and Information. After the Closing, affiliates of the Holdings Seller shall be permitted to continue to use the Company’s name and logo, and make other information of the type referred to in clauses (a) and (b) of the third sentence of Section 7.03 available, on their websites and in other publicly available materials consistent with such affiliates’ past practice with respect to former subsidiaries; provided that (i) no such affiliates of Holdings Seller shall hold themselves out as having any affiliation with the Company or its subsidiaries following Closing and (ii) for the avoidance of doubt, nothing in this Section 8.06 shall be read to limit or restrict the Company’s usage of any Company Owned Intellectual Property or imply any ownership or license to such affiliates of Holdings Seller. SECTION 8.07. Further Assurances. After the Closing Date, subject to the terms of this Agreement, each party shall, and shall cause its subsidiaries and affiliates to, use commercially reasonable efforts to execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably requested by any other party (and at such other party’s sole cost and expense) in order to evidence or consummate the Transactions and comply with the terms of this Agreement and the Ancillary Documents.

56 [[5828813]] ARTICLE IX Conditions to Closing SECTION 9.01. Conditions to Each Party’s Obligations to Effect the Closing. The respective obligation of each party to effect the Transactions is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions: (a) Antitrust Approval. Any waiting period (and any extension thereof) applicable to the Closing under the HSR Act shall have been terminated or shall have expired. (b) U.K. Approvals. The U.K. Approvals shall have been received (or any waiting period (and any extension thereof) under the U.K. Approvals shall have expired). (c) No Injunctions or Restraints. No Order issued by any Governmental Entity of competent jurisdiction or other Law preventing the consummation of the Closing shall be in effect; provided, however, that prior to a party asserting this condition, such party shall have complied with its obligations under Section 7.02, including its obligations thereunder to prevent the entry of any such Order and to appeal as promptly as possible any such injunction or other order that may be entered. SECTION 9.02. Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the Closing are further subject to the following conditions: (a) Representations and Warranties of the Company. (i) Each of the representations and warranties of the Company contained in Article IV (other than in Sections 4.01(a) (Organization, Standing and Power), 4.02(a) (Company Subsidiaries; Equity Interests), 4.03 (Capital Structure), 4.04 (Authority; Execution and Delivery; Enforceability) and 4.19 (Brokers)), read without regard to materiality, Company Material Adverse Effect or similar qualifiers contained within such representations and warranties, shall be true and correct as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be so true and correct on and as of such earlier date), other than for such failures to be true and correct that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (ii) the representations and warranties of the Company set forth in Sections 4.01(a) (Organization, Standing and Power), 4.02(a) (Company Subsidiaries; Equity Interests), 4.03(b) (Capital Structure), 4.04 (Authority; Execution and Delivery; Enforceability) and 4.19 (Brokers) shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be so true and correct on and as of such earlier date) and (iii) the representations and warranties of the Company set forth in Section 4.03(a) (Capital Structure) shall be true and correct in all but de minimis respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be so true and correct on and as of such earlier date). Purchaser shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

57 [[5828813]] (b) Representations and Warranties of Sellers. (i) Each of the representations and warranties of each Seller contained in Article II (other than in Sections 2.01 (Organization, Standing and Power), 2.02 (Authority; Execution and Delivery; Enforceability), 2.04 (other than clause (c) thereof) (The Securities and the Company Units) and 2.05 (Brokers)), read without regard to materiality, Seller Material Adverse Effect or similar qualifiers contained within such representations and warranties, shall be true and correct as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be so true and correct on and as of such earlier date), other than for such failures to be true and correct that, individually or in the aggregate, would not reasonably be expected to have a Seller Material Adverse Effect, and (ii) the representations and warranties of Sellers set forth in Sections 2.01 (Organization, Standing and Power), 2.02 (Authority; Execution and Delivery; Enforceability), 2.04 (other than clause (c) thereof) (The Securities and the Company Units) and 2.05 (Brokers) shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be so true and correct on and as of such earlier date). Purchaser shall have received a certificate signed on behalf of each Seller (with respect only to itself) by an executive officer (if applicable) of such Seller to such effect. (c) Representations and Warranties of Holdings. (i) Each of the representations and warranties of Holdings contained in Article III (other than in Sections 3.01(a) (Organization, Standing and Power), 3.02 (Authority; Execution and Delivery; Enforceability), Section 3.04 (Assets and Liabilities) and Section 3.06 (Brokers)), read without regard to materiality, Holdings Material Adverse Effect or similar qualifiers contained within such representations and warranties, shall be true and correct as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be so true and correct on and as of such earlier date), other than for such failures to be true and correct that, individually or in the aggregate, would not reasonably be expected to have a Holdings Material Adverse Effect, and (ii) the representations and warranties of Holdings set forth in Section 3.01(a) (Organization, Standing and Power), Section 3.02 (Authority; Execution and Delivery; Enforceability), Section 3.04 (Assets and Liabilities) and Section 3.06 (Brokers) shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be so true and correct on and as of such earlier date). Purchaser shall have received a certificate signed on behalf of Holdings by an executive officer of Holdings to such effect. (d) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Purchaser shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect. (e) Performance of Obligations of Sellers. Each Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Purchaser shall have received a certificate signed on behalf of Sellers by an executive officer (if applicable) of each such Seller to such effect.

58 [[5828813]] (f) Performance of Obligations of Holdings. Holdings shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Purchaser shall have received a certificate signed on behalf of Holdings by an executive officer of Holdings to such effect. (g) Company Material Adverse Effect. From the date of this Agreement, there shall not have occurred any Company Material Adverse Effect. (h) Closing Deliverables. The Sellers, Holdings and the Company shall have delivered all of the certificates, instruments, Contracts and other documents specified to be delivered by them pursuant to Section 1.03. SECTION 9.03. Conditions to Obligations of Sellers. The obligation of Sellers to effect the Closing is further subject to the following conditions: (a) Representations and Warranties of Purchaser. (i) Each of the representations and warranties of Purchaser contained in this Agreement (other than in Section 5.01 (Organization, Standing and Power) and Section 5.02 (Authority; Execution and Delivery; Enforceability)), read without regard to materiality or similar qualifiers contained within such representations and warranties, shall be true and correct as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be so true and correct on and as of such earlier date), other than for such failures to be true and correct that, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect and (ii) the representations and warranties of Purchaser set forth in Section 5.01 (Organization, Standing and Power) and Section 5.02 (Authority; Execution and Delivery; Enforceability) shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be so true and correct on and as of such earlier date). The Sellers’ Representative shall have received a certificate signed on behalf of Purchaser by an executive officer of Purchaser to such effect. (b) Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Sellers shall have received a certificate signed on behalf of Purchaser by a duly authorized officer of Purchaser to such effect. (c) Closing Deliverables. Purchaser shall have delivered all of the certificates, instruments, Contracts and other documents specified to be delivered by it pursuant to Section 1.03. SECTION 9.04. Frustration of Closing Conditions. Neither Purchaser, on the one hand, nor the Sellers, on the other hand, may rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by such person’s failure to act in good faith or to use its reasonable best efforts to cause the Closing to occur, including as required by Section 7.02.

59 [[5828813]] ARTICLE X Termination, Amendment and Waiver SECTION 10.01. Termination. This Agreement may be terminated at any time prior to the Closing Date: (a) by mutual written consent of the Sellers’ Representative and Purchaser; (b) by either the Sellers’ Representative or Purchaser, by written notice to the other: (i) if the Closing has not occurred on or before November 5, 2022 (the “Outside Date”) so long as, on the Outside Date and the date of such notice, the terminating party (or the Company, the Sellers or Holdings, if the Sellers’ Representative is the terminating party) has not failed to fulfill any obligation under this Agreement, which failure has been the cause of, or resulted in, the failure of the Closing to occur; provided, however, that the Outside Date shall be automatically extended to February 3, 2023 if the conditions set forth in Sections 9.01(a)-(b) have not been met as of the date that is five Business Days immediately prior to November 5, 2022 (and the other conditions set forth in Article IX have been satisfied or waived (other than those conditions that by their terms are to be satisfied at Closing, provided such conditions shall then be capable of being satisfied)); provided, further, that no party shall be permitted to terminate this Agreement pursuant to this Section 10.01(b)(i) during the three Business Day period following delivery of the notice referred to in clause (B) of Section 10.01(d)(ii); or (ii) if any Governmental Entity of competent jurisdiction has issued an Order or takes any other action permanently enjoining, restraining or otherwise prohibiting the Transactions and such Order or other action shall have become final and nonappealable; (c) by Purchaser, if any Seller, Holdings or the Company breaches or fails to perform in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 9.02 (other than Section 9.02(g)) and (ii) either (A) cannot be cured or (B) has not been cured within 30 days after the giving of written notice to Sellers’ Representative of such breach; provided, however, that Purchaser shall not be permitted to terminate this Agreement pursuant to this Section 10.01(c) if at such time the Sellers’ Representative would be entitled to terminate this Agreement pursuant to Section 10.01(d)(i); or (d) by the Sellers’ Representative: (i) if Purchaser breaches or fails to perform in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of

60 [[5828813]] a condition set forth in Section 9.01(c) or Section 9.03 and (ii) either (A) cannot be cured or (B) has not been cured within 30 days after the giving of written notice to Purchaser of such breach; provided, however, that the Sellers’ Representative shall not be permitted to terminate this Agreement pursuant to this Section 10.01(d) if at such time Purchaser would be entitled to terminate this Agreement pursuant to Section 10.01(c); or (ii) if (A) the conditions set forth in Section 9.01 and Section 9.02 have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), (B) the Sellers’ Representative, on behalf of the Sellers, has irrevocably confirmed by written notice to Purchaser that all conditions set forth in Section 9.03 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) or that it is willing to waive, on behalf of the Sellers, any unsatisfied conditions of Section 9.03 (to the extent permitted by applicable Law) and that the Company is ready, willing and able to consummate the Closing and will take such actions required by it at the Closing and (C) the Closing shall not have been consummated within three Business Days after the delivery of such notice pursuant to clause (B). SECTION 10.02. Effect of Termination. In the event of termination of this Agreement by either or both of Sellers’ Representative and Purchaser pursuant to Section 10.01, written notice of such termination shall be given by the terminating party to the other. In the event of termination of this Agreement by the Sellers’ Representative or Purchaser as provided in Section 10.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the last sentence of Section 7.01, the expense reimbursement and indemnification provisions of Section 7.07(c), this Section 10.02, Section 10.03 and Article XII, the Confidentiality Agreement and the Guarantee (and any defined terms set forth in Section 12.02 used in any of the foregoing) (collectively, the “Excluded Matters”), all of which shall survive such termination, and except to the extent that such termination results from a Willful Breach by a party of any representation, warranty, covenant or agreement set forth in this Agreement. Nothing in this Section 10.02 shall be deemed to impair the right of any party to compel injunctive relief, specific performance or other equitable remedies by any other party of its obligations under this Agreement pursuant to Section 12.09. SECTION 10.03. Termination Fee. (a) In the event that this Agreement is terminated by: (i) the Sellers’ Representative pursuant to (A) Section 10.01(d)(i) or Section 10.01(d)(ii), (B) Section 10.01(b)(i) (and at such time the Sellers’ Representative could have terminated this Agreement pursuant to Section 10.01(d)(i) or Section 10.01(d)(ii)), or (C) Section 10.01(b)(ii) (at a time when this Agreement was terminable by the Sellers’ Representative pursuant to Section 10.01(d)(i) and Purchaser’s breach was a proximate cause of such Order or other action); or (ii) Purchaser pursuant to (A) Section 10.01(b)(i) (and at such time the Sellers’ Representative could have terminated this Agreement pursuant to Section 10.01(d)(i) or

61 [[5828813]] Section 10.01(d)(ii)), or (B) Section 10.01(b)(ii) (at a time when this Agreement was terminable by the Sellers’ Representative pursuant to Section 10.01(d)(i) and Purchaser’s breach was a proximate cause of such Order or other action); then Purchaser shall pay or cause to be paid to the Sellers’ Representative a termination fee equal to $93,187,500 in cash (the “Purchaser Termination Fee”) by wire transfer of same day funds within three Business Days of any such termination so long as the Sellers’ Representative has provided Purchaser with wire instructions for such payment two Business Days prior to such date (or, if not so provided by such date, the Purchaser Termination Fee shall be payable two Business Days following receipt of such wire instructions), it being understood that in no event shall Purchaser be required to pay or cause to be paid the Purchaser Termination Fee on more than one occasion. (b) Each of the parties hereto acknowledges that the agreements contained in this Section 10.03 are an integral part of the Transactions, and that without these agreements, the other parties hereto would not enter into this Agreement. Accordingly, if Purchaser fails to timely pay or cause to be paid any amount due pursuant to this Section 10.03, and, in order to obtain the payment, the Sellers’ Representative commences an Action which results in a judgment against Purchaser, for the payment set forth in this Section 10.03, Purchaser shall pay or cause to be paid to Sellers’ Representative its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Action, together with interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received (the Purchaser Termination Fee, together with such reimbursable costs and expenses and accrued interest, the “Termination Payments”). (c) Subject to the final sentence of this Section 10.03(c) and for any other rights of the Sellers’ Representative, the Sellers or the Holdings Affiliates with respect to the Excluded Matters (with any right to reimbursement pursuant to Section 7.07 not being reduced by the amount of the Termination Payments), in the event the Termination Payments are paid to the Sellers’ Representative in circumstances for which such fee is payable pursuant to its terms, the payment of the Termination Payments (including pursuant to Section 1 of the Guarantee) shall be the sole and exclusive remedies of the Holdings Affiliates and Sellers’ Representative against Purchaser or any of its current, former or future Affiliates, general or limited partners, stockholders, managers, members, directors, officers, employees or agents (collectively, the “Purchaser Related Parties”) or the Debt Financing Sources Related Parties for any loss or Liability suffered as a result of the failure of the Transactions to be consummated, for a breach or failure to perform hereunder or otherwise relating to, arising out of or in connection with this Agreement or the Transactions, the Debt Commitment Letter or in respect of any other document or theory of law or equity, in contract, tort or otherwise, and none of the Purchaser Related Parties or the Debt Financing Sources Related Parties shall have any further Liability or obligation relating to or arising out of this Agreement or the Transactions, other than in the case of Fraud. Until such time as Purchaser pays the Termination Payments in accordance with this Section 10.03 (to the extent payable hereunder), nothing in this Section 10.03 shall limit Sellers’ Representative’s right to seek, maintain or obtain an Action for an injunction or injunctions, specific performance or other equitable relief pursuant to, and on the terms and conditions set forth in, Section 12.09 (to the extent available thereunder) at any time prior to the valid termination of this Agreement by the Sellers’ Representative pursuant

62 [[5828813]] to Section 10.01; provided, that the Company shall not be entitled to both (i) the receipt and maintenance of the Termination Payments and (ii) specific performance of this Agreement. SECTION 10.04. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. SECTION 10.05. Extension; Waiver. At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. ARTICLE XI Survival of Representations, Warranties and Agreements SECTION 11.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at Closing or, except as provided in Section 10.02, upon the termination of this Agreement pursuant to Section 10.01; provided that this Section 11.01 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing or after termination of this Agreement. Following the Closing, no party nor any party’s affiliates (including any Holdings Affiliate), Representatives or other related parties shall have any liability for any inaccuracy or breach of any representation or warranty contained in this Agreement or in any certificate delivered pursuant hereto, except in the case of Fraud. SECTION 11.02. R&W Insurance; Exclusive Remedy. (a) Purchaser may at its option obtain R&W Insurance. The cost of such R&W Insurance and any fees, costs or deductibles associated therewith shall be borne solely by Purchaser. Any R&W Insurance so obtained shall contain a customary comprehensive waiver of subrogation rights by the insurer thereunder, other than in the case of Fraud. Purchaser shall make a true and complete copy of the R&W Insurance, if any, available to Sellers’ Representative promptly following its effectiveness. Promptly following the Closing, Sellers’ Representative shall deliver to Purchaser or its Representatives, as directed by Purchaser, a hard drive or other electronic copy of all documents and other information uploaded to the virtual data room established by the Company and its Representatives and to which Purchaser and its Representatives have been granted access as part of their due diligence of the Transactions (the “Data Room”). (b) Purchaser acknowledges and agrees that, from and after the Closing, other than under Section 1.06, the rights provided under the R&W Insurance shall be the sole and exclusive remedy of Purchaser with respect to any and all claims arising out of or relating to Purchaser’s investigation of Holdings and its subsidiaries, this Agreement, any of the assets and liabilities of Holdings and its subsidiaries, the Transactions, the negotiation and execution of this

63 [[5828813]] Agreement or any other certificate or other document made or delivered pursuant to this Agreement, other than in the case of Fraud. In furtherance of the foregoing, each of (i) Purchaser, Holdings and the Company hereby waives, from and after the Closing, any and all rights, claims and causes of action it may have against Sellers and (ii) the Sellers hereby waive, from and after the Closing, any and all rights, claims and causes of action they may have against Purchaser, Holdings and the Company arising under or based upon the Transactions, this Agreement, the Ancillary Documents, any document or certificate delivered in connection herewith, any applicable Law, common law or otherwise, in either (i) or (ii) except under Section 1.06 or Section 8.04 or in the case of Fraud. After the Closing, no party may bring any suit, action or proceeding seeking to rescind the Transactions or this Agreement, whether based on gross negligence, negligence, breach of contract, breach of statute or otherwise; provided, that nothing in this Article XI shall prevent, limit or in any way affect the right of Purchaser or its Affiliates to receive payment, to make a claim or to otherwise seek coverage under the R&W Insurance or in the case of Fraud. ARTICLE XII General Provisions SECTION 12.01. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given: (a) when delivered by hand (with written confirmation of receipt), (b) when transmitted by E-mail (on the next Business Day thereafter or, if earlier, having obtained written confirmation of receipt) or (c) when delivered by a nationally recognized express overnight delivery service (return receipt requested), in each case to the appropriate addresses at the applicable direction set forth below (or to such other addresses and direction as a party may designate by notice to the other parties): (a) if to Purchaser, to: c/o The Carlyle Group One Vanderbilt Avenue New York, NY 10017 Attention: Jitij Dwivedi; Zachary Marshall E-mail: @carlyle.com; @carlyle.com with a copy (which shall not constitute notice) to: Wachtell, Lipton, Rosen & Katz 51 W 52nd Street New York, NY 10019 Attention: Nicholas G. Demmo E-mail: NGDemmo@wlrk.com (b) if to Holdings, the Sellers’ Representative or any Seller, to:

64 [[5828813]] c/o White Mountains Catskill Holdings, Inc. 23 South Main Street, Suite 3B Hanover, NH 03755 Attention: General Counsel E-mail @whitemountains.com; @whitemountains.com; @whitemountains.com; and @whitemountains.com in each case, with a copy (which shall not constitute notice) to: Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 Attention: David J. Perkins Email: dperkins@cravath.com SECTION 12.02. Definitions. For the purposes of this Agreement: “Access Limitations” has the meaning assigned to it in Section 7.01. “Accounting Firm” has the meaning assigned to it in Section 1.06(c). “Accounting Principles” has the meaning assigned to it in Section 1.06(g). “Acquisition Amount” has the meaning assigned to it in Section 1.06(f)(i). “Action” means any litigation, suit, arbitration, proceeding, claim or audit by or before any Governmental Entity. “Adjusted Aggregate Company Unit Consideration” means an amount equal to (i) the Closing Date Amount, plus (ii) the Aggregate Common Unit Participation Threshold Amount, plus (iii) the Aggregate Rollover Amount. “Adjustment Allocation Percentage” means, with respect to any Seller, the quotient (expressed as a percentage) resulting from dividing (i) the total number of Company Units owned by such Seller (or in the case of Holdings Seller, Holdings) immediately prior to the Closing (other than any Rollover Units), by (ii) the Fully Diluted Unit Total (excluding for this purpose any Rollover Units). “Affiliate” of any person means any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through ownership of voting securities, by contract or otherwise; provided, that other than for purposes of Sections 10.03, 12.06 and 12.12,

65 [[5828813]] in no event shall the Purchaser, the Company or any of its subsidiaries be considered an Affiliate of any portfolio company of any investment fund affiliated with Carlyle Investment Management L.L.C. nor shall any portfolio company of any investment fund affiliated with Carlyle Investment Management L.L.C. be considered to be an Affiliate of Purchaser, the Company or any of its subsidiaries. “Affiliated Transaction” means any Contract between Holdings Seller or any other Holdings Affiliate, on the one hand, and Holdings or any of its subsidiaries, on the other hand, but excluding any Benefit Plan. “Affiliated Transactions Termination” has the meaning assigned to it in Section 7.04. “Aggregate Common Unit Participation Threshold Amount” means the aggregate sum of the Per Unit Participation Thresholds with respect to all of the Vested Common Units. “Aggregate Rollover Amount” has the meaning assigned to it in Section 1.04. “Agreement” has the meaning assigned to it in the Preamble of this Agreement. “Allocation Schedule” has the meaning assigned to it in Section 8.04(a). “Alternative Financing” has the meaning assigned to it in Section 7.07(b). “Ancillary Documents” means the Escrow Agreement and any statements, notices, certificates, other agreements or other instruments delivered in accordance with this Agreement (including any agreements or instruments to be delivered in connection with the transactions contemplated by Section 1.04 and the Restrictive Covenant Agreement entered into as of the date hereof among Purchaser and Sellers’ Representative in the form attached hereto as Exhibit D). “Announcement” has the meaning assigned to it in Section 7.03. “Anti-Corruption Laws” means Laws relating to anti-bribery or anti-corruption (governmental or commercial); including, without limitation, Laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Government Official, commercial entity, or any other person to obtain an improper business advantage; such as, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time, the UK Bribery Act of 2010 and all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions. “Anti-Money Laundering Laws” means Laws, rules or guidelines relating to money laundering, including, without limitation, financial recordkeeping and reporting requirements, such as, without limitation, the U.S. Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, the U.S. Currency and Foreign Transaction Reporting Act of 1970, as amended, the U.S. Money Laundering Control Act of 1986, as amended, Directive (EU) 2018/843 of the European Parliament and of the Council of 30 May 2018 amending Directive (EU) 2015/849 (“AML 5”) and

66 [[5828813]] all national and international laws enacted to implement AML 5, the Luxembourg Law of 12 November 2004 on the fight against money laundering and terrorist financing, as amended, the UK Proceeds of Crime Act 2002, the UK Terrorism Act 2000, as amended, all money laundering- related laws of other jurisdictions where the Company and its subsidiaries conduct business or own assets, and any related or similar law issued, administered or enforced by any Governmental Entity. “Balance Sheets” has the meaning assigned to it in Section 4.06(b). “Bankruptcy and Equity Exception” has the meaning assigned to it in Section 2.02. “Benefit Agreement” means each employment, consulting, bonus, incentive or deferred compensation, equity or equity-based compensation, severance, change in control, retention, termination or other Contract between the Company or any of its subsidiaries on the one hand, and any Company Personnel, on the other hand, other than any Benefit Plan. “Benefit Plan” means each (i) employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA) or post-retirement or employment health or medical plan, program, policy or arrangement, (ii) bonus, incentive or deferred compensation or equity or equity-based compensation plan, program, policy or arrangement, (iii) severance, change in control, retention or termination plan, program, policy or arrangement or (iv) other compensation or benefit plan, program, policy or arrangement, in each case that is sponsored, maintained, contributed to or required to be maintained or contributed to by the Company or any of its subsidiaries for the benefit of any Company Personnel, other than (A) any multiemployer plan (as defined in Section 4001(a)(3) of ERISA) or (B) any Benefit Agreement. “Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close. “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act or similar statutory relief and any guidance, rules and regulations promulgated thereunder. “Cash” has the meaning assigned to it in Section 1.06(f)(ii). “Change” has the meaning assigned to it in the definition of “Company Material Adverse Effect”. “Closing” has the meaning assigned to it in Section 1.02. “Closing Acquisition Amount” has the meaning assigned to it in Section 1.06(b)(v). “Closing Cash” has the meaning assigned to it in Section 1.06(b)(i). “Closing Certificate” means any certificate delivered pursuant to Sections 9.02(a), Section 9.02(b), Section 9.02(c), Section 9.02(d), Section 9.02(e), Section 9.02(f), Section 9.03(a) or Section 9.03(b).

67 [[5828813]] “Closing Date” has the meaning assigned to it in Section 1.02. “Closing Date Amount” means the amount equal to the Purchase Price, plus Estimated Cash, minus Estimated Indebtedness, plus Estimated Working Capital, minus Target Working Capital, minus Estimated Transaction Expenses, plus the Estimated Acquisition Amount, minus the Escrow Amount, minus the Aggregate Rollover Amount. “Closing Date Seller Amount” means, with respect to (i) Holdings Seller, the product resulting from multiplying the Per Unit Closing Date Amount by the number of Preferred Units held by Holdings immediately prior to the Closing, and (ii) any Management Seller, the aggregate sum of the Per Unit Closing Date Amounts with respect to all of the Company Units (other than any Rollover Units) held by such Management Seller immediately prior to the Closing. “Closing Indebtedness” has the meaning assigned to it in Section 1.06(b)(ii). “Closing Transaction Expenses” has the meaning assigned to it in Section 1.06(b)(iv). “Closing Working Capital” has the meaning assigned to it in Section 1.06(b)(iii). “Code” has the meaning assigned to it in Section 4.10(d). “Commercial Tax Agreements” has the meaning assigned to it in Section 3.05(f). “Common Units” means the Common Units (as defined in the Company LLC Agreement). “Company” has the meaning assigned to it in the Preamble to this Agreement. “Company ERISA Affiliate” means any entity that is treated as a single employer with the Company or any of its subsidiaries under Section 414 of the Code or Section 4001 of ERISA. “Company Insurance Policies” has the meaning assigned to it in Section 4.17. “Company Leased Real Property” has the meaning assigned to it in Section 4.08(b). “Company LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, effective as of May 11, 2018. “Company Material Adverse Effect” means any fact, change, event, circumstance, occurrence, effect or development (a “Change”) that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that no such Change, either alone or in combination with any other of the following matters, arising out of, relating to or resulting from or in connection with any of the following matters shall be deemed to constitute, contribute to or be taken into account in determining whether there has been Company Material Adverse Effect: (A) the general political,

68 [[5828813]] social, regulatory, business, economic, financial, credit, commodity or capital market conditions in the United States or in foreign countries in which the Company or any of its subsidiaries has material operations or business, (B) the conditions and trends in the industries or businesses in which the Company or any of its subsidiaries operate generally (including changes in capacity, production, prices and availability and prices for energy and raw materials), (C) the execution or announcement of this Agreement, or the pendency of the Transactions or the identity of Purchaser, including any litigation resulting therefrom, any reduction in revenues resulting therefrom, any adverse change in supplier, customer, distributor, employee, financing source, partner or similar relationships resulting therefrom or any change in the credit rating of the Company or any of its subsidiaries resulting therefrom, (provided that this clause (C) shall not exclude any impact resulting from any breach of or inaccuracy in any of the representations or warranties contained in Section 2.03, Section 3.03 or Section 4.05), (D) any action taken or failure to take action that is expressly required in accordance with this Agreement or at the written request or with the written consent of Purchaser, (E) acts of war (whether or not declared), acts of armed hostility, sabotage, terrorism cyber-intrusion or other international or national calamity or any material worsening or escalation of such conditions, (F) any hurricane, earthquake, flood or other natural or man-made disaster, act of God, or any epidemic, pandemic, disease, outbreak, health emergency or crisis (including with respect to or as a result of COVID-19 or changes arising out of the implementation of COVID-19 Measures), (G) any adoption, proposal or implementation of, or change in, any applicable Law after the date hereof or any interpretation thereof by any Governmental Entity, (H) changes in GAAP after the date hereof or any interpretation thereof by any Governmental Entity, (I) any labor strikes or labor stoppages involving Continuing Employees, (J) any failure by the Company to meet any estimates or budgets of revenues, earnings, projections or other indicia of performance, whether published, internally prepared or provided to Purchaser or any of its respective representatives or (K) the failure of any Specified Acquisition to be consummated (it being understood that, the exceptions in clauses (C) and (J) shall not prevent or otherwise affect a determination that the underlying cause of any such Change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clauses (A) through (H) hereof) is, or has contributed to, a Company Material Adverse Effect); provided, however, that any Change referred to in clauses (A), (B), (E), (F) and (I) may be taken into account in determining whether there has been or will be, a Company Material Adverse Effect to the extent the Company and its subsidiaries, taken as a whole, are disproportionately adversely effected thereby as compared to other participants in the industry or industries in which the Company and its subsidiaries operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been or will be a Company Material Adverse Effect). “Company Owned Intellectual Property” means all of the Intellectual Property owned by the Company or any of its subsidiaries. “Company Owned Real Property” has the meaning assigned to it in Section 4.08(a). “Company Personnel” has the meaning assigned to it in Section 4.10(j). “Company Real Property” has the meaning assigned to it in Section 4.08(c). “Company Real Property Leases” has the meaning assigned to it in Section 4.08(b).

69 [[5828813]] “Company Units” has the meaning assigned to it in the Recitals to this Agreement. “Confidential Information” has the meaning assigned to it in Section 8.08(b). “Confidentiality Agreement” has the meaning assigned to it in Section 7.01. “Consent” has the meaning assigned to it in Section 2.03(b). “Continuing Employees” has the meaning assigned to it in Section 8.03(a). “Contract” has the meaning assigned to it in Section 2.03(a). “Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code and (v) under corresponding or similar provisions of foreign Laws. “Copyrights” has the meaning assigned to it in the definition of “Intellectual Property”. “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks. “COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester, safety or similar Laws, directives, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control Prevention and the World Health Organization, in each case in connection with or in response to COVID-19, including the CARES Act and the Families First Act. “Cravath” has the meaning assigned to it in Section 12.13. “Current Assets” has the meaning assigned to it in Section 1.06(f)(iii). “Current Liabilities” has the meaning assigned to it in Section 1.06(f)(iv). “D&O Insurance” has the meaning assigned to it in Section 8.05(b). “Data Room” has the meaning assigned to it in Section 11.02. “Debt Commitment Letter” has the meaning assigned to it in Section 5.07. “Debt Financing” has the meaning assigned to it in Section 5.07. “Debt Financing Sources” means the lenders, arrangers and bookrunners party from time to time to the Debt Commitment Letter, including any such persons becoming party thereto pursuant to any joinder agreement, and shall also include each other person that has committed to provide, or that is otherwise acting as an arranger, bookrunner, underwriter, initial purchaser,

70 [[5828813]] placement agent, administrative or collateral agent, trustee or a similar representative in respect of, all or any part of the Debt Financing. “Debt Financing Sources Proceeding” has the meaning assigned to it in Section 12.16(a). “Debt Financing Sources Related Parties” means the Debt Financing Sources, their affiliates and their and their affiliates’ respective former, current and future directors, officers, managers, members, stockholders, partners, employees, advisors, agents and representatives. “Disclosure Letter” means the disclosure letter delivered by the Sellers, Holdings and the Company to Purchaser on the date hereof prior to the execution and delivery by the parties of this Agreement. The Disclosure Letter shall be arranged in numbered and lettered sections and subsections corresponding to the numbered and lettered sections and subsections contained in the respective Articles hereof, and the disclosure in any section or subsection shall be deemed to qualify other sections and subsections of such respective Articles hereof to the extent that it is reasonably apparent from the face of such disclosure that such disclosure also qualifies or applies to such other sections and subsections. “Disqualified Individual” has the meaning assigned to it in Section 8.03(e). “DPA” has the meaning assigned to it in Section 5.09. “Environment” means indoor or ambient air, surface water, groundwater, land surface, subsurface strata or sediment or any other natural resource. “Environmental Laws” means any Law (i) relating to pollution of the Environment or the protection of human health or safety (as such relates to exposure to toxic or hazardous substances or wastes) or the Environment, including any Law relating to the release of, or the management of (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of) any Hazardous Substances or (ii) that regulates, imposes liability (including for enforcement, investigatory costs, cleanup, removal or responses costs, natural resource damages, contribution, injunctive relief, personal injury or property damage) or establishes standards of care with respect to any of the foregoing. “Environmental Permit” means any permit, certificate, identification number, registration, notice, approval, waiver, license or other authorization required under any applicable Environmental Law. “Equity Commitment Letter” has the meaning assigned to it in Section 5.07. “Equity Financing” has the meaning assigned to it in Section 5.07. “ERISA” has the meaning assigned to it in the definition of the term Benefit Plan. “Escrow Account” has the meaning assigned to it in Section 1.03(f). “Escrow Agent” has the meaning assigned to it in Section 1.07.

71 [[5828813]] “Escrow Agreement” has the meaning assigned to it in Section 1.07. “Escrow Amount” means $10,000,000. “Escrow Fund” has the meaning assigned to it in Section 1.03(f). “Estimated Acquisition Amount” has the meaning assigned to it in Section 1.06(a)(i)(A)(5). “Estimated Cash” has the meaning assigned to it in Section 1.06(a)(i)(A)(1). “Estimated Indebtedness” has the meaning assigned to it in Section 1.06(a)(i)(A)(2). “Estimated Transaction Expenses” has the meaning assigned to it in Section 1.06(a)(i)(A)(4). “Estimated Working Capital” has the meaning assigned to it in Section 1.06(a)(i)(A)(3). “Excluded Matters” has the meaning assigned to it in Section 10.02. “Existing Credit Agreement” means the Credit Agreement, dated as of May 11, 2018, as amended, among NSIG, NSM UK Holdings, Ltd, the Company, the lenders party thereto and Ares Capital Corporation, as administrative agent. “FCA” means the UK Financial Conduct Authority (or any successor regulatory organization or successor authority). “FCA Handbook” means the handbook, rules, guidance and evidential provisions of the FCA, as in force and effect as of the date hereof. “Financial Statements” has the meaning assigned to it in Section 4.06(b). “Financing” has the meaning assigned to it in Section 5.07. “Financing Letters” has the meaning assigned to it in Section 5.07. “Fraud” means, with respect to any party to this Agreement, the making of a statement of fact by such party in its express representations and warranties set forth in Article II, Article III, Article IV or Article V, respectively, or any Closing Certificate, respectively, that constitutes common law fraud under Delaware law and is made by such party with the intent to deceive another person, with knowledge or belief by such party that such representation is false or with reckless disregard of the truth, with an intention to induce the person to whom such representation is made to act or refrain from acting in reliance upon it and following which there is damage to the party to whom such representation was made as a result of such reliance. For the avoidance of doubt, the term “Fraud” does not include any claim for equitable fraud, promissory

72 [[5828813]] fraud, unfair dealings fraud, or any torts (including a claim for fraud) based on negligence or recklessness. “FSMA” means the UK Financial Services and Markets Act 2000 (as amended from time to time). “Fully Diluted Unit Total” means (i) the total number of Preferred Units outstanding, plus (ii) the total number of Vested Common Units (giving effect to any accelerated vesting that may occur in connection with the Closing to the extent provided under the Company LLC Agreement), in each case, as of immediately prior to Closing. “GAAP” means the generally accepted accounting principles in the United States as in effect as of the date hereof applied consistently through the periods involved. “Global Trade Laws and Regulations” means the U.S. Export Administration Regulations; the U.S. International Traffic in Arms Regulations; the import Laws administered by U.S. Customs and Border Protection; the economic sanctions rules and regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”); the anti-boycott Laws administered by the U.S. Departments of Commerce and Treasury; the UK Export Control Act 2002; UK Export Control Order 2008/3231; European Union (“EU”) Council Regulation 428/2009 (as maintained by the European Union or retained by the United Kingdom); EU Council sanctions regulations, as implemented in EU Member States; sanctions regimes implemented under the UK Sanctions and Anti-Money Laundering Act 2018; Canadian sanctions policies; United Nations sanctions policies; all relevant regulations made under any of the foregoing; and other similar economic and trade sanctions, export or import control Laws. “Governing Documents” means, with respect to any person, the certificate of incorporation, bylaws and similar governing documents of such person or any other similar legal document(s) by which any person (other than an individual) establishes its legal existence or which govern its internal affairs. “Government Official” means (i) any official, officer, employee, or representative of, or any person acting in an official capacity for or on behalf of, any Governmental Entity; (ii) any political party or party official or candidate for political office; (iii) a Politically Exposed Person (PEP) as defined by the Financial Action Task Force (FATF), Groupe d’action Financière sur le Blanchiment de Capitaux (GAFI), or AML 5; or (iv) any official, officer, employee, or representative of a company, business, enterprise or other entity owned, in whole or in part, or controlled by any Governmental Entity. “Governmental Authorizations” has the meaning assigned to it in Section 4.14. “Governmental Entity” has the meaning assigned to it in Section 2.03(b). “Guarantee” has the meaning assigned to it in Section 5.08. “Guarantor” means Carlyle Partners VIII, L.P., a Delaware limited partnership.

73 [[5828813]] “Hazardous Substances” means any chemical, compound, substance, material or waste that, in relevant form, quantity or concentration, is defined, listed, classified or otherwise regulated as hazardous, toxic, or radioactive or words of similar import under any Environmental Law, including any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead, mercury, or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls, but does not include microbial, biological or viral matter. “Holdings” has the meaning assigned to it in the Preamble of this Agreement. “Holdings Affiliate” has the meaning assigned to it in Section 12.12(a). “Holdings Indemnitees” has the meaning assigned to it in Section 8.05(a). “Holdings Interests” has the meaning assigned to it in the Recitals of this Agreement. “Holdings Material Adverse Effect” has the meaning assigned to it in Section 3.01. “Holdings Preferred Units” has the meaning assigned to it in the Recitals of this Agreement. “Holdings Seller” has the meaning assigned to it in the Preamble of this Agreement. “HSR Act” has the meaning assigned to it in Section 2.03(b). “HSR Approval” has the meaning assigned to it in Section 7.02(a)(i). “Indebtedness” has the meaning assigned to it in Section 1.06(f)(v). “Intellectual Property” means all statutory and/or common law rights relating to intellectual property, including the following, in any and all countries: (i) all patents and patent applications, statutory invention registrations or similar rights, together with all reissuances, divisions, renewals, reexaminations, provisionals, continuations and continuations-in-part with respect thereto and including all foreign equivalents (collectively, “Patents”), (ii) trademarks, service marks, trade dress, trade names, slogans, logos and corporate names, including all applications, registrations and renewals therefor, together with the goodwill associated with any of the foregoing (collectively, “Trademarks”), (iii) internet domain names and social media handles, together with applications and registrations therefor (collectively, “Internet Properties”), (iv) copyrights and any other equivalent rights in works of authorship, and all applications and registrations and renewals therefor (collectively, “Copyrights”) and (v) trade secrets, know-how and confidential or proprietary business or technical information, in each case, that derives independent economic value, whether actual or potential, from not being known to other persons. “Internet Properties” has the meaning assigned to it in the definition of “Intellectual Property”. “IT Systems” has the meaning assigned to it in Section 4.16(f).

74 [[5828813]] “Judgment” has the meaning assigned to it in Section 2.03(a). “Knowledge” means, with respect to Holdings, the Company or Purchaser, the actual knowledge of any of the persons set forth in Section 11.02 of the Disclosure Letter (with respect to Holdings and the Company) or Jitij Dwivedi and Adam Begin (each with respect to Purchaser), in each case, in their capacity as officers of Holdings or any of its subsidiaries or Purchaser, respectively, and not in their personal capacity or in any other capacity, as of the date of this Agreement, and does not include knowledge or awareness of any other individual or any constructive, implied or imputed knowledge or awareness. “Law” has the meaning assigned to it in Section 2.03(a). “Liability” shall mean all indebtedness, liabilities, guarantees, assurances, commitments and other obligations, whether absolute, accrued or unaccrued, matured or unmatured, contingent, known or unknown, fixed, variable or otherwise, or whether due or to become due. “Liens” has the meaning assigned to it in Section 2.03(a). “Lookback Date” means June 30, 2019. “Losses” means any loss, liability, claim, damage or expense, including reasonable legal fees and expenses. “Management Common Units” has the meaning assigned to it in the Recitals of this Agreement. “Management Preferred Units” has the meaning assigned to it in the Recitals of this Agreement. “Management Sellers” has the meaning assigned to it in the Preamble of this Agreement. “Management Units” has the meaning assigned to it in the Recitals of this Agreement. “Material Contracts” has the meaning assigned to it in Section 4.15(a). “Measurement Time” has the meaning assigned to it in Section 1.06(f)(vi). “Most Recent Balance Sheet” has the meaning assigned to it in Section 4.06(b). “Net Adjustment Amount” has the meaning assigned to it in Section 1.06(f)(vii). “Non-Recourse Party” means, with respect to a party to this Agreement, any of such party’s former, current and future direct or indirect equity holders, controlling persons, directors, officers, employees, legal counsel, financial advisors, agents, representatives, Affiliates, members, managers, general or limited partners, successors or permitted assignees (or any former,

75 [[5828813]] current or future equity holder, controlling person, director, officer, employee, legal counsel, financial advisors, agent, representative, Affiliate, member, manager, general or limited partner, successor or permitted assignee of any of the foregoing), excluding any such person that is an express party to this Agreement. “Notice of Disagreement” has the meaning assigned to it in Section 1.06(c). “NSIG” means NSM Insurance Group, LLC, a Delaware limited liability company. “Order” means any rule, regulation, Judgment, writ, injunction, or award of a Governmental Entity acting in an adjudicative, rulemaking or regulatory capacity, or of an arbitrator with applicable jurisdiction over the subject matter (in each case, without regard to whether (i) any time period for appealing, or requesting a rehearing or reconsideration with respect to, such Order has expired or (ii) an appeal or request for rehearing or reconsideration has been filed with respect to such Order, in each case unless consummation of the Transactions is proscribed by Judgment or applicable Law). “Outside Date” has the meaning assigned to it in Section 10.01(b)(i). “Participation Threshold” has the meaning given to such term in the Company LLC Agreement. “parties” means the parties to this Agreement. “Patents” has the meaning assigned to it in the definition of “Intellectual Property”. “Per Unit Closing Date Amount” means, with respect to (i) any Vested Common Unit, the positive excess (if any) of (A) the amount obtained by dividing the Adjusted Aggregate Company Unit Consideration by the Fully Diluted Unit Total, over (B) the Per Unit Participation Threshold with respect to such Vested Common Unit, (ii) any Common Unit other than a Vested Common Unit, zero, and (iii) any Preferred Unit, the amount obtained by dividing the Adjusted Aggregate Company Unit Consideration by the Fully Diluted Unit Total. “Per Unit Participation Threshold” means, with respect to any Vested Common Unit, the amount (if any) that would be required to be distributed to each Preferred Unit on the Closing Date to satisfy the Participation Threshold with respect to such Vested Common Unit in accordance with Section 4.01 of the Company LLC Agreement. “Permitted Fee Letter Redactions” has the meaning assigned to it in Section 5.07. “Permitted Liens” means (i) statutory or common law liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith by appropriate proceedings and for which adequate reserves have been established and maintained in accordance with GAAP, (ii) zoning, building, land use and other similar restrictions, including environmental restrictions that are currently not being violated, (iii) easements, covenants, conditions, rights-of-way, leases, licenses, restrictions and other similar charges and encumbrances or other minor title defects that would not reasonably be expected to materially impair the use, occupancy or value of such property or asset in the conduct of the business as currently conducted, (iv) Liens that have been placed by

76 [[5828813]] any developer, owner or landlord on any property over which Holdings or any of its subsidiaries has easement, access or other similar rights, or any subordination or similar agreements relating thereto that are not and would not reasonably be expected to materially impair the use or occupancy of such property or asset in the conduct of the business as currently conducted, (v) Liens to secure landlords, lessors or renters under leases or rental agreements incurred in the ordinary course of business that are not and would not reasonably be expected to materially impair the use or occupancy of such property or asset in the conduct of the business as currently conducted, (vi) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pension programs mandated under applicable Laws or other social security programs in the ordinary course of business, (vii) Liens in favor of carriers, warehousemen, mechanics and materialmen, Liens to secure claims for labor, materials or supplies and other like Liens incurred in the ordinary course of business with respect to amounts not yet due and payable or that are being contested in good faith and for which adequate reserves have been established and maintained in accordance with GAAP, (viii) conditional sales or similar security interests granted in connection with the lease or purchase of equipment or supplies in the ordinary course of business, (ix) restrictions on the transfer of securities imposed by applicable securities Laws, (x) Liens (including Liens arising in connection with any Specified Acquisition) to the extent required by the Existing Credit Agreement that will be released on or prior to the Closing Date, (xi) non-exclusive licenses of any Company Owned Intellectual Property granted to third parties in the ordinary course of business, (xii) other imperfections of title or encumbrances that, individually or in the aggregate, do not materially impair the continued use and operation of the properties and assets to which they relate in the conduct of the business of Holdings and its subsidiaries and (xiii) Liens arising under any arrangements set forth on Section 12.02 of the Disclosure Letter under the heading “Permitted Liens”. “person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity. “Personal Data” means any information defined as “personal data”, “personally identifiable information”, “personal information” or analogues of these terms under any applicable Privacy Laws, including any information that identifies, relates to, describes or is reasonably capable of identifying an individual or household. “Pre-Closing Tax Amount” has the meaning assigned to it in Section 1.06(f)(viii). “Pre-Closing Tax Period” means any Tax period ending on or prior to the Closing Date and the portion of any Straddle Period up to and including the Closing Date. “Preferred Units” means the Series A Preferred Units (as defined in the Company LLC Agreement). “Preliminary Statement” has the meaning assigned to it in Section 1.06(a)(i). “Privacy Laws” means all applicable Laws and guidelines from Governmental Entities relating to privacy, data security, data protection, sending solicited or unsolicited electronic mail and text messages, cookies, trackers and collection, transfer, disclosure, sharing, storing, security, use of and processing of Personal Data.

77 [[5828813]] “Proceeding” has the meaning assigned to it in Section 12.08. “Purchase” has the meaning assigned to it in Section 1.01(a). “Purchase Price” has the meaning assigned to it in Section 1.01(a). “Purchaser” has the meaning assigned to it in the Preamble of this Agreement. “Purchaser Material Adverse Effect” has the meaning assigned to it in Section 5.01. “Purchaser Payment Amounts” has the meaning assigned to it in Section 5.07. “Purchaser Related Parties” has the meaning assigned to it in Section 10.03(c). “Purchaser Termination Fee” has the meaning assigned to it in Section 10.03(a). “R&W Insurance” means a Purchaser-side representation and warranty insurance policy naming Purchaser or one of its Affiliates as an insured and providing coverage for certain losses incurred by Purchaser and its affiliates related to this Agreement. “Reference Date” means December 31, 2021. “Representative” means any accountants, counsel, financial advisors, investment banks or other advisors, agents or representatives, directors, officers, employees and agents. “Representative Indemnified Party” has the meaning assigned to it in Section 12.15(c). “Restricted Cash” has the meaning assigned to it in Section 1.06(f)(ix). “Restricted Country” means any country or geographic region subject to comprehensive economic sanctions administered by OFAC which currently includes: Cuba, Iran, North Korea, Syria, or the Ukrainian regions of Crimea, Donetsk, and Luhansk. “Restricted Party” means (i) any person included on one or more of the Restricted Party Lists, (ii) any person owned by or acting on behalf of a person included on one or more of the Restricted Party Lists or (iii) a person ordinarily resident in or an entity that is located in or organized under the laws of a Restricted Country. “Restricted Party Lists” includes the list of sanctioned entities maintained by the United Nations; the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, and the Sectoral Sanctions Identifications List, all administered by OFAC; the U.S. Denied Persons List, the U.S. Entity List, and the U.S. Unverified List, all administered by the U.S. Department of Commerce; the consolidated list of Persons, Groups and Entities subject to EU Financial Sanctions, as implemented by the EU Common Foreign & Security Policy; and similar lists of restricted parties maintained by other Governmental Entities with regulations applicable to Holdings or its subsidiaries or their respective operations. “Review Period” has the meaning assigned to it in Section 1.06(c).

78 [[5828813]] “Rollover Agreement” has the meaning assigned to it in Section 1.04. “Rollover Amount” has the meaning assigned to it in Section 1.04. “Rollover Seller” has the meaning assigned to it in Section 1.04. “Rollover Units” has the meaning assigned to it in Section 1.04. “SEC” means the Securities and Exchange Commission. “Securities” has the meaning assigned to it in the Recitals of this Agreement. “Seller” and “Sellers” have the meaning assigned to them in the Preamble of this Agreement. “Seller Material Adverse Effect” has the meaning assigned to it in Section 2.01. “Sellers’ Representative” has the meaning assigned to it in Section 12.15(a). “Solvent” has the meaning assigned to it in Section 5.06. “Specified Acquisitions” has the meaning assigned to it in Section 1.06(f)(x). “Specified Liens” means, collectively (i) Liens arising under Governing Documents of Holdings or the Company LLC Agreement, (ii) Liens arising under this Agreement and the Ancillary Documents, (iii) Liens arising from acts of Purchaser or its affiliates taken in connection with the Closing and (iv) restrictions on transfer under applicable Law. “Statement” has the meaning assigned to it in Section 1.06(b). “Straddle Period” means any taxable period that begins on or prior to, and ends after, the Closing Date. A “subsidiary” of any person means another person an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, a majority of the equity interests of which) is owned directly or indirectly by such first person. “Target Working Capital” has the meaning assigned to it in Section 1.06(f)(xi). “Tax” or “Taxes” means all U.S. federal, state, local or non-U.S. taxes, including income, franchise, premium or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation or unemployment compensation, excise, withholding, ad valorem or value added taxes, and any other governmental fees, duties, customs, tariffs or assessments imposed by any Governmental Entity, in each case in the nature of a tax, including all interest, penalties or additions imposed with respect to such amounts.

79 [[5828813]] “Tax Returns” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms, claims for refund and information returns, certificates, bills, statements or other written information that, in each case, are filed (or required to be filed) with a Governmental Entity, including any supplement, schedule or attachment thereto and all amendments to any of the foregoing. “Taxing Authority” means any Governmental Entity responsible for the administration, imposition, regulation, determination or collection of any Tax. “Termination Payments” has the meaning assigned to it in Section 10.03(b). “Trademarks” has the meaning assigned to it in the definition of “Intellectual Property”. “Transaction Expenses” has the meaning assigned to it in Section 1.06(f)(xii). “Transaction Tax Deductions” has the meaning assigned to it in Section 1.06(f)(xiii). “Transactions” has the meaning assigned to it in Section 1.01(b). “Transfer Taxes” has the meaning assigned to it in Section 8.04(c). “U.K. Approvals” means in relation to each person who will, or will be deemed to, become a controller (as defined in FSMA) of any U.K. Regulated Subsidiary (each a “Proposed Controller”) in connection with the consummation of the Transactions, (i) each Proposed Controller has received a written notice from the FCA under section 189(4)(a) of FSMA unconditionally approving, or under section 189(7) of FSMA approving subject to conditions acceptable to Purchaser, the acquisition of such control over such U.K. Regulated Subsidiary by the Proposed Controller or (ii) the FCA is deemed under section 189(6) of FSMA to have granted approval of the acquisition of such control over such U.K. Regulated Subsidiary by the Proposed Controller. “U.K. Regulated Subsidiaries” means (i) First Underwriting Ltd, (ii) Kingsbridge Risk Solutions Limited, (iii) Kingfisher Insurance Services Limited, (iv) Stewart Miller McCulloch & Co Ltd, (v) Peter D James Limited, (vi) Larsen Howie Limited and (vii) Fresh Insurance Services Group Limited. “Vested Common Unit” means each Common Unit that is vested as of immediately prior to Closing (giving effect to any accelerated vesting that may occur in connection with the Closing to the extent provided under the Company LLC Agreement). “Voting Company Debt” has the meaning assigned to it in Section 4.03. “Willful Breach” means a material breach that is a consequence of an act or omission knowingly undertaken or omitted by the breaching party with the intent of causing a breach of this Agreement.

80 [[5828813]] “Working Capital” has the meaning assigned to it in Section 1.06(f)(xiv). SECTION 12.03. Interpretation and Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. When a reference is made in this Agreement to an Article, Section, clause, provision, Exhibit or Schedule, such reference shall be to an Article, Section, clause or provision of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The word “or” shall be construed to have the same meaning and effect as the inclusive term “and/or”. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “day” shall be construed to mean calendar day unless Business Day is expressly specified. All references herein to “dollars”, “U.S. dollars” or “$” shall be deemed to be references to the lawful money of the United States. All provisions herein qualified by the term “domestic” or “foreign” shall be construed on the basis that the United States is the relevant domestic country. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References to “his” or “her” shall be construed to include gender-neutral forms of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. The phrase “ordinary course of business” means, with respect to any person, the ordinary course of business for such person, as consistent with past practices of such person. Any document or item will be deemed “delivered”, “provided” or “made available” within the meaning of this Agreement if such document or item is included in the Data Room prior to the execution of this Agreement. SECTION 12.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

81 [[5828813]] SECTION 12.05. Counterparts; Delivery. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when such two or more counterparts have been signed by each of the parties and delivered to the other parties. Any signed counterpart of this Agreement may be delivered by facsimile or other form of electronic transmission (e.g., pdf), with the same legal force and effect as delivery of an originally signed agreement. SECTION 12.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the annexes, exhibits and schedules included herewith), together with the Ancillary Documents and the Confidentiality Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions. This Agreement is not intended to and does not confer upon any person other than the parties hereto any rights or remedies hereunder, except for Section 7.07(c) (with respect to the subsidiaries of Holdings and the Representatives of Holdings), Section 8.05 (with respect to the Holdings Indemnitees), Section 10.03(c) (with respect to the Holdings Affiliates), Section 12.11 (with respect to any Seller, Holdings and any other Holdings Affiliate), Section 12.12 (with respect to any Seller, Holdings and any other Holdings Affiliate, Purchaser, the Company and the Purchaser Related Parties, and the Non-Recourse Parties), Section 12.13 (with respect to Cravath) or Section 12.16 (with respect to the Debt Financing Sources), which are intended for the benefit of such persons and shall be enforceable by such persons referred to respectively in this sentence. SECTION 12.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. SECTION 12.08. Governing Law. This Agreement, and all matters, claims or causes of action (whether in contract or tort) based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (a “Proceeding”), shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. SECTION 12.09. Specific Performance and Enforcement; Jurisdiction; Consent to Service of Process. (a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery or, if the Delaware Court of Chancery lacks subject matter jurisdiction, any Federal court located in the State of Delaware, without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled at law or in equity. The right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of Holdings, any Seller, the Company or Purchaser would have entered into this Agreement. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific

82 [[5828813]] performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 12.09 shall not be required to provide any bond or other security in connection with any such order or injunction, and the party opposing such injunction or injunctions hereby agrees that it shall not contest the amount or absence of any such bond or other security requested or offered by the party seeking such injunction or injunctions. Notwithstanding the foregoing, it is explicitly agreed that the right of Sellers’ Representative to seek an injunction or injunctions, specific performance or other equitable remedies in connection with the Sellers’ Representative enforcing Purchaser’s obligation to cause the Equity Financing to be funded to fund the Closing Date Amount (and any repayment or refinancing of debt contemplated by this Agreement, the Equity Commitment Letter or the Debt Commitment Letter) and any other amounts required to be paid by Purchaser in connection with the consummation of the Transactions and Purchaser’s obligations to effect the Closing (but not the right of the Sellers’ Representative to seek an injunction or injunctions, specific performance or other equitable remedies for any other reason) shall, in each case, be subject to the requirements that (i) all conditions in Sections 9.01 and 9.02 have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) at the time when the Closing would have been required to occur, but for the failure of the Equity Financing to be funded, (ii) the Debt Financing has been funded (including into escrow) in accordance with the terms thereof or will be so funded in accordance with the terms thereof at the Closing if the Equity Financing is funded at the Closing, (iii) the Sellers’ Representative, on behalf of the Sellers, has irrevocably confirmed by written notice to Purchaser that (A) all conditions in Section 9.03 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) or that it is willing to waive, on behalf of the Sellers, any unsatisfied conditions set forth in Section 9.03 (to the extent permitted by applicable Law), and (B) that the Sellers are ready, willing and able to take such actions required of them by this Agreement to cause the Closing to occur and will take such actions at the Closing and (iv) Purchaser has failed to consummate the Closing prior to the third Business Day following the delivery of such confirmation. (b) Each of the parties hereto (i) consents to submit itself to the exclusive jurisdiction of the Delaware Court of Chancery or, if the Delaware Court of Chancery lacks subject matter jurisdiction, any Federal court located in the State of Delaware with respect to any Action based on, arising out of or relating to this Agreement, the Ancillary Documents or the Transactions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any Action based on, arising out of or relating to this Agreement, the Ancillary Documents or the Transactions in any court other than the Delaware Court of Chancery or, if the Delaware Court of Chancery lacks subject matter jurisdiction, any federal court located in the State of Delaware, (iv) waives any right to trial by jury with respect to any Action based on, arising out of or relating to this Agreement, the Ancillary Documents or the Transactions, (v) waives the defense of an inconvenient forum to the maintenance of any Action based on, arising out of or relating to this Agreement, the Ancillary Documents or the Transactions and (vi) consents to service of process being made through the notice procedures set forth in Section 12.01. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may

83 [[5828813]] be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. This Section 12.09(b) shall not apply to any dispute that is to be determined by the Accounting Firm, as contemplated by Section 1.06 (other than any disputes regarding the scope of disputes to be resolved by the Accounting Firm pursuant to Section 1.06). SECTION 12.10. Fees, Costs and Expenses. Whether or not the Transactions are consummated, and except as otherwise provided in this Agreement, all fees, costs and expenses incurred in connection with this Agreement, the Ancillary Documents and the Transactions shall be paid by the party incurring such fees, costs or expenses. SECTION 12.11. Purchaser Acknowledgement. (a) Purchaser acknowledges and agrees that the representations and warranties expressly set forth in (i) Article II, Article III and Article IV and (ii) any Closing Certificate constitute the sole and exclusive representations and warranties of Sellers, Holdings and the Company to Purchaser, as applicable, in connection with or relating to Holdings or any of its subsidiaries, this Agreement, any Ancillary Document or the Transactions, and no other representations or warranties, oral or written, have been given by or on behalf of any of the Sellers, Holdings or any other Holdings Affiliate. Except for the representations and warranties expressly set forth in Article II, Article III and Article IV or in any Closing Certificate or Ancillary Document, Purchaser (x) acknowledges that it is acquiring Holdings and its subsidiaries on an “as is” condition and on a “where is” basis and (y) disclaims reliance on, and confirms and acknowledges that it has not relied on and should not rely on and will not rely on, any other representations or warranties, either express or implied, at law or in equity, including representations of merchantability, suitability or fitness for any particular purpose, or other statements, whether written or oral, made by or on behalf of any person (including any Seller, Holdings, the Company, any other Holdings Affiliate or any Representative of Holdings) in respect of Holdings’ or any of its subsidiaries’ business, assets, liabilities, operations, prospects or condition (financial or otherwise), including with respect to the accuracy or completeness of any confidential information memoranda, documents, projections or other prediction or forward-looking statements, material, or other information (financial or otherwise) regarding Holdings or any of the its subsidiaries furnished to Purchaser or any of its Representatives in any “data rooms”, “virtual data rooms”, management presentations, or in any other form or in expectation of, or in connection with, the Transactions, or in respect of any other matter or thing whatsoever or on any person providing or not providing any information not specifically required to be provided or disclosed pursuant to the specific representations and warranties in Article II, Article III and Article IV or any Closing Certificate. (b) Purchaser represents that it is a sophisticated party and is knowledgeable about the business engaged in by Holdings and its subsidiaries and of the usual and customary practices of companies engaged in businesses similar to such business. Purchaser acknowledges and agrees that any financial forecasts, projections or other forward looking information relating to Holdings or any of its subsidiaries prepared by or on behalf of Holdings any Seller have been provided to Purchaser with the understanding and agreement that none of the Sellers, Holdings or any other Holdings Affiliate is making any representation or warranty with respect to such forecasts except as may be expressly set forth in (i) Article II, Article III and Article IV and (ii) any Closing Certificate, projections or any other forward looking information and that actual future results may vary from such forecasts, projections or forward-looking information.

84 [[5828813]] (c) Without limiting the generality of Sections 12.11(a) and 12.11(b), Purchaser acknowledges that (i) except for the representations and warranties expressly set forth in (A) Article II, Article III and Article IV and (B) any Closing Certificate, Purchaser is relying on its own investigation and analysis in entering into this Agreement and the Ancillary Documents to which it is, or is specified to be, a party and the Transactions, (ii) this Agreement and the Ancillary Documents are the product of arm’s-length negotiations and (iii) Purchaser is an informed and sophisticated participant in the Transactions and has undertaken such investigation, and has been provided with and has evaluated such documents and information, as it has deemed necessary in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents to which it is, or is specified to be, a party and the Transactions. SECTION 12.12. Affiliate Liability. (a) Each of the following is herein referred to as a “Holdings Affiliate”: (i) (A) any past or present direct or indirect stockholder, member, general or limited partner or other equityholder of a Seller, Holdings or the Company and (B) any past, present or future director, officer, employee, incorporator, manager, controlling person, affiliate, subsidiary, portfolio company or Representative of, and any financing source or lender to, (w) Sellers, (x) Holdings, (y) Holdings or any of its subsidiaries or (z) any person referred to in the foregoing clause (A) or (ii) any of their respective heirs, executors, administrators, successors or assigns. Other than any Seller, Holdings or the Company as specifically provided for herein, no Holdings Affiliate shall have any personal liability or personal obligation to Purchaser of any nature whatsoever in connection with or under this Agreement. (b) Effective as of the Closing, each of (i) Purchaser and Holdings hereby irrevocably releases and discharges, and Holdings on behalf of all its subsidiaries hereby irrevocably releases and discharges, Sellers, each other Holdings Affiliate, and each of their respective current and former directors, managers, officers, partners and employees and (ii) each of the Sellers and Sellers’ Representative hereby irrevocably releases and discharges Purchaser, Holdings, the Company and the Purchaser Related Parties, from and against all liabilities, claims and obligations, whether accrued or contingent, whether known or unknown, whether arising under common law, statute, equity or otherwise and whether based on strict liability, fiduciary duty, negligence, gross negligence, fraud or otherwise, to the extent arising prior to the Closing and based upon, arising out of or related to Holdings, its subsidiaries, their business, operations, assets and liabilities or the service by any such Holdings Affiliate as an officer, director, manager, employee or Representative of Holdings or any of its subsidiaries (other than and solely with respect to any of the covenants in this Agreement or any Ancillary Document that survive the Closing); provided, however, that this Section 12.12(b) shall not release or discharge (i) any liability of any party under this Agreement or any Ancillary Document, (ii) any liability of any current or former employee of Holdings or any of its subsidiaries to the extent (x) related to this Agreement, any Ancillary Document or the Transactions or (y) arising out of such employee’s service as an officer or employee of Holdings or one of its subsidiaries, (iii) any liability of Holdings or any of its subsidiaries or (iv) (A) any liability of Purchaser or claims by Purchaser against any Seller for Fraud and (B) any liability of any Seller or claims by any Seller against Purchaser for Fraud. (c) Notwithstanding any provision in this Agreement or otherwise, the parties to this Agreement agree on their own behalf and on behalf of their respective subsidiaries and Affiliates that no Non-Recourse Party of a party to this Agreement shall have any liability or

85 [[5828813]] obligation of any kind relating to this Agreement or any of the Transactions except to the extent set forth in any Ancillary Document to which such Non-Recourse Party is a party or otherwise expressly agreed to in writing by such Non-Recourse Party. SECTION 12.13. Legal Counsel Conflicts Waiver. Each party acknowledges that Cravath, Swaine & Moore LLP (“Cravath”) has acted and may act in the future as legal counsel to Holdings and its affiliates, including in connection with the Transactions. Purchaser acknowledges that upon the Closing, Holdings and its subsidiaries will become a former client of Cravath. Holdings hereby waives, on its own behalf and on behalf of its subsidiaries and affiliates, any conflicts that may arise in connection with Cravath representing Holdings and the Holdings Affiliates in connection with the Transactions and grants all consents that are necessary for Cravath to represent Sellers or its affiliates (including the Holdings Affiliates) adversely to Holdings and its subsidiaries and Purchaser and its affiliates on all matters including those related to Cravath’s representation of Holdings and its subsidiaries prior to the Closing. Purchaser, on behalf of itself and its affiliates, acknowledges and accepts such waiver and consent and agrees that none of Purchaser, Holdings or any affiliate of Holdings or Purchaser shall seek to disqualify Cravath from representing Sellers or their affiliates (including the Holdings Affiliates) on any matter based on Cravath’s representation of Holdings and its subsidiaries prior to the Closing. The foregoing consents, waivers and acknowledgements are intended to permit Cravath to represent Sellers or their affiliates (including the Holdings Affiliates) in matters adverse to Holdings and its subsidiaries, including any litigation, other adverse proceeding or disputes between any of the parties hereto arising out of this Agreement or the Transactions. Purchaser and Holdings further agree, and Holdings on behalf of its subsidiaries further agrees, that, as to all communications between or among Cravath, on the one hand, and Holdings or its affiliates or Representatives, on the other hand, that relate in any way to the Transactions, the attorney-client privilege and the expectation of client confidence (but not general business matters of any of Holdings or its subsidiaries not involving a legal or transactional component) belongs to Sellers and may be controlled by the Sellers’ Representative and shall not pass to or be claimed by Purchaser, Holdings or any of its subsidiaries. SECTION 12.14. Annexes, Exhibits and Schedules. Any annexes, exhibits and schedules hereto shall be construed with and be an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. SECTION 12.15. The Sellers’ Representative. (a) Subject to Section 12.15(e), the Holdings Seller will act as the “Sellers’ Representative” for all purposes under this Agreement. (b) The Sellers’ Representative is hereby appointed with effect as of the date of this Agreement and without any further action on behalf of any Seller and shall have the authority, for and on behalf of Sellers to act as the representative, agent and attorney-in-fact for each Seller and to take such actions and exercise such discretion as is required of the Sellers’ Representative pursuant to the terms of this Agreement and the Ancillary Documents, and any such actions shall be binding on each such Seller and shall include the following: (i) to give and accept communications and notices on behalf of such Seller; (ii) to defend, negotiate, agree to, enter into settlements and compromises of, and comply with Orders and awards of courts with respect to, claims against such Seller (including claims for indemnification under any Ancillary Documents), and to authorize payments to be made with respect thereto; (iii) to defend, negotiate, agree to, enter

86 [[5828813]] into settlements and compromises of, and comply with Orders and awards of courts with respect to, any claims or disputes related to this Agreement and the Ancillary Documents; (iv) to make and receive payments on behalf of such Seller due and owing pursuant to this Agreement or the Ancillary Documents and acknowledge receipt thereof and to collect from such Seller any amounts paid in settlement of any claims under this Agreement or any Ancillary Documents payable by such Seller (in each case, including any fees owed under the Escrow Agreement); (v) to distribute payments received by the Sellers’ Representative on behalf of such Seller to or to the order of such Seller, subject to any withholdings contemplated by Section 1.05 and also subject to such other withholdings as the Sellers’ Representative may in its sole discretion impose to facilitate performance of the post-Closing obligations of such Seller under Section 1.06, this Section 12.15 and Article VIII; (vi) to take (or omit to take) any and all actions contemplated by Article X on behalf of the Sellers, including terminating this Agreement and exercising the Sellers’ rights related to the Termination Payments; (vii) to amend, supplement, change or waive any provision hereof or of the Ancillary Documents; (viii) to receive service of process on behalf of such Seller in connection with any claims under this Agreement, or any related document or instrument, including any Ancillary Document; (ix) to determine whether the conditions to Sellers’ obligations have been satisfied, including waiving any such conditions if the Sellers’ Representative in its sole discretion determines that such waiver is appropriate; and (x) to take any and all actions necessary or appropriate in the sole discretion of the Sellers’ Representative to accomplish any of the foregoing, including by executing and delivering on behalf of such Seller any Ancillary Documents or documents related to, or amendments of, the Company LLC Agreement (subject to any other applicable restrictions in this Agreement) to the extent necessary to accomplish any of the foregoing or the Transactions and making any other elections or decisions that the Sellers’ Representative is authorized to make under this Agreement and the Ancillary Documents or any other documents related to, amendments of, the Company LLC Agreement (including, for the avoidance of doubt, authorizing disbursements under the Escrow Agreement). As the representative of Sellers, the Sellers’ Representative shall act as agent for each Seller and shall have authority to bind each Seller in accordance with the terms of this Agreement, and Purchaser may rely (without independent investigation or further evidence of any kind) on such appointment and authority. The Sellers’ Representative shall be entitled to reimbursement from Sellers, in proportion to their respective Adjustment Allocation Percentages, for any and all fees, expenses and costs incurred in the performance of the Sellers’ Representative’s duties hereunder. (c) The Sellers’ Representative shall not be liable to any Seller for any act done or omitted to be taken as Sellers’ Representative except expressly as set forth herein. Each Seller shall, in proportion to its relative Per Unit Closing Date Amount, indemnify and hold harmless the Sellers’ Representative and its partners, stockholders, affiliates, directors, managers, officers, fiduciaries, employees and agents of each of the foregoing (each, a “Representative Indemnified Party”) from and against all losses, liabilities, claims or expenses incurred or suffered by the Representative Indemnified Parties as a result of, or arising out of, or relating to any and all actions taken or omitted to be taken by the Sellers’ Representative under this Agreement (in its capacity as the Sellers’ Representative) or in connection with the incurrence, payment, discharge or settlement by the Sellers’ Representative (in its capacity as the Sellers’ Representative) of any of the obligations of Sellers, except for any such losses, liabilities, claims or expenses that arise on account of the Sellers’ Representative’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final adjudication. None of the Representative Indemnified Parties shall be liable to any Seller in respect of such arrangements or actions or omissions in

87 [[5828813]] connection therewith, except to the extent that such acts or omissions constitute gross negligence or willful misconduct. (d) A decision, act, consent or instruction of the Sellers’ Representative under or relating to this Agreement and the Ancillary Documents shall constitute a decision for all Sellers binding upon each Seller, and Purchaser may rely (without independent investigation or further evidence of any kind) upon any such decision, act, consent, notice, communication or instruction of the Sellers’ Representative as being the decision, act, consent, notice, communication or instruction of each Seller. (e) If the Holdings Seller becomes unable to serve as the Sellers’ Representative, another person or other persons may be designated by the Holdings Seller, and such person or persons shall succeed the Holdings Seller as the Sellers’ Representative. Any references in this Agreement to the Sellers’ Representative shall be deemed to include any duly appointed successor Sellers’ Representative. SECTION 12.16. Concerning Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, each party hereby: (a) agrees that any Proceeding, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source Related Party in any way arising out of or relating to this Agreement, the Debt Commitment Letter, the definitive agreements relating to the Debt Financing, the Debt Financing or any of the other transactions contemplated hereby or thereby (any such Proceeding being referred to as the “Debt Financing Sources Proceeding”) shall be subject to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan in the City of New York (or any appellate court therefrom), and agrees not to bring or support, or permit any of its affiliates to bring or support, any Debt Financing Sources Proceeding in any forum other than in any such court; irrevocably and unconditionally submits, for itself and its property, with respect to any Debt Financing Sources Proceeding to the jurisdiction of any such court; irrevocably and unconditionally waives any objection to the laying of venue of any Debt Financing Sources Proceeding brought in any such court or any claim that any Debt Financing Sources Proceeding brought in any such court has been brought in an inconvenient forum; and agrees that services on any party hereto may be made by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 12.01; (b) agrees that any Debt Financing Sources Proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise expressly provided in the Debt Commitment Letter or the definitive agreements relating to the Debt Financing; (c) expressly and irrevocably waives its right to a jury trial with respect to any Debt Financing Sources Proceeding; (d) agrees that none of the Debt Financing Sources Related Parties will have any obligation or liability, on any theory of liability, to any of the Sellers, Holdings or its subsidiaries, and none of the Sellers, Holdings or its subsidiaries shall have any rights or claims

88 [[5828813]] against any of the Debt Financing Sources Related Parties, in each case, in any way arising out of or relating to this Agreement, the Debt Commitment Letter, the definitive agreement relating to the Debt Financing, the Debt Financing or any of the other transactions contemplated hereby or thereby, whether in law or in equity, whether in contract or in tort or otherwise, provided that following consummation of the Closing, the foregoing will not limit the rights of the parties to the Debt Financing under any definitive agreements relating thereto; (e) agrees that, notwithstanding anything to the contrary in this Agreement or any document entered into in connection with this Agreement, the Debt Financing Sources are express third party beneficiaries of, and may enforce, this Section 12.16; and (f) agrees that the provisions in this Section 12.16 (and any definition set forth in, or any other provision of, this Agreement to the extent that an amendment, waiver or other modification of such definition or other provision would amend, waive or otherwise modify the substance of this Section 12.16) shall not be amended, waived or otherwise modified, in each case, in any way adverse to the Debt Financing Sources Related Parties without the prior written consent of the Debt Financing Sources (and any such amendment, waiver or other modification without such prior written consent shall be null and void). [Remainder of page intentionally left blank]

[Signature Page to Securities Purchase Agreement] IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above. RISER MERGER SUB, INC. By Name: John Redett Title: President & Chief Executive Officer WHITE MOUNTAINS CATSKILL HOLDINGS, INC. By Name: Title: WHITE MOUNTAINS HOLDINGS (LUXEMBOURG) S.À R.L. By Name: Title: NSM INSURANCE HOLDCO, LLC By Name: Title:

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above. WHITE MOUNTAINS CATSKILL HOLDINGS, INC. by Name: Title: WHITE MOUNTAINS HOLDINGS (LUXEMBOURG) S.À R.L. by Name: Title: NSM INSURANCE HOLDCO, LLC by Name: Title: [Signature Page to SPA] Jason R. Lichtenstein President

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

WHITE MOUNTAINS CATSKILL HOLDINGS, INC.

by ______________________________

Name:
Title:

WHITE MOUNTAINS HOLDINGS (LUXEMBOURG) S.À R.L.

by ______________________________

Name: Manfred Schneider
Title: Manager

NSM INSURANCE HOLDCO, LLC

by ______________________________

Name:
Title:

[Signature Page to SPA]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above. WHITE MOUNTAINS CATSKILL HOLDINGS, INC. by Name: Title: WHITE MOUNTAINS HOLDINGS (LUXEMBOURG) S.À R.L. by Name: Title: NSM INSURANCE HOLDCO, LLC by Name: William McKernan Title: President [Signature Page to SPA] DocuSign Envelope ID: 0DA0DEBD-E166-4250-9252-578997BA2747

[Signature Page to SPA] Antonio Rosa DocuSign Envelope ID: F04D5DC6-949A-403D-A47A-9BABB18A6274

[Signature Page to SPA] Brian Macias DocuSign Envelope ID: 1094CFDF-020D-4E89-8657-D3839A0FE179

[Signature Page to SPA] Catherine Hunt DocuSign Envelope ID: 031C9EE7-09B0-46D7-A025-591954129307

[Signature Page to SPA] Christopher M. Hale DocuSign Envelope ID: 9020695F-2D68-49CA-BBA8-BE2E4418F0EC

[Signature Page to SPA] Colin Schroeder DocuSign Envelope ID: 59AB7AB9-C5B8-4384-8946-211040EF446D

[Signature Page to SPA] Geoffrey McKernan DocuSign Envelope ID: 534AB67B-7DC1-42DE-B9AD-C22FACD3BAA9

[Signature Page to SPA] Jacquie Boast DocuSign Envelope ID: 187A1F21-E50D-49CB-952D-A4745152BC9F

[Signature Page to SPA] James Birkhead DocuSign Envelope ID: A69329DC-1E88-4299-BCC8-C6DAA07B8805

[Signature Page to SPA] James Gara DocuSign Envelope ID: D904A29D-977A-4C66-84E4-D45C706EDE8A

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[Signature Page to SPA] Michael P. Egan DocuSign Envelope ID: E3B128D1-A45A-4759-8D05-7E7959A877D7

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